    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2002.


                                                     REGISTRATION NO. 333-84454

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               -----------------


                                AMENDMENT NO. 1


                                      TO

                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                           BAXTER INTERNATIONAL INC.
            (Exact name of Registrant as specified in its charter)

         DELAWARE                    2834                   36-0781620
      (State or Other          (Primary Standard
      Jurisdiction of             Industrial
     Incorporation or         Classification Code        (I.R.S. Employer
       Organization)                Number)             Identification No.)

                               -----------------

                           BAXTER INTERNATIONAL INC.
                              ONE BAXTER PARKWAY
                           DEERFIELD, ILLINOIS 60015
                                (847) 948-2000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               -----------------

                                JAN STERN REED
               CORPORATE SECRETARY AND ASSOCIATE GENERAL COUNSEL
                           BAXTER INTERNATIONAL INC.
                              ONE BAXTER PARKWAY
                           DEERFIELD, ILLINOIS 60015
                                (847) 948-2212
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                               -----------------

                                  Copies to:

               James J. Lawless, Jr.,      David Saul, Esquire
                       Esquire          Michael S. Dorf, Esquire
                       Dechert          George F. Parker, Esquire
              4000 Bell Atlantic Tower  Wilson Sonsini Goodrich &
                  1717 Arch Street               Rosati
               Philadelphia, PA 19103   Professional Corporation
                                               One Market
                                           Spear Street Tower
                                               Suite 3300
                                         San Francisco, CA 94105

                               -----------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after consummation of the merger described herein.

      If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________







                               -----------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

[LOGO] FUSION/TM/
FUSION MEDICAL TECHNOLOGIES, INC.
we stop bleeding

                                 April 4, 2002


Dear Fusion Stockholders:

      I am writing to you today about our proposed merger with a subsidiary of Baxter International Inc. Your board of directors believes that the access to Baxter's strategic, financial and technical resources offered by the merger will accelerate the growth of Fusion's business and maximize stockholder value.


      If the merger is completed, each share of Fusion common stock will be converted into a fraction of a share of Baxter common stock equal to $10.00, subject to adjustments described in the accompanying document, divided by the average closing price of one share of Baxter common stock for the ten consecutive trading days ending on and including the third trading day prior to the special meeting of Fusion stockholders. Baxter and Fusion intend to issue a joint press release announcing the exchange ratio's then-current value after the close of business on the third trading day prior to the special meeting of Fusion stockholders. Baxter common stock is traded on The New York Stock Exchange under the trading symbol "BAX", and closed at $57.90 per share on April 2, 2002. We encourage you to obtain more recent quotations. The merger is described more fully in the accompanying document.



      You will be asked to vote upon the merger agreement and the transactions described in the merger agreement at a special meeting of Fusion stockholders to be held on May 3, 2002 at 9:00 a.m., local time, at Fusion's headquarters located at 34175 Ardenwood Boulevard, Fremont, CA 94555. To complete the merger, the holders of a majority of the outstanding shares of Fusion common stock must adopt and approve the merger agreement and the transactions described in the merger agreement. Only stockholders who held shares of Fusion common stock at the close of business on March 28, 2002 will be entitled to vote at the special meeting.


      We are very excited by the opportunities we envision for the combined company. YOUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AND HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT IS ADVISABLE, AND THAT THE MERGER AGREEMENT AND THE TRANSACTIONS DESCRIBED IN THE MERGER AGREEMENT ARE FAIR TO AND IN THE BEST INTERESTS OF FUSION STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS DESCRIBED IN THE MERGER AGREEMENT.

      The accompanying document provides detailed information about Baxter, Fusion and the merger. Please give all of this information your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 15 OF THE ACCOMPANYING DOCUMENT.


      You may obtain additional information about Fusion and Baxter without charge by following the instructions in the section entitled "Where You Can Find More Information" beginning on page 56 of the accompanying document.


      YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. To vote your shares, you may use the enclosed proxy card or attend the special meeting of stockholders described in the accompanying document. To adopt and approve the merger agreement and the transactions described in the merger agreement, you MUST vote "FOR" the proposal by following the instructions stated on the enclosed proxy card. If you do not vote at all, it will, in effect, count as a vote against the merger agreement and the merger. We urge you to vote FOR this proposal, a necessary step in the combination of Fusion and Baxter.

                                          Sincerely,

                                          /s/ Philip M. Sawyer
                                          Philip M. Sawyer
                                          President, Chief Executive Officer
                                            and Director

  PLEASE DO NOT SEND YOUR STOCK CERTIFICATE(S) AT THIS TIME. IF THE MERGER IS
              COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING
                  THE SURRENDER OF YOUR STOCK CERTIFICATE(S).

                       FUSION MEDICAL TECHNOLOGIES, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 3, 2002


Dear Stockholder:


      Notice is hereby given that a special meeting of Fusion stockholders will be held at 9:00 a.m., local time, on May 3, 2002 at Fusion's headquarters located at 34175 Ardenwood Boulevard, Fremont, CA 94555 for the following purposes:


      1. To consider and vote upon a proposal to adopt and approve the merger agreement by and among Baxter International Inc., HB2002 Corporation, a wholly owned subsidiary of Baxter, and Fusion and the transactions described in the merger agreement. If the merger is completed:

      .      Fusion will become a wholly owned subsidiary of Baxter; and

      . each outstanding share of Fusion common stock will be converted into a fraction of a share of Baxter common stock equal to $10.00, subject to adjustments described in the accompanying document, divided by the average closing price of one share of Baxter common stock for the ten consecutive trading days ending on and including the third trading day prior to the special meeting of Fusion stockholders; and

      2. To transact such other business that may properly come before the special meeting and any adjournment or postponement of the special meeting, including, if submitted to a vote of the stockholders, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies.

      YOUR BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AND HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT IS ADVISABLE, AND THAT THE TERMS OF THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF FUSION STOCKHOLDERS. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER AGREEMENT AND THE TRANSACTIONS DESCRIBED IN THE MERGER AGREEMENT.

      We describe the merger agreement and the merger more fully in the accompanying document, which we urge you to read.


      Only Fusion stockholders of record at the close of business on March 28, 2002 are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.


      YOUR VOTE IS IMPORTANT. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING DOCUMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. YOU MAY VOTE IN PERSON AT THE SPECIAL MEETING EVEN IF YOU HAVE RETURNED A PROXY CARD.

                                          By Order of the Board of Directors

                                          /s/ Philip M. Sawyer
                                          Philip M. Sawyer
                                          President, Chief Executive Officer
                                            and Director

Fremont, California

April 4, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


[LOGO] Baxter

                           BAXTER INTERNATIONAL INC.

                                  PROSPECTUS

                    COMMON STOCK, PAR VALUE $1.00 PER SHARE


[LOGO] FUSION/TM/
FUSION MEDICAL TECHNOLOGIES, INC.
we stop bleeding

                       FUSION MEDICAL TECHNOLOGIES, INC.

                                PROXY STATEMENT

    FOR A SPECIAL MEETING OF FUSION STOCKHOLDERS TO BE HELD ON MAY 3, 2002





      This document relates to the proposed acquisition of Fusion Medical Technologies, Inc., a Delaware corporation, by Baxter International Inc., a Delaware corporation, under an Agreement and Plan of Merger and Reorganization, dated as of February 26, 2002, by and among Baxter, HB2002 Corporation, a Delaware corporation and wholly-owned subsidiary of Baxter, and Fusion. This document is being furnished to Fusion stockholders in connection with the solicitation of proxies by Fusion's board of directors for the special meeting of Fusion stockholders to be held on May 3, 2002 and any adjournment or postponement of this special meeting.


      In the merger, each share of Fusion common stock will be converted into a fraction of a share of Baxter common stock equal to $10.00, subject to adjustments described below, divided by the average closing price of one share of Baxter common stock for the ten consecutive trading days ending on and including the third trading day prior to the special meeting of Fusion stockholders.

      At the Fusion special meeting, Fusion stockholders will vote on proposals:

      . To adopt and approve the Agreement and Plan of Merger and Reorganization, dated as of February 26, 2002, by and among Baxter, HB2002 Corporation and Fusion and the transactions described in the merger agreement; and

      . To transact such other business as may properly come before the special meeting or any adjournment thereof, including, if submitted to a vote of the stockholders, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies.


      This document also constitutes the prospectus of Baxter with respect to the issuance of Baxter common stock in connection with the merger. Baxter common stock is traded on the New York Stock Exchange under the trading symbol "BAX". On April 2, 2002, the closing price of Baxter common stock was $57.90 per share. We encourage you to obtain more recent quotations.



      This document and the accompanying form of proxy are first being mailed to Fusion stockholders on or about April 5, 2002.


      All information in this document relating to Baxter has been furnished by Baxter, and all information in this document relating to Fusion has been furnished by Fusion.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SEE "RISK FACTORS" BEGINNING ON PAGE 15 BELOW FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY FUSION STOCKHOLDERS WITH RESPECT TO THE PROPOSED MERGER.

                 The date of this document is [______], 2002.

                      REFERENCE TO ADDITIONAL INFORMATION

      This document incorporates important business and financial information about Baxter and Fusion from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Baxter or Fusion, as the case may be, at the following addresses and telephone numbers:

Baxter International Inc.               Fusion Medical Technologies, Inc.
Investor Relations                      Investor Relations
One Baxter Parkway                      34175 Ardenwood Boulevard
Deerfield, IL 60015                     Fremont, CA 94555
(847) 948-4551                          (510) 818-4600


      If you would like to request documents, please do so by April 26, 2002 in order to receive them before the special meeting.


      In addition, see "Where You Can Find More Information" beginning on page 57 below.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................  3

SUMMARY...........................................................................................  6

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BAXTER
 INTERNATIONAL INC................................................................................ 13

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FUSION
 MEDICAL TECHNOLOGIES, INC........................................................................ 14

RISK FACTORS...................................................................................... 15

THE SPECIAL MEETING OF FUSION STOCKHOLDERS........................................................ 18
      Purpose of the Special Meeting.............................................................. 18
      Date, Time and Place of the Special Meeting................................................. 18
      Record Date; Voting Rights and Outstanding Shares........................................... 18
      Solicitation of Proxies; Expenses........................................................... 18
      Quorum; Vote Required....................................................................... 18
      Effect of Abstentions and Broker Non-votes.................................................. 18
      Voting and Revocability of Proxies.......................................................... 19
      Stock Ownership by Management............................................................... 19
      Voting Agreements........................................................................... 19

THE MERGER........................................................................................ 20
      Background of the Merger.................................................................... 20
      Recommendation of Fusion's Board of Directors............................................... 23
      Fusion's Reasons for the Merger............................................................. 23
      Opinion of Fusion's Financial Advisor....................................................... 26
      Interests of Directors and Officers of Fusion in the Merger................................. 31
      Restrictions on Sale of Shares by Affiliates of Baxter and Fusion........................... 32
      Baxter's Reasons for the Merger............................................................. 32
      Material U.S. Federal Income Tax Consequences............................................... 33
      Regulatory Filings and Approvals Required to Complete the Merger............................ 35
      Accounting Treatment of the Merger.......................................................... 35
      Appraisal Rights............................................................................ 35
      Listing on the New York Stock Exchange of Baxter Common Stock to be Issued in the Merger.... 35
      Delisting and Deregistration of Fusion Common Stock After the Merger........................ 35

THE MERGER AGREEMENT AND RELATED AGREEMENTS....................................................... 36
      Effective Time of the Merger................................................................ 36
      Conversion of Shares........................................................................ 36
      Treatment of Fusion Stock Options, Stock Purchase Plan and Warrants......................... 37
      Exchange of Certificates Representing Shares................................................ 38
      Dividends................................................................................... 38
      No Fractional Shares........................................................................ 38
      Unclaimed Amounts........................................................................... 38
      Lost Certificates........................................................................... 39
      Interim Financing........................................................................... 39
      Representations and Warranties.............................................................. 40
      Ordinary Course Conduct..................................................................... 40

      New York Stock Exchange Listing........................................  42
      No Solicitation........................................................  42
      Directors' and Officers' Indemnification and Insurance.................  43
      Employee Benefits......................................................  44
      Consents and Approvals.................................................  44
      Conditions to the Merger...............................................  44
      Termination, Amendment and Waiver......................................  45
      Fees and Expenses......................................................  46
      Voting Agreements and Proxies..........................................  47

COMPARISON OF STOCKHOLDERS' RIGHTS...........................................  48
      General................................................................  48
      Classes of Common Stock of Baxter and Fusion...........................  48
      Classified Board of Directors..........................................  48
      Number of Directors....................................................  48
      Removal of Directors...................................................  48
      Filling Vacancies on the Board of Directors............................  49
      Ability to Call Special Meetings.......................................  49
      Advance Notice Provisions for Stockholder Proposals and Nominations....  49
      Amendment of Certificates of Incorporation.............................  51
      Amendment of Bylaws....................................................  51
      Rights Plans...........................................................  52
      Indemnification of Directors and Officers..............................  53

FUSION MEDICAL TECHNOLOGIES, INC.--SECURITY OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND MANAGEMENT............................................  54

STOCKHOLDER PROPOSALS........................................................  55

LEGAL MATTERS................................................................  55

EXPERTS......................................................................  55

FORWARD-LOOKING STATEMENTS...................................................  55

WHERE YOU CAN FIND MORE INFORMATION..........................................  56

INCORPORATION OF DOCUMENTS BY REFERENCE......................................  58

Annex A--Agreement and Plan of Merger and Reorganization..................... A-1
Annex B--Form of Voting Agreement............................................ B-1
Annex C--Opinion of J.P. Morgan Securities Inc............................... C-1

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    WHY IS FUSION PROPOSING THE MERGER?

A: The decision of Fusion's board of directors to recommend the merger is based upon a number of potential benefits of the merger that Fusion's board of directors believes will contribute to the success of the combined company compared to Fusion continuing to operate as an independent business. Fusion's board of directors believes that the merger is fair to, and in the best interests of, Fusion stockholders. In reaching its decision, Fusion's board of directors considered a variety of factors, including the opinion of J.P. Morgan Securities Inc., its financial advisor.

Q:    WHAT WILL I RECEIVE IN THE MERGER?


A: If the transaction is completed, for each share of Fusion common stock you hold, you will be entitled to receive a fraction of a share of Baxter common stock equal to $10.00, subject to adjustments described in the following paragraph, divided by the average closing price of one share of Baxter common stock for the ten consecutive trading days ending on and including the third trading day prior to the special meeting of Fusion stockholders. This fraction is referred to as the exchange ratio. Baxter and Fusion intend to issue a joint press release announcing the exchange ratio's then-current value after the close of business on the third trading day prior to the special meeting of Fusion stockholders.


      The exchange ratio may be adjusted in the event of certain inaccuracies in Fusion's representation in the merger agreement regarding its capitalization, or in the event that Fusion borrows money under new loan arrangements before the merger closes. These adjustments, if any, could result in Fusion stockholders receiving fewer shares of Baxter common stock. Assuming no such adjustments occur, the following table shows the number of Baxter shares that you would receive in the merger based upon various average market prices of Baxter common stock if you owned 100 Fusion common shares. The values shown are purely hypothetical, and the actual average market price and the corresponding number of shares of Baxter common stock that you will receive in the merger may be more or less than the range of shares shown in the table.

         AVERAGE MARKET PRICE OF    NUMBER OF BAXTER COMMON SHARES
           BAXTER COMMON STOCK   RECEIVED PER 100 FUSION COMMON SHARES
           -------------------   -------------------------------------
                 $65.00                           15
                 $60.00                           16
                 $55.00                           18
                 $50.00                           20
                 $45.00                           22
                 $40.00                           25
                 $35.00                           28


      On April 2, 2002, the closing sale price per share of Baxter common stock on the New York Stock Exchange was $57.90. We encourage you to obtain more recent quotations.



      You will not receive fractional shares of Baxter common stock. Instead, you will receive cash, without interest, for any fractional share of Baxter common stock you might otherwise have been entitled to receive based upon the market price of Baxter common stock. The table above does not reflect the amount of cash you will receive, if any, for any fractional share you might otherwise have been entitled to receive.

Q:    WHAT WILL HAPPEN TO FUSION OPTIONS?

A: Until the closing of the merger, all vested Fusion options will continue to be exercisable in accordance with their terms. The merger agreement provides that unvested Fusion stock options will become exercisable for a period of time prior to the closing of the merger. Notice of this exercise period will be sent to each option holder. The exercise of unvested options will be contingent on the merger taking place, and the actual exercise of each unvested option will not occur until immediately prior to the closing of the merger. Fusion will adopt certain procedures that will allow for the conversion of Fusion options into Fusion common stock without the payment of cash by the option holder, which procedures will be described in the notice to be sent to option holders. All Fusion options, whether or not vested, will terminate upon the closing of the merger if not earlier exercised.

Q:    WHAT WILL HAPPEN TO FUSION'S EMPLOYEE STOCK PURCHASE PLAN?

A: The present offering and purchase periods under the Employee Stock Purchase Plan will terminate on or prior to the closing date of the merger, at which time each participant's election to purchase Fusion common stock will be automatically exercised. Effective February 26, 2002, participation levels in the Employee Stock Purchase Plan were frozen at existing levels and no new plan participants may be accepted.

Q:    WHAT WILL HAPPEN TO FUSION WARRANTS?

A: Warrants to purchase Fusion common stock outstanding immediately before the completion of the merger will become exercisable solely for Baxter common stock. The number of shares of Baxter common stock which may be purchased under each Fusion warrant will be equal to the number of Fusion shares that were purchasable prior to the merger multiplied by the exchange ratio. The exercise price per share will be the pre-merger exercise price divided by the exchange ratio, rounded up to the nearest whole cent.

Q:    SHOULD I SEND IN MY FUSION SHARE CERTIFICATES NOW?

A: No. After we complete the transaction, Baxter will send instructions to you explaining how to exchange your Fusion share certificates for the appropriate number of shares of Baxter common stock.

Q:    WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger in the second quarter of 2002. Because the merger is subject to various conditions, however, we cannot predict its exact date of completion.

Q:    WILL THE MERGER BE TAXABLE TO ME?

A: The merger is intended and expected to constitute, or to be part of a series of transactions that together constitute, a "reorganization" for U.S. federal income tax purposes. If the merger constitutes or is part of a series of transactions that together constitute a reorganization, Fusion stockholders generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their Fusion shares for shares of Baxter common stock in the merger, except for any gain recognized in connection with any cash received for a fractional Baxter share.

      You should read "The Merger--Material U.S. Federal Income Tax Consequences" beginning on page 33 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.

Q: DOES FUSION'S BOARD OF DIRECTORS RECOMMEND THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS DESCRIBED IN THE MERGER AGREEMENT?

A: Yes. The board of directors of Fusion unanimously recommends the adoption and approval of the merger agreement and the transactions described in the merger agreement.

Q: WHAT VOTE OF FUSION STOCKHOLDERS IS REQUIRED TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS DESCRIBED IN THE MERGER AGREEMENT?

A: For Fusion to complete the merger, Fusion stockholders holding at least a majority of the outstanding shares of Fusion common stock must vote to adopt and approve the merger agreement and the transactions described in the merger agreement. If you do not vote your Fusion shares, the effect will be a vote against the merger.

Q:    HOW DO I VOTE?

A: Following your review of this document, mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares are represented at the special meeting. You also may attend the meeting in person instead of submitting a proxy.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not instruct your broker how to vote your shares, your shares will be counted present at the special meeting for purposes of determining whether a quorum is present, but will not be voted, which will have the effect of voting against the merger.

Q:    CAN I CHANGE MY VOTE AFTER MAILING MY PROXY?

A: Yes. You may change your vote by delivering a signed notice of revocation or a later-dated, signed proxy card to Fusion's Corporate Secretary at Fusion's executive offices up to the last business day before the special meeting, or to the chairman of the special meeting on the day of the special meeting. You also may change your vote by attending the special meeting and voting in person.

Q:    WHAT HAPPENS IF I DO NOT INDICATE HOW TO VOTE MY PROXY?

A: If you do not include instructions on how to vote your properly executed and delivered proxy card, your shares will be voted FOR the adoption and approval of the merger agreement and the transactions described in the merger agreement.

Q:    WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

A: Not returning your proxy card will have the same effect as voting against the adoption and approval of the merger agreement and the transactions described in the merger agreement.

Q:    AM I ENTITLED TO APPRAISAL RIGHTS?

A: No. Under applicable law, you are not entitled to appraisal rights in connection with the merger.

Q: ARE THERE ANY RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE MERGER?

A: Yes. We have set out under the heading "Risk Factors" beginning on page 15 of this document a number of risk factors that you should consider.

Q:    WHO CAN I CALL WITH QUESTIONS?

A: If you have any questions about the transaction, please call Fusion Medical Technologies, Inc. Investor Relations at (510) 818-4610 or write to Fusion Medical Technologies, Inc. Investor Relations, 34175 Ardenwood Boulevard, Fremont, CA 94555.

                                    SUMMARY

      The following summary highlights selected information from this document and may not contain all of the information that is important to you. You should carefully read this entire document, including the annexes, and the other documents we refer to for a more complete understanding of the merger. In addition, Baxter and Fusion incorporate by reference into this document important business and financial information about Baxter and Fusion. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled "Where You Can Find More Information" beginning on page 57 of this document. References in this document to "Fusion" mean Fusion Medical Technologies, Inc., a Delaware corporation, and its subsidiaries. References in this document to "Baxter" mean Baxter International Inc., a Delaware corporation, and its subsidiaries. When we refer to "we", "us" or "our", we mean Baxter International Inc. and its subsidiaries. When we refer to the "combined company", we mean Baxter and Fusion following completion of the merger.

THE COMPANIES

      BAXTER INTERNATIONAL INC.
      One Baxter Parkway
      Deerfield, Illinois 60015
      (847) 948-2000

      Baxter engages in the worldwide development, manufacture and distribution of a diversified line of products, systems and services used primarily in the health care field. We manufacture products in 28 countries and sell them in over 100 countries. Health care is concerned with the preservation of health and with the diagnosis, cure, mitigation and treatment of disease and body defects and deficiencies. Our products are used by hospitals, clinical and medical research laboratories, blood and blood dialysis centers, rehabilitation centers, nursing homes, doctors' offices and by patients, at home, under physician supervision.

      We operate as a global leader in critical therapies for life-threatening conditions. Our continuing operations are comprised of three segments:

      . Medication Delivery, which provides a range of intravenous solutions and specialty products that are used in combination for fluid replenishment, nutrition therapy, pain management, antibiotic therapy and chemotherapy;

      . BioScience, which develops biopharmaceuticals, biosurgery products, vaccines and blood collection, processing and storage products and technologies; and

      . Renal, which develops products and provides services to treat end-stage kidney disease.

Our three businesses enjoy leading positions in the medical products and services fields.

      FUSION MEDICAL TECHNOLOGIES, INC.
      34175 Ardenwood Boulevard
      Fremont, California 94555
      (510) 818-4600

      Fusion develops, manufactures and markets proprietary surgical hemostatic sealant products. Hemostatic products are used to stop bleeding during surgical procedures. Bleeding must be controlled to ensure surgical wounds are effectively closed and to avoid serious or possibly life-threatening complications, including blood loss, tissue damage, infection and excessive scarring.

      Fusion's current commercial product is FloSeal(R) Metrix Hemostatic Sealant. FloSeal combines a collagen-derived gelatin with thrombin, a potent clotting agent. Fusion believes the innovative physical structure of FloSeal provides performance advantages over existing surgical hemostatic products. Fusion's advantages include:

      .      fast and effective bleeding control;

      .      easy on-site preparation;

      .      ease of use;

      .      total absorption of FloSeal by the body within six to eight weeks;
             and

      . shortening of time to stop bleeding, potentially resulting in cost savings to hospitals and doctors.

THE SPECIAL MEETING OF FUSION STOCKHOLDERS (SEE PAGE 18)


      Date, time and place. The special meeting will be held on May 3, 2002 at 9:00 a.m., local time, at Fusion's headquarters located at 34175 Ardenwood Boulevard, Fremont, CA 94555.


      Matters to be considered at the special meeting. At the special meeting and any adjournment or postponement of the special meeting, Fusion stockholders will be asked to adopt and approve the merger agreement and the transactions described in the merger agreement and to transact such other business as may be properly brought before the special meeting.


      Record date. Fusion's board of directors has fixed the close of business on March 28, 2002 as the record date for determination of Fusion stockholders entitled to notice of, and to vote at, the special meeting. As of the record date, there were 14,386,894 shares of Fusion common stock outstanding.


      Voting and revocability of proxies. Fusion stockholders should complete, date and sign the accompanying proxy card and promptly return it in the pre-addressed accompanying envelope. Brokers holding shares in "street name" may vote the shares only if the stockholder provides instructions on how to vote. Brokers will provide stockholders with directions on how to instruct the broker to vote the shares. All properly executed proxies that Fusion receives prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly executed proxy returned to Fusion, the underlying shares will be voted FOR the merger.

      If any other matters are properly presented for consideration at the special meeting, or any adjournments or postponements of the special meeting, the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their judgment. Fusion's board of directors currently does not intend to bring any other business before the special meeting.

      A stockholder may revoke its proxy at any time prior to use by delivering to the corporate secretary of Fusion a signed notice of revocation or a later-dated, signed proxy. In addition, a stockholder may revoke its proxy by delivering to the chairman of the special meeting, on the day of the special meeting, a signed notice of revocation or a later-dated, signed proxy. A stockholder also may revoke such stockholder's proxy by attending the special meeting and voting in person. Attendance at the special meeting does not in itself constitute the revocation of a proxy.

      Vote required. The adoption and approval of the merger agreement and the transactions described in the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Fusion common stock.


      As of the record date, Fusion's officers and directors and their affiliates held approximately 22.9% of the shares eligible to vote at the special meeting.


      Voting Agreements. All of Fusion's executive officers (other than one officer who has given notice of his intention to terminate his employment) and directors as of the date of the merger agreement and their affiliates, who hold an aggregate of approximately 23.2% of Fusion's outstanding common stock as of the date of the merger agreement, have entered into voting agreements pursuant to which each of these stockholders has agreed to vote in favor of the adoption and approval of the merger agreement, the transactions described in the merger agreement and certain other matters. In addition, under the voting agreements, each of these stockholders has granted Baxter proxies to vote such stockholders' shares of Fusion common stock with respect to the adoption and approval of the merger agreement, the transactions described in the merger agreement and certain other matters. The full text of the form of voting agreement is included in this document as Annex B.


      Solicitation of proxies and expenses. Fusion has retained the services of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from Fusion stockholders. Fusion expects to pay Georgeson approximately $10,000, plus reasonable out-of-pocket costs and expenses, for these services. In addition to solicitation by mail, the directors, officers and employees of Fusion may solicit proxies from Fusion's stockholders by telephone, internet, facsimile, other electronic means or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.



THE MERGER (SEE PAGE 20)

      Structure of the Merger. This document relates to the proposed acquisition of Fusion by Baxter pursuant to an Agreement and Plan of Merger and Reorganization, dated as of February 26, 2002, by and among Baxter, HB2002 Corporation, a wholly-owned subsidiary of Baxter, and Fusion. If the merger is completed, HB2002 will be merged with and into Fusion, as a result of which the separate corporate existence of HB2002 shall cease and Fusion shall continue as a wholly-owned subsidiary of Baxter.


      Consideration. At the closing of the merger, Fusion stockholders will receive, for each share of Fusion common stock they hold, the right to receive a fraction of a share of Baxter common stock equal to $10.00, subject to adjustments described below, divided by the average closing price of one share of Baxter common stock for the ten consecutive trading days ending on and including the third trading day prior to the special meeting of Fusion stockholders. This fraction is referred to as the exchange ratio. The exchange ratio may be adjusted in the event of certain inaccuracies in Fusion's representation in the merger agreement regarding its capitalization, or in the event that Fusion borrows money under new loan arrangements before the merger closes. These adjustments, if any, may result in Fusion stockholders receiving fewer Baxter shares than they otherwise would. Fusion stockholders will receive a cash payment in lieu of any fractional shares of Baxter common stock to which they would otherwise be entitled. Baxter and Fusion intend to issue a joint press release announcing the exchange ratio's then-current value after the close of business on the third trading day prior to the special meeting of Fusion stockholders.



      Based on the number of fully-diluted shares of Fusion common stock on March 28, 2002 and assuming, for purposes of calculating the exchange ratio, that the ten consecutive trading day average closing price of Baxter's common stock is equal to its April 2, 2002 closing price, and that no adjustments are made to the $10.00 per share price of Fusion common stock, Baxter would issue approximately 3,080,473 shares in the merger, representing approximately .513% of Baxter's outstanding common shares on March 28, 2002.


      Options. Until the closing of the merger, all vested Fusion options will continue to be exercisable in accordance with their terms. The merger agreement provides that unvested Fusion stock options will become exercisable for a period of time prior to the closing of the merger. Notice of this exercise period will be sent to each option holder. The exercise of unvested options will be contingent on the merger taking place, and the actual exercise of each unvested option will not occur until immediately prior to the closing of the merger. Fusion will adopt certain procedures that will allow for the conversion of Fusion options into Fusion common stock without the payment of cash by the option holder, which procedures will be described in the notice to be sent to option holders. All Fusion options, whether or not vested, will terminate upon the closing of the merger if not earlier exercised.

      Employee Stock Purchase Plan. Upon the earlier to occur of:

      . May 31, 2002 (the last day of the current offering and purchase period under Fusion's Employee Stock Purchase Plan); and

      . the last day of a regular payroll period of Fusion ending prior to the closing of the merger,

all offering and purchase periods in progress under Fusion's Employee Stock Purchase Plan will terminate and each participant's election to purchase Fusion stock will be automatically exercised. Effective as of the date of the merger agreement:

      .      no new offering or purchase periods may commence;

      . existing participation levels in the Employee Stock Purchase Plan have been frozen; and

      .      Fusion is prohibited from accepting new participants.

      Warrants. Upon the closing of the merger, Baxter will assume each outstanding warrant to purchase Fusion common stock in accordance with each warrant's terms. From and after the closing of the merger, warrants to purchase Fusion common stock will be exercisable solely for Baxter common stock. The number of Baxter shares subject to each warrant will equal the number of shares of Fusion common stock for which the warrant was exercisable prior to the closing of the merger multiplied by the exchange ratio, rounded down to the nearest whole share. Cash will be paid for any fractional shares. The exercise price of each warrant will equal the exercise price immediately prior to the closing of the merger divided by the exchange ratio, rounded up to the nearest whole cent. All restrictions on the exercise of any warrant immediately prior to the closing will continue in full force and effect and, except as described above, the term, exercisability and other provisions of each warrant will remain unchanged.


      Interim Financing. Baxter and Fusion intend, subject to the approval of Fusion's existing lender, to enter into an agreement pursuant to which Baxter will make available to Fusion a loan equal to the lesser of:


      .      $1,500,000; and

      . the difference between $1,500,000 and the amount of any new financing that Fusion obtains from its existing lender.

      As discussed under "The Merger Agreement and Related
Agreements--Conversion of Shares" beginning on page 36 below, if Fusion borrows money under new loan arrangements, it will impact the exchange ratio and have the effect of reducing the consideration that would otherwise be payable to Fusion stockholders.

      Closing. Baxter and Fusion intend to close the merger as soon as practicable after the adoption and approval of the merger by Fusion's stockholders and after all other conditions to the merger have been satisfied or waived. At present, Baxter and Fusion anticipate that the closing will occur promptly following the special meeting of Fusion stockholders.

      Recommendation of Fusion's Board of Directors. Fusion's board of directors has unanimously determined that the merger agreement is advisable, and that the terms of the merger agreement and the transactions described in the merger agreement are fair to, and in the best interests of, Fusion stockholders. Fusion's board of directors unanimously recommends that Fusion stockholders adopt and approve the merger agreement and the transactions described in the merger agreement.

      Opinion of Fusion's Financial Advisor. Fusion requested that J.P. Morgan Securities Inc. evaluate the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of Fusion common stock. On February 26, 2002, JPMorgan delivered its oral opinion, subsequently confirmed in writing, to Fusion's board of directors to the effect that, as of such date and based upon and subject to certain matters stated in its opinion, the exchange ratio in the merger was fair, from a financial point of view, to the holders of Fusion common stock.

      The full text of the JPMorgan fairness opinion, which sets forth the assumptions made, factors considered and limitations upon the review undertaken by JPMorgan in rendering its opinion, is included in this document as Annex C. Fusion stockholders are urged to read this opinion in its entirety. JPMorgan's written opinion was addressed to Fusion's board of directors, was directed only to the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of Fusion common stock and does not constitute a recommendation to any Fusion stockholder as to how such stockholder should vote on the merger or any other matter.

      Approval by Baxter. Baxter, as the sole stockholder of HB2002 Corporation, and the boards of directors of Baxter and HB2002 have approved the merger agreement and the transactions described in the merger agreement. No other corporate approvals are required for Baxter to consummate the merger.

      Termination of the Merger Agreement. Fusion and Baxter each have the right to terminate the merger agreement under certain circumstances. In certain cases, termination of the merger agreement will require payment of a termination fee by Fusion to Baxter.

A COPY OF THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS DOCUMENT. YOU ARE
                STRONGLY ENCOURAGED TO READ IT IN ITS ENTIRETY.

INTERESTS OF DIRECTORS AND OFFICERS OF FUSION IN THE MERGER (SEE PAGE 31)

      In considering the recommendations of Fusion's board of directors, you should be aware that certain directors of, and members of management of, Fusion may have interests in the merger that differ from, or are in addition to, those of Fusion stockholders generally, which may influence their decision to support or recommend the merger. Fusion's board of directors knew about these interests and considered them in approving the merger agreement and the transactions described in the merger agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 33)

      The merger is intended and expected to constitute, or to be part of a series of transactions that together constitute, a "reorganization" for U.S. federal income tax purposes. If the merger constitutes, or is part of a series of transactions that together constitute, a reorganization, Fusion stockholders generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their Fusion shares for shares of Baxter common stock in the merger, except for any gain recognized in connection with any cash received for a fractional Baxter share.

      Baxter and Fusion will not be required to complete the merger unless they receive legal opinions from their respective tax counsel to the effect that the merger will constitute, or be a part of a series of transactions that together constitute, a reorganization for United States federal income tax purposes.

      You should read "The Merger--Material U.S. Federal Income Tax Consequences" beginning on page 33 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.

ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 35)

      Baxter will account for the merger using the purchase method of accounting, as defined by Statement of Financial Accounting Standards No. 141, "Business Combinations". Accordingly, the aggregate purchase price will be allocated to the net assets acquired based on estimates of their fair values at the date of the acquisition. The excess of the purchase price over the fair values of the tangible assets and identifiable intangible assets acquired and liabilities assumed will be allocated to goodwill.

APPRAISAL RIGHTS

      Neither Baxter nor Fusion stockholders will have appraisal rights with respect to the merger.

THE EXCHANGE AGENT

      EquiServe Trust Company, N.A. will act as the Exchange Agent in connection with the merger.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER (SEE PAGE 35)

      The merger is subject to discretionary review by the Antitrust Division of the United States Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. At any time before or after the completion of the merger, either the Antitrust Division or the FTC could take any action under U.S. antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Baxter or Fusion. Private parties and state attorneys general also may bring actions under U.S. antitrust laws depending on the circumstances. The completion of the merger also is subject to the continued effectiveness of the registration statement of which this document is a part, and compliance with applicable laws of Delaware.

LISTING ON THE NEW YORK STOCK EXCHANGE OF BAXTER COMMON STOCK TO BE ISSUED IN THE MERGER (SEE PAGE 35)

      It is a condition to the closing of the merger that the shares of Baxter common stock issuable in connection with the merger be listed on the New York Stock Exchange prior to the closing of the merger.

COMPARATIVE PER SHARE DATA

      The following summary presents selected comparative unaudited per share data for Baxter and Fusion on a historical and equivalent per share basis. The information listed below should be read in conjunction with the historical financial data and statements of each of Fusion and Baxter, which are incorporated herein by reference.

      The per share data set forth below are presented for comparative purposes only and are not necessarily indicative of the future combined financial position, the results of operations or the actual results or combined financial position of Fusion and Baxter that would have been achieved had the merger been completed as of the date or at the beginning of the period indicated. Pro forma amounts have been omitted because the effects of the merger on Baxter's earnings from continuing operations and book value are not significant.


                                                           YEAR ENDED
     FUSION                                             DECEMBER 31, 2001
     ------                                            --------------
     Per Share Amounts:
         Loss from continuing operations                     ($1.02)
         Cash dividends                                       -/(1)/
         Book value                                           $0.70

                                                           YEAR ENDED
                                                        DECEMBER 31, 2001
                                                       --------------
     BAXTER                                                     FUSION
     ------                                            BAXTER   COMMON
                                                       COMMON   STOCK
                                                       STOCK  EQUIVALENT
                                                       ------ ----------
     Per Share Amounts:
         Basic earnings from continuing operations     $1.04    $0.18/(2)/
         Diluted earnings from continuing operations   $1.00    $0.17/(2)/
         Cash dividends                                $0.582   $0.10/(2)/
         Book value                                    $6.27    $1.08/(2)/


-------------------------
(1)   Fusion has never paid cash dividends on shares of its common stock.

(2) Baxter amounts multiplied by the implied exchange ratio of 0.172, calculated by dividing $10.00, the price per share of Fusion common stock set forth in the merger agreement, by $58.11, the average closing price per share of Baxter common stock for the ten consecutive trading days ending on March 28, 2002.

RECENT CLOSING PRICES


      The following table sets forth the per share closing prices of Baxter common stock ("BAX"), as reported on the New York Stock Exchange, and of Fusion common stock ("FSON"), as reported on the Nasdaq National Market, on (i) February 26, 2002, the last trading day preceding public announcement of the merger, and (ii) April 2, 2002, the last trading day prior to the date of printing of this document.



                                             BAXTER       FUSION
            CLOSING PRICE AT:             COMMON STOCK COMMON STOCK
            -----------------             ------------ ------------
            February 26, 2002............    $54.50       $8.30
            April 2, 2002................    $57.90       $9.74


      Because the market price of Baxter common stock fluctuates, the number of shares of Baxter common stock that Fusion stockholders will receive in the merger may increase or decrease prior to the merger. Fusion stockholders are urged to obtain current market quotations for Baxter common stock and Fusion common stock. We cannot assure you as to the future prices or markets for Baxter common stock or Fusion common stock.

DIVIDEND POLICY

      Baxter. Baxter has an annual dividend payout schedule. For the year ended December 31, 2001, Baxter paid a dividend of $0.582 per share.

      Fusion. Fusion has never paid dividends on shares of Fusion common stock.

RISK FACTORS

      In evaluating the merger and transactions contemplated in connection with the merger, you should consider the risks discussed under the heading "Risk Factors" beginning on page 15.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BAXTER INTERNATIONAL INC.

      The following selected historical consolidated financial data should be read in conjunction with Baxter's consolidated financial statements and related notes which are incorporated by reference in this document. The consolidated income statement information for each of the three years ended December 31, 2001, 2000 and 1999 and the consolidated balance sheet data as of December 31, 2001 and 2000, are derived from the consolidated financial statements of Baxter which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are incorporated by reference in this document.

                                                               AS OF OR FOR THE YEAR ENDED
                                                          -------------------------------------
                                                          2001/1/ 2000/2,3/  1999  1998/4/ 1997/5/
                                                          ------- --------  ------ ------  ------
                                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
OPERATIONS
    Net sales............................................ $ 7,663  $6,896   $6,380 $5,706  $5,259
    Income from continuing operations before cumulative
      effect of accounting change........................     664     738      779    275     371
    Depreciation and amortization........................     441     405      372    344     318
    Research and development expenses/6/.................     427     379      332    323     339
COMMON SHARE INFORMATION/7/
    Average number of common shares outstanding/8/.......     590     585      579    567     555
    Income from continuing operations before cumulative
      effect of accounting change per share:
        Basic............................................ $  1.13  $ 1.26   $ 1.34 $ 0.49  $ 0.67
        Diluted..........................................    1.09    1.24     1.32   0.48    0.66
    Cash dividends declared per common share.............   0.582   0.582    0.582  0.582   0.569
CAPITAL EMPLOYED
    Capital expenditures................................. $   787  $  648   $  631 $  556  $  454
    Total assets.........................................  10,343   8,733    9,644  9,873   8,511
    Long-term debt and lease obligations.................   2,486   1,726    2,601  3,096   2,635

--------
/1/ Income from continuing operations includes charges for in-process research and development and acquisition-related costs of $280 million and costs relating to Baxter's A, AF and AX series dialyzers of $189 million.
/2/ Certain balance sheet and other data are affected by the spin-off of Edwards Lifesciences Corporation in 2000.
/3/ Income from continuing operations includes a charge for in-process research and development and acquisition-related costs of $286 million.
/4/ Income from continuing operations includes charges for in-process research and development, net litigation, and exit and other reorganization costs of $116 million, $178 million and $122 million, respectively.
/5/ Income from continuing operations includes a charge for in-process research and development of $220 million.
/6/     Excludes charges for in-process research and development, as noted
        above.
/7/ All share and per share data have been restated for Baxter's two-for-one stock split, which was effective May 30, 2001.
/8/     Excludes common stock equivalents.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FUSION MEDICAL TECHNOLOGIES,
                                     INC.

      The following selected historical consolidated financial data should be read in conjunction with Fusion's consolidated financial statements and related notes which are incorporated by reference in this document. The consolidated income statement information for each of the three years ended December 31, 2001, 2000 and 1999 and the consolidated balance sheet data as of December 31, 2001 and 2000, are derived from the consolidated financial statements of Fusion, which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are incorporated by reference in this document.

                                                                    YEAR ENDED DECEMBER 31
                                                    -----------------------------------------------------
                                                      2001       2000       1999       1998       1997
                                                    ---------  ---------  ---------  ---------  ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Net sales                                            $ 12,494   $  4,949   $    254   $      -   $    153
Cost of sales and manufacturing start-up costs          8,595      5,235        731          -        968
                                                    ---------  ---------  ---------  ---------  ---------
    Gross profit (loss)                                 3,899       (286)      (477)         -       (815)
                                                    ---------  ---------  ---------  ---------  ---------
Operating expenses:
    Research and development                            5,987      6,013      5,095      6,145      5,647
    Sales and marketing                                 7,987      5,244      1,441        614      2,421
    General and administrative                          3,769      3,007      1,799      1,470      2,053
                                                    ---------  ---------  ---------  ---------  ---------
        Total operating expenses                       17,743     14,264      8,335      8,229     10,121
                                                    ---------  ---------  ---------  ---------  ---------
Loss from operations                                  (13,844)   (14,550)    (8,812)    (8,229)   (10,936)
Interest income, net                                      173        836        487        542        984
                                                    ---------  ---------  ---------  ---------  ---------
Net loss                                            ($ 13,671) ($ 13,714) ($  8,325) ($  7,687) ($  9,952)
                                                    =========  =========  =========  =========  =========
Basic and diluted net loss per share                 $  (1.02)  $  (1.28)  $  (0.96)  $  (1.08)  $  (1.41)
                                                    =========  =========  =========  =========  =========
Shares used in computing basic and diluted net loss
  per share                                            13,355     10,728      8,707      7,145      7,070
                                                    =========  =========  =========  =========  =========
BALANCE SHEET DATA:
Cash, cash equivalents and available-for-sale
  securities                                         $  3,557   $  8,157   $ 12,978   $  7,164   $ 14,459
Working capital                                         3,661      8,261     11,550      6,242     11,850
Total assets                                           14,535     17,709     16,216      8,088     15,540
Long term debt, including current portion                 752      1,031        204        321         43
Accumulated deficit                                   (64,942)   (51,271)   (37,557)   (29,232)   (21,545)
Total stockholder's equity                              9,874     14,821     14,786      6,827     14,224

                                 RISK FACTORS

      By voting in favor of the merger, Fusion stockholders will be choosing to invest in Baxter common stock. In addition to the other information contained in or incorporated by reference into this document, you should carefully consider the following risk factors in deciding whether to vote for the merger. If any of the following risks actually occur, the business and prospects of Fusion or Baxter may be seriously harmed. In such case, the trading price of Baxter common stock may decline, and you may lose all or part of your investment.

THE MARKET VALUE OF BAXTER COMMON STOCK ON THE DAY THE MERGER IS COMPLETED MAY VARY FROM THE AVERAGE CLOSING PRICE OF BAXTER COMMON STOCK USED TO CALCULATE THE CONSIDERATION TO BE RECEIVED BY FUSION STOCKHOLDERS IN THE MERGER.

      Under the merger agreement, each share of Fusion common stock will be exchanged for a fraction of a share of Baxter common stock equal to $10.00, subject to adjustments described in the next risk factor, divided by the average closing price of one share of Baxter common stock for the ten consecutive trading days ending on and including the third trading day prior to the special meeting of Fusion stockholders. This means that if the market price of Baxter common stock increases between the signing of the merger agreement and the date that the exchange ratio is determined, Fusion stockholders will receive fewer shares of Baxter common stock upon completion of the merger than they would have received if the exchange ratio had been fixed prior to the increases in Baxter's common stock price, and the value of the consideration receivable by Fusion stockholders will not increase. Once the exchange ratio for shares of Baxter common stock is determined, it will be a fixed value that will not be adjusted for any increase or decrease in the market price of Baxter common stock and the value of the Baxter common stock to be received by Fusion stockholders in the merger will fluctuate with changes in the Baxter common stock price. The market value of Baxter common stock on the day the merger is completed may vary from the average closing price of Baxter common stock used to calculate the merger consideration. The merger may not be completed immediately following the special meeting of Fusion stockholders, if at all, if all regulatory approvals have not yet been obtained or if other closing conditions have not been satisfied or waived. As a result, the market value of the shares of Baxter common stock you receive in the merger may be more or less than the value attributed to your Fusion shares in calculating the merger consideration.

THE AGREED UPON PRICE PER SHARE OF FUSION COMMON STOCK OF $10.00 IS SUBJECT TO CHANGE IN CERTAIN INSTANCES.

      The $10.00 price per share of Fusion common stock agreed upon by Baxter and Fusion is based upon the capitalization of Fusion described in the merger agreement. In the event that the actual capitalization differs from the capitalization described in the merger agreement, the price per share of Fusion common stock may be adjusted upwards or downwards, which could result in your receiving fewer shares of Baxter common stock in the merger. Additionally, if Fusion borrows money under new loan arrangements between the date of the merger agreement and the closing date, the price per share of Fusion common stock will be reduced, which will result in Fusion stockholders receiving fewer shares of Baxter common stock in the merger. The mechanics of these adjustments are described in greater detail under the heading "The Merger Agreement and Related Agreements--Conversion of Shares" beginning on page 36 below.

THE PRICE OF BAXTER COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF FUSION COMMON STOCK.

      Upon completion of the merger, holders of Fusion common stock will be entitled to receive Baxter common stock. Baxter's business differs from that of Fusion, and Baxter's results of operations, as well as the price of Baxter common stock, may be affected by factors different from those affecting Fusion's results of operations and the price of Fusion common stock. For a discussion of Baxter's and Fusion's businesses, see Baxter's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and Fusion's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, each of which are incorporated by reference in this document.

FUSION'S OFFICERS AND DIRECTORS HAVE INTERESTS THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE MERGER.

      In addition to owning Fusion common stock and options to purchase Fusion common stock, the directors and officers of Fusion have interests in the merger that are different from, or in addition to, yours which may influence their decision to support or recommend the merger, including the following:

      . Under the terms of their employment, certain officers of Fusion are entitled to separation benefits if their employment with Fusion is terminated for any reason other than cause;

      . Fusion has executed indemnification agreements with certain officers and directors;

      . Baxter has agreed not to amend the indemnity provisions in Fusion's restated certificate of incorporation or bylaws covering present and former Fusion officers and directors against liabilities arising out of such persons' services as officers or directors. Baxter has agreed to maintain officers' and directors' liability insurance to cover any such liabilities for six years following the closing of the merger, provided that Baxter is not required to pay more than 175% of the annual premium of Fusion's current officers' and directors' liability policy; and

      . All unvested Fusion options, including those held by Fusion's officers and directors, will become exercisable in connection with the merger.

BAXTER AND FUSION MAY NOT REALIZE ALL OF THE ANTICIPATED BENEFITS OF THE MERGER.

      The success of the merger will depend, in part, on the ability of Baxter to realize certain anticipated synergies and growth opportunities from integrating the business of Fusion with the businesses of Baxter. We cannot assure you that this integration will result in the realization of the full anticipated benefits of the synergies and growth opportunities or that these benefits will be achieved within the anticipated time frame or at all.

FUSION PURCHASES KEY RAW MATERIALS FROM SINGLE SUPPLIERS WITH WHOM FUSION DOES NOT HAVE LONG TERM SUPPLY ARRANGEMENTS; THE MERGER COULD DISRUPT THE SUPPLY OF THESE KEY RAW MATERIALS, WHICH COULD LEAD TO DELAY IN OR SUSPENSION OF FUSION'S MANUFACTURE OF FLOSEAL.

      Fusion currently purchases essential elements of FloSeal and sterilization services from single suppliers. Fusion purchases bovine hides from Spear Products and thrombin from King Pharmaceuticals, Inc. Fusion does not have long-term supply arrangements with these suppliers. We cannot assure you that these suppliers will not cancel or alter their arrangements with Fusion because of the merger. If any of these suppliers increases the prices it charges Fusion, Fusion's financial results may be adversely affected. In the event that raw materials from any of Fusion's current single-source suppliers become unavailable for any reason, Fusion will be required to identify alternative suppliers and if Fusion is unable to identify alternative suppliers, then Fusion may have to alter or suspend its manufacturing activities. Identifying and utilizing additional or replacement suppliers for any of the components in FloSeal may not be accomplished quickly, if at all, and could involve significant additional costs. In addition, regulatory approval of any new supplier of a critical component would be required if that component was no longer available from the currently specified supplier and use of components from new or replacement suppliers may require new product regulatory submissions to the United States Food and Drug Administration. The regulatory approval of a new product, a new product component or the qualification of a new supplier could delay Fusion's sales and marketing of FloSeal. Fusion's failure to obtain any of the components used to manufacture FloSeal from alternative suppliers or any delay in the regulatory approval of a new product or a new supplier could suspend the manufacture of FloSeal and would harm Fusion's business.

FAILURE TO ADOPT AND APPROVE OR COMPLETE THE MERGER COULD NEGATIVELY IMPACT FUSION'S COMMON STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS.

      If the merger is not completed for any reason, Fusion may be subject to a number of material risks, including the following:

      . Fusion may be unable to obtain financing, on acceptable terms or at all, sufficient to fund continuing operations;

      . In certain circumstances, Fusion may be required to pay Baxter a termination fee of $5,000,000;

      . The price of Fusion's shares may decline to the extent that the current market price of Fusion shares reflects a market assumption that the merger will be completed;

      . The costs related to the merger, such as legal, accounting and financial advisor fees, must be paid even if the merger is not completed;

      . Fusion's stock price may decline because of uncertainty regarding Fusion's ability to grow and gain market share as a stand-alone company, rather than as a part of a larger entity;

      . The diversion of Fusion's management's attention from Fusion's day-to-day business may make retaining its market position difficult; and


      . Fusion will have to repay Baxter for any money Fusion borrows from Baxter, and Fusion may not have sufficient funds to satisfy this obligation.


      In addition, current and prospective Fusion employees may experience uncertainty about their future roles with Baxter until Baxter's strategies with regard to Fusion are announced or executed. This may adversely affect Fusion's ability to attract and retain key management, sales, marketing and technical personnel. In addition, the announcement of the merger may adversely affect Fusion's relationships with customers, distributors, suppliers and other persons having business dealings with Fusion and may result in delays, reductions or cancellations of customer orders. Impairment of these relationships could reduce Fusion's revenues or increase its expenses, either of which could harm Fusion's financial condition and operating results.

      Further, if the merger is terminated and Fusion's board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a party willing to pay an equivalent or more attractive price than the price to be paid in the merger. In addition, while the merger agreement is in effect, Fusion is prohibited, subject to certain exceptions, from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Baxter.


      In addition to the risks discussed above, Baxter and Fusion are subject to their own specific risks, including risks relating to their respective businesses, strategies, markets and legal and regulatory environments. For a discussion of these risks, please see each of Baxter's and Fusion's reports filed under the Exchange Act and incorporated by reference into this document and the section entitled "Forward-Looking Statements" beginning on page 55 below.

                  THE SPECIAL MEETING OF FUSION STOCKHOLDERS

PURPOSE OF THE SPECIAL MEETING

      The purpose of the special meeting of Fusion stockholders is to consider and vote upon the adoption and approval of the merger agreement and the transactions described in the merger agreement. If the merger is completed, Fusion will become a wholly-owned subsidiary of Baxter. Fusion's stockholders also will consider and vote upon such other matters, if any, as may be properly brought before the special meeting, including any motion submitted to a vote of the stockholders to adjourn or postpone the special meeting to another time and place for the purpose of soliciting additional proxies.

      The board of directors of Fusion has unanimously approved the merger agreement and unanimously recommends that you vote FOR the merger agreement and the transactions described in the merger agreement. Certain members of the board of directors of Fusion may be deemed to have interests in the merger that are different from, or in addition to, those of other Fusion stockholders, which may influence their decision to support or recommend the merger. See "The Merger--Interests of Directors and Officers of Fusion in the Merger" beginning on page 31 below.

DATE, TIME AND PLACE OF THE SPECIAL MEETING


      The special meeting of Fusion stockholders will be held on May 3, 2002 at 9:00 a.m., local time, at Fusion's headquarters located at 34175 Ardenwood Boulevard, Fremont, CA 94555.


RECORD DATE; VOTING RIGHTS AND OUTSTANDING SHARES


      Only holders of record of Fusion common stock at the close of business on March 28, 2002, the record date, will be entitled to notice of, and to vote at, the special meeting. On that date, there were 96 stockholders of record holding an aggregate of 14,386,894 shares of Fusion common stock. Each holder of record of shares of Fusion common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the special meeting.


SOLICITATION OF PROXIES; EXPENSES


      The cost of the solicitation of proxies from holders of shares of Fusion common stock and all related costs will be borne by Fusion. Fusion has retained the services of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from Fusion stockholders. Fusion expects to pay Georgeson approximately $10,000, plus reasonable out-of-pocket costs and expenses, for these services.



      In addition, Fusion may reimburse brokerage firms and other persons representing beneficial owners of Fusion common stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Fusion. No additional compensation will be paid to directors, officers or other regular employees for such services.


QUORUM; VOTE REQUIRED

      The presence, in person or by properly executed proxy, of the holders of a majority of the issued and outstanding shares of Fusion common stock at the special meeting is necessary to constitute a quorum. The adoption and approval of the merger agreement and the transactions described in the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Fusion common stock. The votes cast at the special meeting will be tabulated by an inspector of elections appointed by Fusion's board of directors.

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

      If an executed proxy is returned and the stockholder has specifically abstained from voting on the merger agreement and the merger, the shares represented by such proxy will be considered present at the special meeting for purposes of determining a quorum and will be counted as votes against the adoption and approval of the merger agreement. Brokerage firms who hold shares in street name for customers will not have the authority to vote shares of Fusion's common stock with respect to the merger if they have not received instructions from the beneficial owners of such shares. If a broker fails to vote shares of Fusion's common stock because the broker has not received instructions from the beneficial owner (a "broker non-vote"), such shares will be considered present at the special meeting for purposes of determining a quorum and will be counted as votes against the adoption and approval of the merger agreement.

VOTING AND REVOCABILITY OF PROXIES

      All shares of Fusion's common stock that are represented at the special meeting, either in person or by properly executed proxies received prior to or at the special meeting and not duly and timely revoked, will be voted at the special meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted FOR the adoption and approval of the merger. Shares represented at the special meeting by proxies FOR the merger agreement will be voted FOR any motion to adjourn or postpone the special meeting to permit further solicitation of proxies.

      If any other matters are properly presented for consideration at the special meeting, or any adjournments or postponements of the special meeting, the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their judgment.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

      . duly executing and delivering a written notice of revocation to Fusion's Corporate Secretary up to the last business day before the special meeting, or to the chairman of the special meeting on the day of the special meeting;

      . duly executing a later-dated proxy relating to the same shares and delivering it to Fusion's Corporate Secretary up to the last business day before the special meeting, or to the chairman of the special meeting on the day of the special meeting; or

      . attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute revocation of a proxy).

      Any written notice of revocation or subsequent proxy delivered to Fusion's Corporate Secretary should be sent so as to be delivered to Fusion at Fusion Medical Technologies, Inc., 34175 Ardenwood Boulevard, Fremont, CA 94555, Attention Corporate Secretary, at or before the taking of the vote at the special meeting.

      Fusion's stockholders should not send any certificates representing shares of Fusion's common stock with the enclosed proxy card. If the merger is consummated, a letter of transmittal will be mailed to each person who was a holder of outstanding shares of Fusion's common stock immediately prior to the consummation of the merger. Fusion's stockholders should send certificates representing shares of Fusion's common stock to the exchange agent only after they receive, and in accordance with the instructions contained in, the letter of transmittal.

STOCK OWNERSHIP BY MANAGEMENT


      Fusion's directors and executive officers and their respective affiliates beneficially owned, as of the record date, an aggregate of 4,701,518 shares of Fusion common stock, representing beneficial ownership of approximately 29.8% of Fusion common stock on a fully diluted basis on such date.


VOTING AGREEMENTS

      All of Fusion's executive officers (other than one officer who has given notice of his intention to terminate his employment) and directors as of the date of the merger agreement and their affiliates, who hold an aggregate of approximately 23.2% of Fusion's outstanding common stock as of the date of the merger agreement, have entered into voting agreements pursuant to which each of these stockholders has agreed to vote in favor of the adoption and approval of the merger agreement, the transactions described in the merger agreement and certain other matters. In addition, under the voting agreements, each of these stockholders has granted Baxter proxies to vote such stockholder's shares of Fusion common stock with respect to the adoption and approval of the merger agreement, the transactions described in the merger agreement and certain other matters. The full text of the form of voting agreement is included in this document as Annex B.

                                  THE MERGER

      This section of the document describes the proposed merger. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document, including the annexes, and the other documents we refer to for a more complete understanding of the merger.

BACKGROUND OF THE MERGER

      From time to time, Fusion has participated in discussions with other companies about possible joint venture partnership, distribution, supply and development arrangements, as well as other strategic transactions.

      On January 3, 2001, Cary Reich, Ph.D., the Vice President of the Research & Development Group of Fusion, telephoned Thomas Glanzman, the President of Baxter's BioScience division, to express Fusion's interest in discussing the use of Baxter's human thrombin as a second source raw material for the manufacture of FloSeal.

      On January 5, 2001, Lee Blumenfeld, M.D., the Director of Business Development of Baxter BioScience, called Dr. Reich to follow up on Dr. Reich's call to Mr. Glanzman.

      On March 6, 2001, Fusion and Baxter entered into a non-disclosure agreement providing for Baxter's disclosure of certain confidential information to Fusion.

      On March 15, 2001, Dr. Reich met with Dr. Blumenfeld, Howard Kelly, then the U.S. Vice President Sales & Marketing of Baxter BioSurgery, Arlene Vidor, the Vice President, U.S. Regulatory of Baxter BioScience, and Ray Leonard, the Manager of Global Strategic Planning of Baxter BioSurgery in Deerfield, Illinois to discuss the potential use of Baxter's human thrombin as a second source raw material for the manufacture of FloSeal. During these discussions the parties also discussed the possibility of Baxter BioScience serving as a distributor of FloSeal in one or more markets.

      On April 27, 2001, Fusion and Baxter entered into a second non-disclosure agreement pursuant to which they agreed to exchange confidential information regarding their respective businesses.

      On May 15, 2001, representatives of Baxter met with representatives of Fusion management at Fusion's offices in Glendale, California to review background historical information on Fusion's strategy, products and financial and operational performance.

      On May 15, 2001, Dr. Reich met with Greg Bosch, the Vice
President/General Manager of Baxter's BioSurgery business unit, Dr. Blumenfeld and Reiner Spaethe, M.D., the Vice President of Research and Development Clinical/Medical Affairs, Baxter BioSurgery, in Deerfield, Illinois to discuss a possible thrombin supply arrangement between Fusion and Baxter.

      On May 16, 2001, the companies exchanged products for laboratory testing.

      On June 19, 2001, Mr. Bosch, Dr. Blumenfeld, Philip Sawyer, the President and CEO of Fusion, Larry Strauss, the Vice President of Finance and Chief Financial Officer of Fusion, and Dr. Reich met at Fusion's offices in Fremont, California to continue discussions regarding the potential use of Baxter's human thrombin in FloSeal. At this meeting, representatives of Baxter introduced the concept of pursuing a number of strategic alternatives, including a possible business combination transaction with Fusion.

      On June 21, 2001, Mr. Strauss telephoned a representative of Group Outcome LLC, a financial advisor with which Fusion had previously worked, and discussed Fusion's conversations with Baxter. The parties discussed the possibility of Fusion's retaining Group Outcome to advise it in a possible business combination transaction with Baxter.

      On July 18, 2001, Drs. Reich and Blumenfeld and Messrs. Sawyer, Strauss and Bosch met in San Francisco, California and continued the discussions of a possible business combination transaction.

      On August 17, 2001, Dr. Reich met in Glendale, California with Ms. Vidor and Allison Mueller, Project Manager Regulatory Affairs, Baxter BioScience, to discuss a regulatory and clinical approach for a human thrombin product.

      On August 27, 2001, Messrs. Sawyer and Strauss and a representative of Group Outcome participated in a conference call with Mr. Bosch and Dr. Blumenfeld to discuss the process for proceeding with a possible business combination transaction, including possible terms of such a transaction.

      On September 6, 2001, Messrs. Strauss and Sawyer, Dr. Reich and a representative of Group Outcome met in Glendale, California, with Mr. Bosch, Dr. Blumenfeld and Ms. Vidor and discussed regulatory issues pertaining to Fusion's products and continued discussions regarding a possible business combination transaction.

      Between late September and October 2001, representatives of Fusion and Baxter, including Messrs. Bosch, Sawyer and Strauss and Drs. Reich and Blumenfeld, continued discussions regarding a possible business combination transaction.

      In October 2001, Fusion decided to contact third parties to determine their level of interest in pursuing a possible strategic transaction with Fusion. From late October 2001 through January 14, 2002, several discussions took place among representatives of Fusion, a representative of Group Outcome and several third parties. A representative of Group Outcome initiated conversations with four other potential transaction partners, and Fusion entered into non-disclosure agreements with two of these companies. However, neither of these companies proposed a bid comparable to that being discussed with Baxter.

      On November 9, 2001, Fusion and Group Outcome executed an engagement letter under which Group Outcome would provide financial advisory services in connection with a possible business combination transaction.

      On November 16, 2001, Group Outcome provided Baxter with guidelines for submitting a bid to enter into a business combination transaction with Fusion.

      On November 28, 2001, Baxter transmitted to Fusion, care of Group Outcome, a preliminary, non-binding indication of interest for a business combination transaction with Fusion, along with a due diligence request list.

      On November 29, 2001, Mr. Bosch and a representative of Group Outcome discussed Baxter's preliminary, non-binding indication of interest.

      On November 30, 2001, Fusion's board of directors held a meeting to discuss the results of Fusion's discussions with potential transaction partners and concluded that a possible business combination transaction with Baxter was the best alternative. Fusion's board of directors authorized management to continue discussions with Baxter.

      Also on November 30, 2001, Group Outcome transmitted to Baxter Fusion's proposed form of merger agreement prepared by Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside legal counsel to Fusion.

      On December 7, 2001, Baxter returned to Fusion a revised draft of the merger agreement.

      On December 10, 2001, Baxter requested that Fusion enter into an exclusivity agreement and transmitted the proposed agreement to Fusion.

      On December 11-12, 2001, representatives from Baxter conducted a due diligence review of Fusion at the offices of Wilson Sonsini Goodrich & Rosati in Palo Alto, California. Due diligence efforts continued through the signing of the merger agreement, and included meetings between representatives of Baxter and Fusion management in Palo Alto and Fremont, California.

      On December 14, 2001, Fusion's board of directors held a regularly scheduled meeting, which included discussions with respect to the potential business combination transaction with Baxter.

      On January 11, 2002, Fusion's board of directors held a meeting to consider Baxter's request for exclusivity and to consider the likelihood of an alternative offer resulting from Fusion's discussions with potential partners. After this discussion, Fusion's board of directors authorized Fusion's management to enter into a three-week exclusivity agreement with Baxter. During the exclusivity period, Fusion agreed not to negotiate with, solicit interest from or provide information to any party other than Baxter with respect to a possible business combination involving Fusion.

      On January 14, 2002, Fusion and Baxter signed an agreement under which Fusion would negotiate exclusively with Baxter for a period expiring February 11, 2002. Also on January 14, 2002, Baxter and Fusion signed an amendment to the April 27, 2001 mutual non-disclosure agreement to extend it to the discussions involving the possible business combination transaction between Fusion and Baxter.

      From January 14, 2002 through February 5, 2002, negotiations on the terms of the merger agreement and related agreements continued among Baxter, Fusion and their respective legal counsel and financial advisors.

      On February 5, 2002, a representative of Group Outcome received an oral inquiry from a third party regarding the third party's interest in a potential business combination with Fusion. As required by the exclusivity agreement, Fusion notified Baxter of the receipt of this proposal.

      On February 8, 2002, Baxter notified Fusion that if Fusion did not extend the exclusivity agreement upon its expiration on February 11, 2002, Baxter would discontinue its discussions with Fusion regarding a potential business combination transaction.

      On February 8 and 11, 2002, Fusion's board of directors held telephonic meetings to discuss the oral inquiry received from the third party and whether to renew the exclusivity agreement with Baxter. At these meetings, Fusion's board of directors considered the relatively advanced stage of the discussions with Baxter, the extent of the due diligence conducted by Baxter, the likelihood of entering into a definitive acquisition agreement with Baxter on acceptable terms and Baxter's history of successfully completing acquisition transactions, and also considered the preliminary nature of the inquiry received from the third party. After deliberations, Fusion's board of directors determined that if Baxter were able to tell Fusion that Baxter's executive management team would recommend taking the business combination transaction with Fusion to Baxter's board of directors for approval, Fusion would extend the exclusivity agreement through February 26, 2002 and would not respond to the inquiry received from the third party.

      On February 11, 2002, Baxter notified Fusion that its executive management team had recommended taking the transaction to Baxter's board of directors for approval, and Fusion executed an extension to the exclusivity agreement through February 26, 2002.

      Between February 11 and February 26, 2002, Baxter and Fusion and their respective legal counsel negotiated the terms of the merger agreement and related agreements by teleconference. These negotiations covered all aspects of the transaction, including the representations and warranties to be made by the parties, the restrictions on the conduct of Fusion's business, the conditions to the completion of the proposed merger, the provisions regarding termination, including Fusion's right to terminate the merger agreement to accept a superior proposal under certain circumstances, the details of the non-solicitation provisions, the amount, triggers and payment of the termination fees, the possibility and terms of Baxter providing interim financing to Fusion, the treatment of options under the merger agreement and the terms of a voting agreement.

      On February 18, 2002, Fusion retained J.P. Morgan Securities Inc. to serve as a financial advisor and, if necessary, deliver its opinion as to the fairness of the transaction to Fusion's board of directors.

      On February 25, 2002, Fusion's board of directors held a special telephonic meeting at which Mr. Sawyer and representatives of Wilson Sonsini Goodrich & Rosati and Group Outcome reviewed the status of the negotiations and discussions with Baxter and its representatives. In addition, representatives of Wilson Sonsini Goodrich & Rosati reviewed with Fusion's board of directors the main legal principles applicable to the proposed merger (including Fusion's board of directors' fiduciary duties and authority in considering the merger). Representatives of Wilson Sonsini Goodrich & Rosati also reviewed in detail the principle terms of the proposed merger agreement and voting agreement and summarized the remaining open issues and deal points. JPMorgan delivered a presentation regarding the pricing terms of the proposed transaction and informed the board of directors that it would be in a position to deliver a fairness opinion when requested by the board of directors. Fusion's board of directors reviewed and discussed the principal issues in the proposed transaction, including the proposed exchange ratio, closing conditions, termination rights, termination fees, financing arrangements and the voting agreements.

      On February 26, 2002, Fusion's board of directors held a special telephonic meeting to review the revised drafts of the merger agreement and related agreements. Representatives of Group Outcome, JPMorgan and Wilson Sonsini Goodrich & Rosati also participated. Representatives of Wilson Sonsini Goodrich & Rosati reviewed the outcome of further negotiations and responded to questions by Fusion's board of directors. JPMorgan reviewed the financial terms of the proposed transaction and delivered its oral opinion, subsequently confirmed in writing, to Fusion's board of directors that, based upon and subject to various considerations, as of February 26, 2002, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of Fusion common stock. For a more detailed discussion of JPMorgan's analysis and opinion, you should review the section entitled "The Merger--Opinion of Fusion's Financial Advisor" beginning on page 26 below and the text of JPMorgan's opinion attached to this document as Annex C. After further deliberation, Fusion's board of directors, by the unanimous vote of all directors present and voting at the meeting:

      . determined that the merger agreement and the transactions contemplated thereby, including the merger, are consistent with and in furtherance of the long-term business strategy of Fusion and are advisable and are fair to and in the best interest of Fusion stockholders,

      . approved the merger agreement and the transactions described in the merger agreement, including the merger and the voting agreement,

      . resolved to call a special meeting of Fusion stockholders to adopt and approve the merger agreement and to approve the merger;

      . resolved to recommend that Fusion stockholders vote in favor of the adoption and approval of the merger agreement and approval of the merger; and

      . authorized Mr. Sawyer and Mr. Strauss to execute, on behalf of Fusion, the merger agreement and such other documents that certain of Fusion's officers find necessary or advisable in their sole discretion, together with any changes, deletions, additions and alterations that such officers approve consistent with the resolutions of Fusion's board of directors.

      On February 26, 2002, at a regularly scheduled meeting, Baxter's board of directors reviewed the significant terms of the proposed merger and authorized Baxter's management to proceed with the execution of a definitive agreement.

      On the evening of February 26, 2002, Fusion and Baxter entered into the merger agreement. Also on February 26, 2002, all of Fusion's executive officers (other than one officer who has given notice of his intention to terminate his employment) and directors as of the date of the merger agreement and their affiliates entered into voting agreements with Baxter, pursuant to which they agreed to vote their Fusion shares in favor of the adoption and approval of the merger agreement and approval of the merger.

      After the parties signed the merger agreement, Fusion and Baxter issued a joint press release on the morning of February 27, 2002 announcing the transaction.

RECOMMENDATION OF FUSION'S BOARD OF DIRECTORS

      After careful consideration of the terms and conditions of the merger, Fusion's board of directors has unanimously determined that the merger agreement is advisable, and that the terms of the merger agreement and the transactions described in the merger agreement are fair to, and in the best interests of, Fusion and its stockholders, and unanimously recommends that Fusion stockholders adopt and approve the merger agreement and the transactions described in the merger agreement.

FUSION'S REASONS FOR THE MERGER

      The decision of Fusion's board of directors to recommend the merger is based upon a number of potential benefits of the merger that Fusion's board of directors believes will contribute to the success of the combined company compared to Fusion continuing to operate as an independent business, including the following:

      . the judgment of Fusion's board of directors that the two companies have significantly complementary strengths and products;

      .      the potential that Baxter's:

            .      larger market capitalization;

            .      broad suite of products and services,

            . manufacturing, distribution and marketing and sales capabilities, and

            .      historical revenue growth,

             will provide Fusion's products with additional resources to grow and gain market share more rapidly than Fusion could grow these products as an independent company in the rapidly evolving medical device industry characterized by the entrance of an increasing number of large, well capitalized and well known competitors;

      . the judgment of Fusion's board of directors that the medical device industry has experienced consolidation as participants have sought to broaden product lines, gain market share, increase market penetration and effectively sell products to hospitals and managed care organizations, which favors companies offering large and cost-effective product portfolios over companies with more limited product offerings;

      . that the exchange ratio was at a significant premium over the price of Fusion common stock prevailing in the market during various time periods, and the further opportunity for Fusion stockholders to participate in the future growth in value of the combined company as stockholders of Baxter following the merger;

      . the fixed value of the exchange ratio and the resulting benefit that the value of the consideration to be received by Fusion stockholders will not be reduced due to a decrease in the value of Baxter's common stock prior to the date the exchange ratio is determined;

      . the greater liquidity afforded Fusion stockholders upon exchange of their shares of Fusion common stock for shares of Baxter common stock, whose shares trade at significantly higher dollar and share volumes than shares of Fusion common stock; and

      . the merger is expected to qualify as a tax-free reorganization for U.S. federal income tax purposes.

      In identifying these benefits and evaluating the merger, Fusion's board of directors reviewed a number of factors and sources of information, including the following:

      . the terms of the merger agreement and related agreements, by themselves and in comparison to the terms of other transactions, and the intensive negotiations between Baxter and Fusion, including their negotiations relating to the details of the conditions to the parties' obligations to complete the merger, the details of the restrictions on Fusion's ability to pursue alternative transactions and the scope of Fusion's ability to avoid these restrictions to comply with the fiduciary obligations of its board of directors, including Fusion's right to terminate the merger agreement under certain circumstances to accept a superior proposal, the parties' other termination rights, the termination fee that Fusion may be required to pay Baxter in certain circumstances, and the voting agreements;

      . the current and historical information concerning Fusion and Baxter and their respective businesses, financial performance, condition, operations, technology, management and industry position, and information and evaluations regarding the two companies' strengths, weaknesses and prospects, both before and after giving effect to the merger;

      . the oral and written presentations of Fusion's financial advisor, JPMorgan, and JPMorgan's opinion (which is attached to this document as Annex C) to the effect that, based upon and subject to various considerations, as of February 26, 2002, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to holders of Fusion common stock;

      . the current financial market conditions and historical market prices, volatility and trading information for Fusion common stock and Baxter common stock, and various factors that might affect the market value of Fusion common stock in the future;

      . the premium represented by the exchange ratio and the premiums paid in other recent transactions that could be viewed as comparable, and the negotiations between Fusion and Baxter relating to the exchange ratio; and

      . the alternatives available to Fusion and the history of contacts by Fusion and Group Outcome, one of Fusion's financial advisors, with other parties concerning their possible interest in a business combination or other strategic transaction with Fusion.

      Fusion's board of directors also identified and considered a number of risks and uncertainties in its deliberations concerning the merger, including the following:

      . the risk that the potential benefits sought in the merger may not be fully realized, if at all;

      . the possibility that the merger may not be consummated and the potential negative effect of the public announcement of the merger on Fusion's relationships with customers, distributors, suppliers, and other persons having business dealings with Fusion; possible delays, reductions, or cancellations of customer orders; and the reduction in revenues or increased expenses that will be caused by the impairment of these relationships;

      . the risk that despite the efforts of the combined company, key technical, marketing and management personnel might not choose to remain employed by the combined company;

      . the risk of market confusion and hesitation and potential delay or reduction in orders of Fusion products;

      . the fact that pursuant to the merger agreement, Fusion is required to obtain Baxter's consent before it can take a variety of actions between the signing and the closing of the merger;

      . the difficulty of integrating the businesses of Fusion and Baxter's BioScience unit, and the possible adverse effect that could result from the need to focus significant time and effort on completing the merger and integrating the businesses;

      . the fact that the exchange ratio will fluctuate based on the market value of Baxter common stock, and that if the market price of the Baxter common stock increases between the signing of the merger agreement and the date that the exchange ratio is determined, Fusion stockholders will receive fewer shares of Baxter common stock upon completion of the merger than they would have received if the exchange ratio had been fixed prior to the increases in Baxter's common stock price, and the value of the consideration receivable by Fusion stockholders will not increase; and

      . various other risks described under the section entitled "Risk Factors" beginning on page 15 of this document.

      Fusion's board of directors concluded, however, that many of these risks could be managed or mitigated by Fusion or by the combined company or were unlikely to have a material impact on the merger or the combined company, and that, overall, the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger.

      The foregoing discussion of information and factors considered and given weight by Fusion's board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, Fusion's board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations.

      FOR THE REASONS DISCUSSED ABOVE, FUSION'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS DESCRIBED IN THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER AGREEMENT IS ADVISABLE, AND THAT THE TERMS OF THE MERGER AGREEMENT AND TRANSACTIONS DESCRIBED IN THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, FUSION STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT FUSION STOCKHOLDERS VOTE TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS DESCRIBED IN THE MERGER AGREEMENT.

OPINION OF FUSION'S FINANCIAL ADVISOR

      J.P. Morgan Securities, Inc. acted as Fusion's financial advisor in connection with the merger. Fusion requested JPMorgan, in its role as a financial advisor, to evaluate the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of Fusion common stock. On February 26, 2002, JPMorgan delivered its oral opinion, subsequently confirmed in writing, to Fusion's board of directors to the effect that, as of such date and based upon and subject to certain matters stated therein, the exchange ratio in the merger was fair, from a financial point of view, to the holders of Fusion common stock.

      The full text of the JPMorgan fairness opinion, which sets forth the assumptions made, factors considered and limitations upon the review undertaken by JPMorgan in rendering its opinion, is included in this document as Annex C. JPMorgan's written opinion was addressed to Fusion's board of directors, was directed only to the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of Fusion common stock and does not constitute a recommendation to any Fusion stockholder as to how such stockholder should vote on the merger or any other matter. The following summary of the material provisions of the JPMorgan fairness opinion is qualified by reference to the opinion. Fusion stockholders are urged to read this opinion in its entirety.

      In arriving at its opinion, JPMorgan, among other things:

      . reviewed the drafts dated February 26, 2002 of the merger agreement and the form of voting agreement;

      . reviewed certain publicly available business and financial information concerning Fusion and Baxter and the industries in which they operate;

      . compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

      . compared the financial and operating performance of Fusion and Baxter with publicly available information concerning certain other companies JPMorgan deemed relevant;

      . reviewed the current and historical market prices of Fusion common stock and Baxter common stock and certain publicly traded securities of such other companies;

      . reviewed certain internal financial analyses and forecasts prepared by the management of Fusion relating to its businesses; and

      . performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

      In rendering its opinion, JPMorgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by Fusion and Baxter or otherwise reviewed by it, and JPMorgan did not assume any responsibility or liability therefor. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor were any valuations or appraisals provided to it. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Fusion to which such analyses or forecasts relate. In addition, JPMorgan assumed that the merger will qualify as a tax-free reorganization for United States federal income tax purposes, and that the merger and the other transactions described in the merger agreement will be completed as described in the merger agreement without waiver or modification of any material terms thereof. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the completion of the merger will be obtained without any adverse effect on Fusion or Baxter or on the contemplated benefits of the merger.

      The forecasts furnished to JPMorgan for Fusion were prepared by the management of Fusion. Fusion does not publicly disclose internal management forecasts of the type provided to JPMorgan in connection with JPMorgan's analysis of the exchange ratio in the merger, and such forecasts were not prepared with a view toward public disclosure. These forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Fusion's management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such forecasts.

      JPMorgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of its opinion. Subsequent developments may affect the opinion, and JPMorgan does not have any obligation to update, revise or reaffirm such opinion. JPMorgan's opinion was limited to the fairness, from a financial point of view, to the holders of Fusion common stock of the exchange ratio in the merger, and JPMorgan expressed no opinion as to the underlying decision of Fusion to engage in the merger. JPMorgan expressed no opinion as to the price at which Fusion common stock or Baxter common stock will trade at any future time.

      JPMorgan's opinion noted that JPMorgan:

      . was not requested to and did not provide advice concerning the structure, the specific exchange ratio, or any other aspects of the merger, or to provide services other than the delivery of its opinion;

      . was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Fusion or any other alternative transaction;

      . did not participate in negotiations with respect to the terms of the merger and related transactions;

      . assumed that the agreed terms of the merger are the most beneficial terms from Fusion's perspective that could under the circumstances be negotiated among the parties to such a transaction; and

      . expressed no opinion whether any alternative transaction might produce consideration for Fusion's stockholders in an amount in excess of that contemplated in the merger.

      In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of certain of the financial analyses presented to Fusion's board of directors at its meetings on February 25, 2002 and February 26, 2002, which analyses were also among those considered by JPMorgan in connection with delivering its opinion. Some of the analyses include information presented in a tabular format. To understand fully the financial analyses used by JPMorgan, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. This summary does not purport to be a complete description of the analyses underlying the opinion of JPMorgan.

      Public Companies Analysis. Using publicly available information, JPMorgan compared certain financial and operating information and ratios for Fusion with corresponding financial and operating information and ratios for the following medical products companies:

      .      BioSphere Medical, Inc.;

      .      Cohesion Technologies, Inc.;

      .      Closure Medical Corporation;

      .      CryoLife, Inc.;

      .      Genzyme Biosurgery Division (Genzyme Corporation);

      .      Haemacure Corporation;

      .      Kensey Nash Corporation;

      .      Organogenesis Inc.; and

      .      Vascular Solutions, Inc.

      The following table reflects the results of the analysis:

                                                              RANGE    MEAN MEDIAN FUSION
-----------------------------------------------------------------------------------------
Ratio of enterprise value* to calendar 2001 sales           1.4x-14.4x 6.5x  5.7x  10.0x

Ratio of enterprise value* to calendar 2002 projected sales 1.7x-11.0x 4.8x  3.5x   4.8x

-----------------------------------------------------------------------------------------

* Market value, plus debt and minority interests, minus cash

      Using publicly available information, JPMorgan also compared certain financial and operating information and ratios for Baxter with corresponding financial and operating information and ratios for the following large-capitalization medical products companies:

      .      Becton, Dickinson and Company;

      .      Boston Scientific Corporation;

      .      C.R. Bard, Inc.;

      .      Guidant Corporation;

      .      Medtronic, Inc.;

      .      Smith & Nephew plc; and

      .      St. Jude Medical, Inc.

      The following table reflects the results of the analysis:

                                                                   RANGE    MEAN  MEDIAN BAXTER
-----------------------------------------------------------------------------------------------
Ratio of enterprise value to calendar 2001 sales                  2.2x-9.6x  4.8x  4.0x   4.8x

Ratio of enterprise value to calendar 2001 EBITDA*               9.9x-25.4x 16.2x 15.1x  19.2x

Ratio of market price to calendar 2001 earnings                 18.7x-39.2x 28.4x 29.2x  34.0x

Ratio of market price to projected calendar 2002 earnings       16.7x-34.0x 24.6x 24.8x  27.5x

Ratio of market price to projected calendar 2002 earnings
  divided by projected long term earnings per share growth rate   1.4x-2.3x  1.8x  1.7x   1.8x

-----------------------------------------------------------------------------------------------

* Earnings before interest, taxes, depreciation and amortization

      Based upon the reference ranges derived from the public companies analysis for Fusion and Baxter, JPMorgan calculated an implied exchange ratio by comparing the implied per share equity values of Fusion common stock and Baxter common stock. The analysis yielded the following implied exchange ratios (rounded to the nearest thousandth), in each case compared to the implied exchange ratio of 0.180, calculated by dividing $10.00, the price per share of Fusion common stock set forth in the merger agreement, by $55.48, the February 22, 2002 closing price for Baxter common stock:

                                                                          IMPLIED
COMPARISON                                                             EXCHANGE RATIO
-------------------------------------------------------------------------------------
Highest estimated valuation of Fusion common stock to lowest estimated
  valuation of Baxter common stock                                         0.296x
Lowest estimated valuation of Fusion common stock to highest estimated
  valuation of Baxter common stock                                         0.024x
-------------------------------------------------------------------------------------

      Precedent Transactions Analysis. JPMorgan reviewed certain publicly available information regarding selected business combinations in the biotechnology industry announced since May 1995. These transactions and the month in which each transaction was announced were as follows:

      . Genzyme Biosurgery Division (Genzyme Corporation) / Focal, Inc. (April 2001)

      . Genzyme Biosurgery Division (Genzyme Corporation) / Biomatrix, Inc. (March 2000)

      .      Inamed Corporation / Collagen Aesthetics, Inc. (August 1999)

      .      Abbott Laboratories / Perclose, Inc. (February 1999)

      . St. Jude Medical, Inc. / Angioseal (Tyco International Ltd.) (February 1999)

      .      C.R. Bard, Inc. / Impra, Inc. (August 1996)

      .      Boston Scientific Corporation / Meadox Medicals, Inc. (September
             1995)

      .      C.R. Bard, Inc. / MedChem Products, Inc. (May 1995)

      The following table reflects the results of the analysis. Fusion ratios are based on the $10.00 per share offer:

                                                                RANGE     MEAN  MEDIAN FUSION
---------------------------------------------------------------------------------------------
Ratio of enterprise value to last-twelve-months sales         1.5x -11.4x  4.8x  3.6x  12.4x

Ratio of enterprise value to one-calendar-year-forward sales  1.3x - 9.3x  4.2x  2.4x   6.0x

Ratio of enterprise value to two-calendar-year-forward sales  0.8x - 6.9x  3.7x  3.6x   3.7x

Ratio of enterprise value to last-twelve-months EBITDA       7.1x - 60.8x 25.6x 20.7x     NM

---------------------------------------------------------------------------------------------

      Based upon the precedent transactions for Fusion and the public companies analysis for Baxter set forth above, JPMorgan calculated an implied exchange ratio by comparing the implied per share equity values of Fusion common stock and Baxter common stock. The analysis yielded the following implied exchange ratios (rounded to the nearest thousandth), in each case compared to the implied exchange ratio of 0.180, calculated by dividing $10.00, the price per share of Fusion common stock set forth in the merger agreement, by $55.48, the February 22, 2002 closing price for Baxter common stock:

                                                                          IMPLIED
COMPARISON                                                             EXCHANGE RATIO
-------------------------------------------------------------------------------------
Highest estimated valuation of Fusion common stock to lowest estimated
  valuation of Baxter common stock                                         0.156x

Lowest estimated valuation of Fusion common stock to highest estimated
  valuation of Baxter common stock                                         0.036x

-------------------------------------------------------------------------------------

      Relative Discounted Cash Flow Analysis. JPMorgan performed discounted cash flow analyses for each of Fusion and Baxter using:

      . three separate cases of financial forecasts for Fusion provided by Fusion management for years 2002 through 2006; and

      . publicly available financial forecasts for Baxter for years 2002 through 2006 published by Wall Street equity research analysts.

      JPMorgan calculated a discounted cash flow analysis for Fusion assuming discount rates ranging from 30% to 40%, and terminal multiples of EBITDA in the year 2006 ranging from 10.0x to 15.0x, and for Baxter assuming discount rates ranging from 8.0% to 12.0%, and terminal multiples of EBITDA in the year 2006 ranging from 14.0x to 20.0x. Based upon the estimated valuation ranges of Fusion and Baxter, JPMorgan calculated an implied exchange ratio. The analysis yielded the following implied exchange ratios (rounded to the nearest thousandth), in each case compared to the implied exchange ratio of 0.180, calculated by dividing $10.00, the price per share of Fusion common stock set forth in the merger agreement, by $55.48, the February 22, 2002 closing price for Baxter common stock:

FUSION MANAGEMENT CASES TO BAXTER                                         IMPLIED
WALL STREET CASE COMPARISON                                            EXCHANGE RATIO
-------------------------------------------------------------------------------------
Highest estimated valuation of Fusion common stock to lowest estimated
  valuation of Baxter common stock                                         0.417x

Lowest estimated valuation of Fusion common stock to highest estimated
  valuation of Baxter common stock                                         0.097x
-------------------------------------------------------------------------------------

      JPMorgan also performed discounted cash flow analyses for each of Fusion and Baxter using financial forecasts for each of Fusion and Baxter from publicly available data and research analyst estimates. Using the same discount rates and terminal multiples described above, JPMorgan calculated an implied exchange ratio. The analysis yielded the following implied exchange ratios (rounded to the nearest thousandth), in each case compared to the implied exchange ratio of 0.180, calculated by dividing $10.00, the price per share of Fusion common stock set forth in the merger agreement, by $55.48, the February 22, 2002 closing price for Baxter common stock:

FUSION WALL STREET CASE TO BAXTER
WALL STREET CASE COMPARISON                                            IMPLIED EXCHANGE RATIO
---------------------------------------------------------------------------------------------
Highest estimated valuation of Fusion common stock to lowest estimated
  valuation of Baxter common stock                                             0.194x
Lowest estimated valuation of Fusion common stock to highest estimated
  valuation of Baxter common stock                                             0.112x
---------------------------------------------------------------------------------------------

      Historical Exchange Ratio Analysis. JPMorgan reviewed the per share daily closing market price movements of Fusion common stock and Baxter common stock for the one-year period ending February 22, 2002, and calculated the historical exchange ratios during this period implied by dividing the daily closing prices per share of Fusion common stock by those of Baxter common stock and the average of those historical trading ratios for the one-day, one-month, three-month, six-month and twelve-month periods ending February 22, 2002. The analysis resulted in the following average trading ratios for the periods indicated (rounded to the nearest hundredth), in each case compared to the implied exchange ratio of 0.180, calculated by dividing $10.00, the price per share of Fusion common stock set forth in the merger agreement, by $55.48, the February 22, 2002 closing price for Baxter common stock:

                        AVERAGE EXCHANGE               PREMIUM TO AVERAGE
      PERIOD                 RATIO        HIGH   LOW     EXCHANGE RATIO
      -------------------------------------------------------------------
      February 22, 2002      0.148x      0.148x 0.148x         22%
      1-month                0.140x      0.148x 0.127x         29%
      3-month                0.118x      0.148x 0.093x         52%
      6-month                0.109x      0.148x 0.067x         66%
      12-month               0.117x      0.171x 0.059x         54%
      -------------------------------------------------------------------

      Contribution Analysis. JPMorgan estimated the contribution of each of Fusion and Baxter to the pro forma combined company with respect to revenue, gross profit, EBITDA, and earnings for fiscal years 2001, 2002 and 2003 using financial forecasts for both Fusion and Baxter from publicly available data and research analyst estimates. The analysis showed that Fusion would contribute approximately the following percentages of estimated revenues, gross profit, EBITDA and earnings in 2001, 2002 and 2003:

                       REVENUES GROSS PROFIT EBITDA  EARNINGS
                  -------------------------------------------
                  2001   0.16%      0.12%    (0.64%)  (0.40%)
                  2002   0.30%      0.39%    (0.07%)  (0.23%)
                  2003   0.43%      0.59%     0.40%    0.36%
                  -------------------------------------------

      Based upon the contribution analysis set forth above, JPMorgan calculated an implied exchange ratio. The analysis yielded the following implied exchange ratios (rounded to the nearest thousandth), in each case compared to the implied exchange ratio of 0.180, calculated by dividing $10.00, the price per share of Fusion common stock set forth in the merger agreement, by $55.48, the February 22, 2002 closing price for Baxter common stock:

                                                 IMPLIED EXCHANGE RATIO
         --------------------------------------- ----------------------
         Highest exchange ratio implied by the
           contribution analysis                         0.234x
         Lowest exchange ratio implied by the
           contribution analysis                         0.054x
         --------------------------------------- ----------------------

      The summary set forth above does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. JPMorgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which JPMorgan based its analyses are set forth above under the description of each such analysis. JPMorgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, JPMorgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

      None of the public companies used in the public companies analysis described above is identical to Fusion or Baxter, and none of the precedent transactions used in the precedent transactions analysis described above is identical to the merger. Accordingly, an analysis of publicly traded comparable companies and transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

      As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. JPMorgan was selected to advise Fusion with respect to the merger and deliver an opinion to Fusion's board of directors with respect to the exchange ratio in the merger on the basis of such experience and its familiarity with Fusion.

      For services rendered in connection with the merger and the delivery of its opinion, Fusion has agreed to pay JPMorgan a customary fee. JPMorgan will receive an additional customary fee upon the closing of the merger. In addition, Fusion has agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities, including liabilities arising under the federal securities laws.

      JPMorgan and its affiliates have provided, from time to time in the past, investment banking and commercial banking services to Baxter, for which JPMorgan received customary compensation, and JPMorgan is an agent bank and lender under certain of Baxter's principal credit facilities.

      In the ordinary course of their respective businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of Fusion or Baxter for their own accounts or for the accounts of customers and, accordingly, JPMorgan and its affiliates may at any time hold long or short positions in such securities.

INTERESTS OF DIRECTORS AND OFFICERS OF FUSION IN THE MERGER

      In considering the recommendation of Fusion's board of directors with respect to the adoption and approval of the merger agreement and approval of the merger, Fusion stockholders should be aware that certain members of Fusion's management and board of directors may have interests in the merger that are different from, or in addition to, the interests of Fusion stockholders generally, which may influence their decision to support or recommend the merger. Fusion's board of directors was aware of these interests and considered the following matters, among others, in approving the merger agreement and the merger.

      As of the date of the merger agreement, Fusion's officers and directors (and their respective affiliates) collectively beneficially owned an aggregate of 3,291,488 shares of Fusion common stock, excluding unexercised options to purchase Fusion common stock. As of the date of the merger agreement, Fusion's officers and directors owned options to purchase 1,617,978 shares of Fusion common stock at exercise prices ranging from $0.41 to $14.94, with a weighted average exercise price of $6.87. Of these options, options to purchase 448,200 shares have exercise prices above $10.00 and will terminate if not exercised prior to the closing of the merger. In addition, all invested options will become exercisable in connection with the merger. Until the closing of the merger, all vested options will continue to be exercisable in accordance with their terms.

      Fusion officers and employee directors who hold less than five percent of Fusion's outstanding common stock who are participants in the current offering and purchase period under Fusion's Employee Stock Purchase Plan, will be entitled to purchase shares of Fusion common stock at the end of this period at a price that is lower than the price per share being offered in the merger. In addition, under the terms of their employment, certain officers of Fusion are entitled to separation benefits that include the payment of three months' salary if their employment with Fusion is terminated for any reason other than cause.

      The merger agreement provides that all rights to indemnification for present and former officers and directors of Fusion will survive the merger and continue in full force and effect for a period of six years from the date of the completion of the merger. Baxter also has agreed to maintain insurance for Fusion's directors and officers that is no less favorable than Fusion's current directors' and officers' liability insurance for actions or omissions occurring on or prior to the date of the completion of the merger for a period of not less than six years after the completion of the merger, provided that Baxter is not required to pay more than 175% of the annual premium of Fusion's current officers' and directors' liability policy.

      As a result of these interests, these directors and officers of Fusion could be more likely to recommend that Fusion stockholders vote to adopt and approve the merger agreement and the transactions described in the merger agreement than if they did not hold these interests. Fusion stockholders should consider whether these interests have influenced these directors and officers to support or recommend the merger.

RESTRICTIONS ON SALE OF SHARES BY AFFILIATES OF BAXTER AND FUSION

      The shares of Baxter common stock to be issued in connection with the merger will be registered under the Securities Act of 1933, as amended, and generally will be freely transferable under the Securities Act, except for shares of Baxter common stock issued to any person who is deemed to be an affiliate of either Baxter or Fusion at the time of the special meeting of Fusion stockholders. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either Baxter or Fusion and may include some of the officers, directors, or principal stockholders of Baxter or Fusion. Affiliates may not sell their shares of Baxter common stock acquired in connection with the merger except under:

      . an effective registration statement under the Securities Act covering the resale of those shares;

      .      an exemption under paragraph (d) of Rule 145 under the Securities
             Act; or

      .      another applicable exemption under the Securities Act.

      Baxter's registration statement on Form S-4, of which this document forms a part, does not cover the resale of shares of Baxter common stock to be received by affiliates in the merger.

BAXTER'S REASONS FOR THE MERGER

      Baxter desires to expand its portfolio of biotherapeutic solutions for surgery and tissue repair, building on its strategic position in fibrin-based technologies and leveraging its existing specialty surgical sales and marketing channel. Baxter believes that the acquisition of Fusion brings a strategic and complementary technology platform and expertise in collagen/gelatin, expertise in medical device manufacturing and quality systems, and an experienced direct sales force to enhance Baxter's existing U.S. operations. Although there can be no assurances that these anticipated benefits will materialize, Baxter expects that the acquisition of Fusion will enable Baxter to offer surgeons an array of solutions to seal tissue and control hemostatis, including brisk arterial bleeding, for a wide range of surgeries, which Baxter, in turn, expects will improve the potential of Baxter's biosurgery business for sales growth and profitability.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

      General. The following discussion describes the material U.S. federal income tax consequences to a U.S. holder of Fusion common stock with respect to the exchange of Fusion common stock for Baxter common stock pursuant to the merger. This discussion only applies to you if you are a U.S. holder of Fusion common stock.

      For purposes of this discussion, a U.S. holder means:

      .      a citizen or resident of the United States;

      . a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions;

      . a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

      . an estate that is subject to U.S. federal income tax on its income regardless of its source.

      This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion assumes that you hold your Fusion common stock and will hold your Baxter common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your personal investment circumstances or to you if you are subject to special treatment under the U.S. federal income tax laws, including rules applicable to:

      .      insurance companies;

      .      tax-exempt organizations;

      .      dealers in securities or foreign currency;

      .      banks, trusts or financial institutions;

      . persons that hold their Fusion common stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction;

      .      persons that have a functional currency other than the U.S. dollar;

      .      investors in pass-through entities;

      . persons who acquired their Fusion common stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan;

      .      foreign persons;

      . persons that are subject to the alternative minimum tax provisions of the Internal Revenue Code; or

      . holders of options to purchase Fusion common stock granted under any Fusion benefit plan.

      If a U.S. holder is a partner in a U.S. partnership or other U.S. entity treated as a partnership for U.S. federal income tax purposes that holds Fusion shares, this discussion will generally apply to the U.S. holder. Foreign partners in U.S. partnerships or any partner in a foreign partnership should consult their tax advisors.

      In addition, the following discussion does not address:

      . the tax consequences of any transaction in which the shares of Fusion common stock are acquired or shares of Baxter are disposed of,

      . the tax consequences of the merger under foreign, state or local tax laws, or

      . the tax consequences of the assumption by Baxter of Fusion common stock options or the tax consequences of the receipt of rights to acquire Baxter stock.

      ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

      Material U.S. Federal Income Tax Consequences.

      The merger has been structured to qualify as part of a transaction that constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Assuming the merger does so qualify, or if the merger is treated standing alone as constituting a reorganization, the following summarizes the material federal income tax consequences of the merger to Fusion stockholders under the law in effect as of the date hereof.

      . You will not recognize any gain or loss solely upon your receipt of Baxter common stock in exchange for your Fusion common stock in the merger, except to the extent you receive cash in lieu of a fractional share of Baxter common stock.

      . The aggregate tax basis of the Baxter common stock that you receive in the merger will be the same as the aggregate tax basis of the Fusion common stock you surrendered in exchange for Baxter common stock reduced by any tax basis attributable to any fractional share you are deemed to have disposed of.

      . The holding period of the Baxter common stock that you receive in the merger will include the period for which you held the Fusion common stock surrendered in exchange for Baxter common stock, if you held the surrendered Fusion common stock as a capital asset at the time of the merger.

      . Cash payments that you receive in lieu of a fractional share will be treated as if the fractional share of Baxter common stock had been issued in the merger and then redeemed by Baxter. If you receive cash in lieu of a fractional share, you should recognize gain or loss upon payment measured by any difference between the amount of cash you receive and your basis in the fractional share.

      Tax Opinions.

      Baxter has indicated that it intends to cause Fusion to merge with and into a wholly-owned first-tier subsidiary of Baxter following the merger (the follow-on merger). It is the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Fusion, and of Dechert, counsel to Baxter, that the merger, together with the follow-on merger, will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code if the mergers are treated as a single integrated transaction. It is further the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation and of Dechert that if the follow-on merger is not consummated or is not treated as part of an integrated transaction with the merger, the merger will, standing alone, constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. These opinions of counsel are based on certain facts, representations by Fusion and Baxter and assumptions set forth in such opinions. Such facts, representations or assumptions, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. Neither Fusion nor Baxter is currently aware of any facts or circumstances which would cause any such representations or assumptions to be made to counsel to be untrue or incorrect in any material respect. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and the Internal Revenue Service could assert, or a court could adopt, a contrary provision. Any change in currently applicable law, which may or may not be retroactive, or failure of any factual representations or assumptions to be true, correct and complete in all material respects, could affect the ability of tax counsel to deliver tax opinions or the continuing validity of such tax opinions after delivery.

      The opinions of Dechert and Wilson Sonsini Goodrich & Rosati, Professional Corporation and this discussion are based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to you as described above. A successful Internal Revenue Service challenge to the reorganization status of the merger would result in you recognizing taxable gain or loss with respect to each share of Fusion common stock surrendered equal to the difference between
(A) the fair market value, as of the closing day of the merger, of the Baxter common stock and any other consideration you receive in exchange for your shares of Fusion common stock, and (B) your basis in your shares of Fusion common stock. In this event, your aggregate basis in the Baxter common stock received would equal its fair market value as of the closing date of the merger, and your holding period for Baxter common stock would begin the day after the merger.

      Backup Withholding With Respect to Cash Paid Instead of Fractional Shares of Baxter Common Stock.

      Certain non-corporate U.S. holders of Fusion common stock may be subject to backup withholding (the current rate is 30%) on cash payments received instead of fractional shares of Baxter common stock. Backup withholding will not apply to you, however, if you furnish a correct taxpayer identification number, and make appropriate certifications, as provided on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the date of the merger, provide a certification of foreign status on an appropriate Form W-8 or successor form or are otherwise exempt from backup withholding.

      Reporting Requirements.

      As a U.S. holder of Fusion common stock who receives Baxter common stock as a result of the merger, you will be required to retain records related to the merger and file with your federal income tax return a statement setting forth facts relating to the merger.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, and the related rules, the merger may not be completed until Baxter and Fusion notify and furnish information to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have been satisfied. In connection with the merger, Baxter and Fusion filed with the FTC and the Antitrust Division, on March 5, 2002 and March 6, 2002, respectively, the required notification and report forms under the HSR Act. The applicable waiting period under the HSR Act relating to the merger is scheduled to expire on April 5, 2002, unless the FTC or the Antitrust Division grants the parties' request for earlier termination of the waiting period or requests further information regarding the merger.

      At any time before or after the completion of the merger, either the FTC or the Antitrust Division could take any action under U.S. antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Baxter or Fusion. Baxter is not required to undertake, or to authorize Fusion to undertake, any such divestitures, even though failing to do so could prevent the merger from receiving antitrust regulatory approval which, in turn, could cause the merger not to close. Private parties and state attorneys general also may bring actions under U.S. antitrust laws depending on the circumstances. Although we believe that the merger is legal under U.S. antitrust laws, a challenge to the merger on antitrust grounds may be made and, if a challenge is made, it may be successful.

ACCOUNTING TREATMENT OF THE MERGER

      Baxter will account for the merger using the purchase method of accounting, as defined by Statement of Financial Accounting Standards No. 141, "Business Combinations". Accordingly, the aggregate purchase price will be allocated to the net assets acquired based on estimates of their fair values at the date of the acquisition. The excess of the purchase price over the fair values of the tangible assets and identifiable intangible assets acquired and liabilities assumed will be allocated to goodwill.

APPRAISAL RIGHTS

      Neither Baxter's nor Fusion's stockholders are entitled to appraisal rights in connection with the merger.

LISTING ON THE NEW YORK STOCK EXCHANGE OF BAXTER COMMON STOCK TO BE ISSUED IN THE MERGER

      Baxter has agreed to use commercially reasonable efforts to cause the shares of Baxter common stock to be issued in the merger to be listed for trading on the New York Stock Exchange prior to the closing of the merger.

DELISTING AND DEREGISTRATION OF FUSION COMMON STOCK AFTER THE MERGER

      After the closing of the merger, Fusion common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

      This section of the document describes certain aspects of the merger agreement. The following description of the merger agreement may not contain all of the information about it that is important to you and is qualified in its entirety by reference to the complete text of the merger agreement. We encourage you to refer to the merger agreement itself, which we attach as Annex A and incorporate in this summary by reference, and the other annexes to this document.

EFFECTIVE TIME OF THE MERGER

      The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, HB2002 Corporation shall be merged with and into Fusion and the separate corporate existence of HB2002 shall cease, and Fusion shall be the surviving corporation and all of its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the merger.

      The merger shall become effective when a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties shall have designated in the certificate of merger. Such filing shall be made on the date and time at which the closing of the merger occurs.

      The merger agreement also provides that at the effective time of the merger:

      . the certificate of incorporation of HB2002 as in effect immediately prior to the closing of the merger shall be the certificate of incorporation of the surviving corporation, except that the certificate of incorporation shall be amended at the closing of the merger to change the name of the surviving corporation to Fusion Medical Technologies, Inc.;

      . the bylaws of HB2002 as in effect immediately prior to the closing of the merger shall be the bylaws of the surviving corporation;

      . the directors of HB2002 immediately prior to the closing of the merger shall be the directors of the surviving corporation; and

      . the officers of Fusion immediately prior to the closing of the merger shall be the officers of the surviving corporation.

CONVERSION OF SHARES

      As of the closing of the merger, each share of Fusion common stock issued and outstanding immediately prior to the closing, other than shares of Fusion common stock held by Fusion as treasury stock or held by Baxter or HB2002, together with the attached rights, shall be converted into the right to receive a fraction of a share (calculated and rounded to the nearest ten-thousandth of one share) of Baxter common stock, together with the attached rights. This fraction, known as the exchange ratio, equals $10.00, subject to adjustments described below, divided by the average closing sale price of one share of Baxter common stock for the ten consecutive trading days ending on and including the third trading day prior to the date of the meeting of Fusion stockholders. All such shares, when so converted, will no longer be outstanding, and will automatically be cancelled and retired and will cease to exist and each holder will cease to have any rights with respect thereto, except the right to receive:

      . the shares of Baxter common stock into which the shares have been converted;

      . any dividend and other distributions entitled to be received under the merger agreement; and

      . any cash, without interest, to be paid in lieu of any fractional shares of Baxter common stock.

      For purposes of the merger, Fusion common stock has been valued at $10.00 per share. If, based on a consistent valuation methodology, the aggregate dollar value of Fusion's actual capitalization as of the closing date differs by more than 0.1% from the aggregate dollar value of Fusion's capitalization described in the merger agreement (other than as a result of the exercise or conversion of any options, warrants, securities or other agreements referred to in the merger agreement), the value of Fusion common stock will be adjusted accordingly. In the event that an adjustment is required, the new value of Fusion common stock will be determined by multiplying $10.00 by a fraction, the numerator of which is Fusion's capitalization as described in the merger agreement and the denominator of which is the actual capitalization as of the closing date, rounded to the nearest 0.01% of one cent. Any adjustment to the valuation of Fusion common stock described in this paragraph will affect the exchange ratio at which Fusion common stock converts into Baxter common stock. To the extent there are more outstanding Fusion shares, options, warrants and other rights to acquire Fusion common stock than described in the merger agreement, the per share value of Fusion common stock will be reduced from $10.00, resulting in Fusion stockholders receiving fewer shares of Baxter common stock. To the extent there are fewer outstanding Fusion shares, options, warrants and other rights to acquire Fusion common stock than described in the merger agreement, the per share value of Fusion common stock will be increased from $10.00, resulting in Fusion stockholders receiving more shares of Baxter common stock.

      In addition to the adjustment to the value of Fusion common stock described above, if any, to the extent that Fusion borrows money under new loan arrangements between the date of the merger agreement and the closing date, the value of Fusion common stock for purposes of the exchange ratio will be reduced. In the event that an adjustment is required, the new value of Fusion common stock will be determined by multiplying $10.00 (as adjusted in accordance with the preceding paragraph, if applicable) by a fraction, the numerator of which is Fusion's actual capitalization as of the closing date and the denominator of which is the sum of Fusion's actual capitalization as of the closing date plus the dollar value (determined as described below) of such borrowings, rounded to the nearest 0.01% of one cent. For purposes of calculating any adjustment to the value of Fusion common stock in connection with the exchange ratio, the dollar value of indebtedness incurred by Fusion between the date of the merger agreement and the closing date will equal the sum of:

      . 100% of the first $500,000 of additional debt financing obtained by Fusion from Fusion's existing lender, Baxter or any other party;

      . 50% of the next $500,000 of additional debt financing obtained by Fusion, provided that Baxter or a party other than Fusion's existing lender is the lender; and

      . 100% of any additional debt financing obtained by Fusion in excess of $1,000,000 from Fusion's existing lender, Baxter or any other party.


      Any adjustment to the valuation of Fusion common stock described in this paragraph will reduce the exchange ratio at which Fusion common stock converts into Baxter common stock and will reduce the number of shares of Baxter common stock received by Fusion stockholders. Baxter and Fusion intend to issue a joint press release announcing the exchange ratio's then-current value after the close of business on the third trading day prior to the special meeting of Fusion stockholders.


TREATMENT OF FUSION STOCK OPTIONS, STOCK PURCHASE PLAN AND WARRANTS

      Options. Until the closing of the merger, all vested Fusion options will continue to be exercisable in accordance with their terms. The merger agreement provides that unvested Fusion stock options will become exercisable for a period of time prior to the closing of the merger. Notice of this exercise period will be sent to each option holder. The exercise of unvested options will be contingent on the merger taking place, and the actual exercise of each unvested option will not occur until immediately prior to the closing of the merger. Fusion will adopt certain procedures that will allow for the conversion of Fusion options into Fusion common stock without the payment of cash by the option holder, which procedures will be described in the notice sent to option holders. All Fusion options, whether or not vested, will terminate upon the closing of the merger if not earlier exercised.

      Employee Stock Purchase Plan. Upon the earlier to occur of:

      . May 31, 2002 (the last day of the current offering and purchase period under Fusion's Employee Stock Purchase Plan); and

      . the last day of a regular payroll period of Fusion ending prior to the closing of the merger,

all offering and purchase periods in progress under Fusion's Employee Stock Purchase Plan will terminate and each participant's election to purchase Fusion stock will be automatically exercised. Effective as of the date of the merger agreement:

      .      no new offering or purchase periods will commence;

      . existing participation levels in the Employee Stock Purchase Plan have been frozen; and

      .      Fusion is prohibited from accepting new participants.

      Warrants. Upon the closing of the merger, Baxter will assume each outstanding warrant to purchase Fusion common stock in accordance with each such warrant's terms. From and after the closing of the merger, warrants to purchase Fusion common stock will be exercisable solely for Baxter common stock. The number of Baxter shares subject to each warrant will equal the number of shares of Fusion common stock for which the warrant was exercisable prior to the closing of the merger multiplied by the exchange ratio, rounded down to the nearest whole share. Cash will be paid for any fractional shares. The exercise price of each warrant will equal the exercise price immediately prior to the closing divided by the exchange ratio, rounded up to the nearest whole cent. All restrictions on the exercise of any warrant immediately prior to the closing will continue in full force and effect and, except as described above, the term, exercisability and other provisions of each warrant will remain unchanged.

EXCHANGE OF CERTIFICATES REPRESENTING SHARES

      At the closing of the merger, Baxter is required to deposit with EquiServe Trust Company, N.A. as exchange agent or such other exchange agent selected by Baxter and reasonably satisfactory to Fusion an exchange fund consisting of certificates representing the shares of Baxter common stock to be exchanged for the shares of Fusion common stock and cash to pay for fractional shares and any dividends or distributions that Fusion stockholders may be entitled to receive under the merger agreement.

      As of or promptly after the closing of the merger, the exchange agent will mail to Fusion stockholders a letter of transmittal and instructions for surrendering their Fusion stock certificates in exchange for stock certificates representing shares of Baxter common stock. FUSION STOCKHOLDERS SHOULD NOT SURRENDER THEIR FUSION STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

DIVIDENDS

      The Merger Agreement provides that no dividends or other distributions with respect to shares of Baxter common stock constituting part of the merger consideration will be paid to the holder of any unsurrendered certificates until the certificates are surrendered. No interest will accrue or be paid on any such dividends or distributions.

NO FRACTIONAL SHARES

      No fractional shares of Baxter common stock will be issued in connection with the merger. In lieu of a fraction of a share of Baxter common stock, Fusion stockholders will receive an amount of cash equal to the product of such fraction multiplied by the Baxter stock price, calculated as described above.

UNCLAIMED AMOUNTS

      Any portion of the exchange fund which remains unclaimed by the former Fusion stockholders six months after the completion of the merger will be delivered by the exchange agent to Baxter. Any former Fusion stockholders who have not complied with the exchange provisions of the merger agreement must thereafter look only to Baxter for their claim for shares of Baxter common stock, and payment of any cash, without interest, to be paid in lieu of fractional shares and unpaid dividends and distributions with respect to shares of Baxter common stock to which the holders may be entitled. None of Baxter, HB2002, Fusion or the exchange agent will be liable to any person in respect of any shares of Baxter common stock held in the exchange fund, and any cash, dividends and other distributions payable in respect thereto, delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. The merger consideration to which a Fusion stockholder would otherwise be entitled will become the property of Baxter to the extent certificates representing Fusion common stock have not been surrendered before the earlier to occur of:

      .      second anniversary of the closing of the merger, and

      . the date of which the merger consideration would escheat to or become the property of any governmental entity under applicable law.

LOST CERTIFICATES

      If any certificate representing shares of Fusion common stock is lost, stolen or destroyed, the exchange agent will issue to the owner of the lost, stolen or destroyed certificate the consideration for the shares represented by the certificate as set forth above, provided that the owner executes an affidavit claiming that the certificate is lost, stolen or destroyed. In addition, the surviving corporation may require posting by the owner of a bond, in a reasonable amount the surviving corporation may direct, as indemnity against any claim that may be made against the surviving corporation with respect to the lost, stolen or destroyed certificate.

INTERIM FINANCING


      Baxter and Fusion intend, subject to the approval of Fusion's existing lender, to enter into an agreement pursuant to which Baxter will make available to Fusion a loan equal to the lesser of:




      .      $1,500,000; and

      . the difference between $1,500,000 and the amount of any additional financing from its existing lender.

      If Fusion draws on Baxter's commitment, then during any month, Fusion may only borrow a pro rata portion of Baxter's total commitment, based on the number of months between the date of the draw and August 26, 2002. The amount that Fusion may borrow each month is further limited to an amount equal to the difference between Fusion's actual cash position and its targeted cash position for the previous month.

      Any loan by Baxter will be on terms that include the following:

      . Baxter's loan will be on terms substantially similar to those set forth in Fusion's existing loan agreement with its existing lender, except that Baxter's lien will be subordinate to the lien of Fusion's existing lender and Baxter's loan will not be subject to financial covenants;

      . if the merger agreement is terminated, any amounts loaned by Baxter must be repaid between within 90 days following termination, provided that the repayment period may be reduced to five days if the termination of the merger agreement results from an alternate acquisition proposal; and

      . if Fusion's existing lender declares all of Fusion's obligations to be due and payable under Fusion's existing loan agreement with its existing lender, amounts loaned by Baxter will become immediately due and payable.

      Baxter's obligation to loan funds to Fusion during any month will be subject to various conditions, including the following:

      . in the previous month, Fusion must have experienced a shortfall between its actual cash position and its targeted cash position;

      . the amount of funds available to Fusion under its loan agreement with its existing lender, plus Fusion's cash and cash equivalents, minus the aggregate amount of checks written by Fusion that have not cleared and obligations that the Company reasonably expects to pay in the next 30 days and that are or will become due and payable during such period, is less than $500,000;

      . the merger agreement shall not have been terminated in accordance with its terms;

      . no event of default shall have occurred and be continuing under Fusion's loan agreement with its existing lender; and

      . Fusion's existing lender shall not have accelerated Fusion's obligations under the existing loan agreement.

      If Fusion determines that it requires additional financing beyond that contemplated above, Fusion must first seek Baxter's consent. Baxter's consent may not be unreasonably withheld or delayed. Baxter will have a right of first refusal with respect to any such additional financing that Fusion proposes to obtain from a third party.

      As discussed under "The Merger Agreement and Related
Agreements--Conversion of Shares" beginning on page 36 above, if Fusion borrows money under new loan arrangements, these borrowings will impact the exchange ratio and have the effect of reducing the consideration that would otherwise be payable to Fusion stockholders.

REPRESENTATIONS AND WARRANTIES

      The merger agreement contains customary representations and warranties of Fusion, Baxter and HB2002 relating to, among other things, certain aspects of the respective businesses and financial statements of the parties and Fusion's amendment of its rights plan to make it inapplicable to the proposed merger. The representations and warranties expire at the closing of the merger.

ORDINARY COURSE CONDUCT

      Fusion. Fusion has agreed that, from the signing of the merger agreement through the completion of the merger, Fusion and its subsidiaries generally will conduct their business in the ordinary course consistent with past practice and will use commercially reasonable efforts to preserve intact their present business organizations and their relationships with customers and suppliers and other persons with whom they have significant business dealings, to keep available the services of their present officers and employees, to maintain and keep their properties and assets in good repair and condition, to maintain supplies and inventories in quantities consistent with their customary business practices and to keep in full force and effect insurance policies comparable in amount and scope of coverage as they currently maintain.

      In addition to the agreements regarding their conduct of business generally, Fusion and each of its subsidiaries may not, except as otherwise expressly contemplated in the merger agreement or pursuant to the prior written consent of Baxter:

      .      declare or pay dividends or other distributions;

      . sell or issue shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, other than upon exercise of options and pursuant to the employee stock purchase plan in accordance with the merger agreement;

      . except in accordance with agreements currently in effect and previously disclosed to Baxter, accelerate any right to convert, exchange or exercise securities for shares of its capital stock;

      . incur additional indebtedness, other than in the ordinary course of business or pursuant to existing credit arrangements or as otherwise described in the merger agreement;

      . issue or sell debt securities, warrants or other rights to acquire debt securities of Fusion or its subsidiaries;

      . guarantee any indebtedness for borrowed money or debt securities of another person or enter into any arrangement or agreement to maintain any financial statement condition of another person;

      . make any loans, advances or investments in any other person, other than investment grade securities and government obligations in the ordinary course of business consistent with past practice;

      . amend its certificate of incorporation, bylaws or other organizational documents;

      . acquire any business, corporation, partnership or other business organization or acquire any material amount of assets of any other person, other than inventories and supplies in the ordinary course of business;

      . dispose of, or grant any lien with respect to, any of its properties or assets material to its business other than dispositions of excess or obsolete assets and sales of inventories in the ordinary course of business;

      . except as contemplated by Fusion's current capital budget, make any capital expenditures in excess of $100,000 individually, or $200,000 in the aggregate;

      . increase the compensation of, pay any bonus to, or provide any other material employee benefit to, directors, officers or employees other than in the ordinary course of business consistent with past practice;

      . enter into or modify any employment or severance contracts with any present or former directors, officers or employees other than employment and consulting agreements entered into or amended in the ordinary course of business for employees or consultants, provided that the agreements or modifications will not provide for the payment of any severance or termination pay as a result of the merger agreement or consummation of the transactions described in the merger agreement;

      . adopt or substantially modify, except as may be required by applicable law, any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, or any collective bargaining agreement in respect of its directors, officers or employees;

      . grant any severance, retention or termination pay to employees, other than that previously disclosed to Baxter, or enter into any severance agreement with employees;

      . except in accordance with agreements already in effect and previously disclosed to Baxter, take any action to accelerate any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or benefit plan;

      . make any material change in its accounting methods, principles or practices in effect as of the date of the merger agreement, except as required by changes in GAAP;

      . redeem, purchase or otherwise acquire shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock, other than the exercise of options and other exceptions as provided for in the merger agreement;

      .      effect any reorganization or recapitalization;

      . split, combine or reclassify its capital stock or issue or authorize the issuance of securities in respect of its capital stock, other than in connection with lost, stolen or destroyed certificates;

      . enter into, materially amend or terminate any material contract, except in the ordinary course of business;

      . pay or discharge any claims or liabilities, other than in the ordinary course of business consistent with past practice or reserved against on Fusion's consolidated financial statements;

      . settle any material litigation requiring payment of more than $100,000;

      . make any material tax election except consistent with past practice, change any material method of accounting for tax purposes, settle any material tax liability or materially change any of its methods of reporting income and deductions for United States federal income tax purposes, except as required by law;

      . take any action that would cause any of Fusion's conditions to closing to not be satisfied; and

      .      agree in writing or otherwise to do any of the foregoing.

      Baxter. Baxter has agreed that, during the period before completion of the merger, Baxter and its subsidiaries will not take any action that would cause any of Baxter's conditions to closing to not be satisfied.

NEW YORK STOCK EXCHANGE LISTING

      It is a condition to the closing of the merger that shares of Baxter common stock issuable in connection with the merger be listed on the New York Stock Exchange prior to the closing of the merger.

NO SOLICITATION

      Until the closing of the merger or the termination of the merger agreement, the merger agreement provides that neither Fusion nor any of its directors, officers, employees, affiliates, accountants, consultants, legal counsel, agents or other representatives will, directly or indirectly, do any of the following:

      . solicit, initiate or encourage any alternate acquisition proposal, which is a proposal, other than Baxter's, with respect to any of the following:

            . any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction involving Fusion;

            . any sale, lease, transfer, encumbrance or other disposition of 20% or more of Fusion's assets or any business that contributed 20% or more of Fusion's net sales, net income or company assets in a single transaction or series or transactions;


            . any tender offer, exchange offer or similar transaction that, if completed, would result in one party owning more than 20% of the outstanding shares of any class of Fusion securities, or would result in any party who owns more than 20% of the outstanding shares of any class of Fusion securities as of the date of the merger increasing his or her ownership by more than five percent; or


            . any acquisition of 20% or more of the outstanding shares of Fusion capital stock;

      . participate or engage in discussions or negotiations with, or disclose any non-public information to, any person with respect to any actual or potential alternate acquisition proposal, regardless of whether the proposal is initiated, planned or solicited by Fusion or by such person;

      . take any other action intended to facilitate any inquiries relating to an alternate acquisition proposal, the making of any such alternate acquisition proposal or the inducement of any person or party to making any alternate acquisition proposal;

      . agree to endorse, approve or recommend any alternate acquisition proposal;

      . enter into any letter of intent or similar document or agreement relating to any alternate acquisition proposal or a transaction related to an alternate acquisition proposal; or

      . take any other action, or authorize its directors, officers, employees, affiliates, accountants, consultants, legal counsel, agents or other representatives to take any other action, intended to facilitate, encourage or assist any effort by any person or party other than Baxter to seek or do any of the things listed above.

However, prior to the adoption and approval of the merger agreement by Fusion stockholders, Fusion and its board of directors are permitted to disclose information relating to Fusion or to make it available in response to an unsolicited request, and they are permitted to participate or engage in discussions or negotiations relating to an unsolicited alternate acquisition proposal that is, or could reasonably be expected to lead to, an acquisition proposal involving the acquisition of all of the outstanding shares of Fusion common stock or substantially all of Fusion's assets that Fusion's board of directors determines to be more favorable to Fusion or to Fusion stockholders than the transactions set forth in the merger agreement with Baxter. However, such actions are permitted only if, and only to the extent that, Fusion's board of directors concludes in good faith, after considering applicable law and the advice of outside legal counsel, that the failure to take such action would be reasonably likely to result in a breach of the legal fiduciary duties of Fusion's board of directors to Fusion stockholders, and only if, prior to taking such action, Fusion notifies Baxter of such action and Fusion receives from the person or party involved in the alternate acquisition proposal signed confidentiality and standstill agreements that are at least as restrictive as the similar agreements between Fusion and Baxter.

      In the merger agreement, Fusion also agreed that neither its board of directors nor any committee of the board of directors would do any of the following:

      . fail to make, withdraw or change, or publicly propose to withdraw or change, its approval or recommendation of the merger agreement;

      . approve or recommend, or publicly propose to approve or recommend, an alternate acquisition proposal from a party other than Baxter;

      . take any action to render the provisions of any anti-takeover law or regulation inapplicable to any person or Party other than Baxter or HB2002 or to any alternate acquisition proposal; or

      . cause Fusion to accept any alternate acquisition proposal or enter into any letter of intent or other agreement relating to an alternate acquisition proposal.

However, prior to the adoption and approval of the merger agreement by Fusion stockholders, Fusion and its board of directors are permitted to take any of the actions listed in this paragraph if, and only to the extent that, (a) Fusion's board of directors determines that the alternate acquisition proposal is more favorable to Fusion or to Fusion stockholders than the transactions set forth in the merger agreement with Baxter, (b) Fusion's board of directors concludes in good faith, after considering applicable law and the advice of outside legal counsel, that the failure to take such action would be reasonably likely to result in a breach of the legal fiduciary duties of Fusion's board of directors to Fusion stockholders, (c) Fusion is not in breach of the non-solicitation provisions in the merger agreement and abides by the termination provisions of the merger agreement, and (d) prior to or simultaneously with the taking of such action, Fusion pays to Baxter $5.0 million.

      Fusion agreed in the merger agreement to advise Baxter orally and in writing within 48 hours of its receipt of any alternate acquisition proposal or any inquiry or request for information with respect to Fusion and to keep Baxter reasonably informed of the status and details of any such alternate acquisition proposal, inquiry or request. Fusion also agreed not to release any third party from or to waive any provision of any standstill agreement to which Fusion is a party.

      Notwithstanding the restrictions listed above, the merger agreement does not prohibit Fusion from taking and disclosing to its stockholders a position with respect to a tender offer or exchange offer pursuant to federal securities laws or from making any disclosure to Fusion's stockholders required by applicable law. In addition, at any time after May 27, 2002, upon delivery of written notice to Baxter, Fusion may solicit, initiate and encourage, or participate or engage in, discussions or negotiations solely relating to any person or party providing equity and/or debt financing to Fusion in an amount not exceeding $10 million, provided that (a) such person or party does not conduct operations in competitive industries, (b) Fusion reasonably believes that such person or party will provide the financing for passive investment purposes only, (c) Fusion does not enter into any agreement relating to any proposed equity issuance relating to such financing without Baxter's consent, and (d) prior to participating or engaging in such discussions or negotiations, Fusion enters into a confidentiality agreement with such person or party and Fusion so notifies Baxter.

DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE

      The merger agreement provides that all rights to indemnification and all limitations on liability existing in favor of present and former officers, directors, employees and agents of Fusion as provided in the current certificate of incorporation or bylaws of Fusion or any agreement between any such person and Fusion or any of its subsidiaries or as in effect as of the date of the merger agreement will survive the merger. Fusion will cause all such rights to continue in full force and effect for six years from the closing of the merger. Baxter has agreed to maintain officers' and directors' liability insurance to cover any such liabilities for six years following the closing of the merger, provided that Baxter is not required to pay more than 175% of the annual premium of Fusion's current officers' and directors' liability policy.

EMPLOYEE BENEFITS

      In accordance with the merger agreement, Baxter will, or will cause the surviving corporation to, offer to employees of Fusion who continue to be employed by Fusion with salary, health and welfare benefits and savings plan participation opportunities that are substantially similar, as a whole, to the benefits provided to Baxter employees performing similar functions. Each such employee of Fusion will receive full credit for his or her time of service to Fusion for purposes of vacation accrual under Baxter's vacation policy, and all such employees will be given the opportunity to participate in Baxter's incentive investment plan. The merger agreement provides that Baxter will cause the surviving corporation to honor and to perform Fusion's obligations under Fusion's retention bonus plan.

CONSENTS AND APPROVALS

      The merger agreement provides that Fusion, Baxter and HB2002 will cooperate with each other and use their respective commercially reasonable efforts in connection with the preparation of this document, in determining whether any government filings or third party consents are required in connection with the completion of the merger, and in seeking such approvals or any necessary waivers, making any such required filings or providing the necessary information to complete such filings on a timely basis. Each of Fusion, Baxter and HB2002 will furnish to the other parties the reasonable assistance and necessary information in connection with all such filings, consents and approvals. Fusion and Baxter will use commercially reasonable efforts to resolve any objections asserted against the merger and to overcome any restriction of the merger under any antitrust law or regulation. However, Baxter is not required to undertake, or to authorize Fusion to undertake, any such divestitures, even though failing to do so could prevent the merger from receiving antitrust regulatory approval which, in turn, could cause the merger not to close. Each of Fusion and Baxter will inform the other of material communications received from any governmental or regulatory authority regarding any of the transactions contemplated in the merger agreement. Fusion and its board of directors will take all action reasonably necessary to ensure that no state takeover or similar law, rule or regulation is or becomes applicable to the merger or to minimize the effect of any such law, rule or regulation on the transactions contemplated in the merger agreement.

CONDITIONS TO THE MERGER

      Each of Baxter's, HB2002's and Fusion's obligations to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

      . the adoption and approval of the merger agreement by the holders of a majority of the outstanding shares of Fusion common stock;

      . the declaration of effectiveness of the registration statement of which this document forms a part by the Securities and Exchange Commission, and the absence of any stop order or threatened proceedings seeking a stop order;

      . the absence of any law, order or injunction by any governmental entity making the merger illegal or otherwise prohibiting completion of the merger;

      . the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

      . the receipt of all material foreign antitrust or other regulatory approvals required to be obtained prior to the merger; and

      . the approval for listing on the New York Stock Exchange of the shares of Baxter common stock to be issued in the merger, subject to official notice of issuance.

      Fusion's obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions before completion of the merger:

      . Baxter and HB2002 each must have performed in all material respects its respective agreements and covenants required to be performed by it prior to the merger;

      . The representations and warranties of Baxter and HB2002 must be true and correct in all material respects as of the date of the merger agreement and as of the date of completion of the merger, except:

            .      as otherwise provided in the merger agreement; and

            . for any failure of such representations and warranties to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Baxter;

      . Fusion must have received certificates signed by a senior executive officer of Baxter, dated the date of the merger, to the effect that, to such officer's knowledge, the conditions required to be satisfied by Baxter and HB2002 have been satisfied or waived;

      . Fusion must have received an opinion from either Wilson Sonsini Goodrich & Rosati, Professional Corporation, its tax counsel, or from Dechert, to the effect that the merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code; and

      . no Baxter material adverse effect shall have occurred and be continuing.

      The obligations of Baxter and HB2002 to complete the merger are subject to the satisfaction or waiver of the following additional conditions before completion of the merger:

      . Fusion must have performed in all material respects its agreements and covenants required to be performed by it prior to the merger;

      . Fusion's representations and warranties must be true and correct in all respects as of the date of the merger agreement and as of the date of completion of the merger, except:

            .      as otherwise provided in the merger agreement; and

            . for any failure of such representations and warranties to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Fusion;

      . Baxter must have received a certificate signed by the chief executive officer of Fusion, dated the date of the merger, to the effect that, to such officer's knowledge, the conditions required to be satisfied by Fusion have been satisfied or waived;

      . Baxter must have received an opinion from either Dechert, its tax counsel, or from Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the effect that the merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code; and

      . no Fusion material adverse effect shall have occurred and be continuing.

TERMINATION, AMENDMENT AND WAIVER

      The merger agreement may be terminated at any time before completion of the merger, whether before or after stockholder approval has been obtained, as summarized below:

      . by mutual written consent authorized by the board of directors of Fusion, HB2002 and Baxter;

      . by either Fusion or Baxter, if the merger is not completed on or before August 26, 2002, or such other date to which Fusion and Baxter agree, except that this right to terminate the merger agreement will not be available to any party whose failure to perform or observe its covenants or agreements under the merger agreement has been the cause of or resulted in the failure of the merger to be completed by August 26, 2002;

      . by either Fusion or Baxter, if there is any applicable law or regulation that makes completion of the merger illegal or there is a final and nonappealable judgment, or order prohibiting Baxter, HB2002 or Fusion from completing the merger;

      . by either Fusion or Baxter, if at the special meeting of Fusion stockholders, Fusion stockholders do not vote to adopt and approve the merger agreement;

      . by Baxter or Fusion, if the other party breaches in any material respect any covenant, agreement, representation or warranty contained in the merger agreement and the breach would entitle the non-breaching party not to complete the merger and, if the breach is curable, the breach has not been cured by the earlier of (i) 20 days after notice is given to the party committing the breach or
             (ii) the closing of the merger;

      .      by Baxter, if:

            . Fusion's board of directors withdraws, or fails to make, its recommendation of the merger agreement and the transactions described in the merger agreement to Fusion stockholders or changes its recommendation in a manner adverse to Baxter or HB2002;

            . Fusion's board of directors recommends to Fusion's stockholders any proposal (other than Baxter's) for the acquisition of Fusion, or publicly announces an intention to do so;

            . a tender offer or exchange offer for 50% or more of the outstanding shares of Fusion common stock is announced or commenced and, either (i) Fusion's board of directors recommends acceptance of the tender offer or exchange offer by its stockholders or (ii) within ten business days of the commencement, Fusion's board of directors fails to recommend against acceptance of the tender offer or exchange offer by its stockholders;

            . Fusion's board of directors fails to publicly reaffirm its recommendation to its stockholders of the merger agreement and the transactions described in the merger agreement within ten business days after Baxter requests in writing that the recommendation be reaffirmed after it is publicly announced or Fusion otherwise discovers that a person or affiliated group has acquired beneficial ownership of more than 20% of the outstanding shares of Fusion common stock, other than Baxter, HB2002 or any group of which any of them is a member and other than passive stockholders as described in the merger agreement; or

            . Fusion breaches in any material respect the nonsolicitation restrictions in the merger agreement; or

      . by Fusion, for the purpose of accepting a superior proposal for the acquisition of Fusion; provided that Fusion has satisfied all of the conditions contained in the merger agreement with respect to terminating the merger agreement due to a superior proposal.

      In addition, the parties may amend or waive any provision of the merger agreement by action taken or authorized by their respective boards of directors, at any time before the completion of the merger, provided that after the merger agreement is adopted by Fusion stockholders, no amendment will be made except as allowed under applicable law. All amendments to the merger agreement must be in writing and signed by each party. All waivers to the merger agreement must be in writing and signed by the party against whom the waiver is to be effective.

FEES AND EXPENSES

      All costs and expenses incurred in connection with the merger agreement and the consummation of the transactions described in it are to be paid by the party incurring the expenses except as set forth below:

      . Fusion and Baxter will share equally all fees and expenses (other than attorneys' and accountants' fees and expenses) incurred:

            . in relation to the printing and filing of proxy statement materials and this prospectus; and

            .      for premerger notification and report forms under the HSR
                   Act.

      . If the merger agreement is validly terminated by Fusion because Fusion accepted a superior proposal for the acquisition of Fusion, then, concurrently with such termination, Fusion shall pay to Baxter a termination fee of $5.0 million.

      .      If the merger agreement is validly terminated by Baxter because
             (a) Fusion's board of directors has withdrawn, modified or changed its approval or recommendation of the merger or the merger agreement or has recommended or announced its intention to recommend an alternate acquisition proposal, or (b) a tender or exchange offer for 50% or more of the outstanding shares of Fusion common stock is announced or commenced and Fusion's board of directors either recommends such offer or fails to recommend against it within ten business days, or (c) Fusion's board of directors fails to reaffirm its recommendations with regard to the merger within ten business days after Baxter requests that it do so following the acquisition by a person or group of more than 20% of the outstanding shares of Fusion common stock, or (d) Fusion has breached the non-solicitation provisions of the merger agreement in any material respect, then, within five business days of such termination, Fusion shall pay to Baxter a termination fee of $5.0 million.

      .      If the merger agreement is validly terminated:

            . by Fusion or by Baxter because the merger is not completed by August 26, 2002 or another date agreed upon by Fusion and Baxter or if the merger agreement is not adopted by Fusion stockholders at the stockholder meeting called for that purpose; or

            . by Baxter if there has been an intentional or willful breach of the merger agreement by Fusion that is intended to or has the effect of facilitating an alternate acquisition proposal by a party other than Baxter, and if Fusion has received an alternate acquisition proposal that has not expired or been revoked prior to the termination of the merger agreement and, within nine months after the termination of the merger agreement, any alternate acquisition proposal is consummated or documented in a definitive agreement that is subsequently consummated, then, within five business days of the consummation of the alternate transaction, Fusion must pay to Baxter $5.0 million.

VOTING AGREEMENTS AND PROXIES

      In connection with the merger agreement, Baxter and HB2002 entered into voting agreements and irrevocable proxies with all of Fusion's executive officers (other than one officer who has given notice of his intention to terminate his employment) and directors as of the date of the merger agreement and their affiliates. Pursuant to these voting agreements and irrevocable proxies, each person or entity agreed:

      . to vote all of the shares of capital stock of Fusion beneficially owned by him or it at every meeting of Fusion stockholders until the expiration date called to consider and vote to adopt and approve the merger, the merger agreement, the transactions described in the merger agreement, an acquisition proposal or any action or proposal opposing, or competing with, the merger and the transactions described in the merger agreement:

            . in favor of approval of the merger, the adoption and approval of the merger agreement, the other actions described in the merger agreement and the proxy and any action required to further each of them;

            .      against approval of any acquisition proposal;

            . against approval of any proposal made in opposition to or in competition with completion of the merger and the transactions described in the merger agreement; and

      . against any other action that is intended or could reasonably be expected to impede, interfere with, postpone, discourage or adversely affect the merger or any of the transactions described in the merger agreement.

      The voting agreements terminate upon the earlier of the termination of the merger agreement or the closing of the merger.

      The full text of the form of voting agreement is included in this document as Annex B.

                      COMPARISON OF STOCKHOLDERS' RIGHTS

      This section of the document describes certain differences between the rights of holders of Baxter common stock and Fusion common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you and does not purport to be a complete statement of the rights of the holders of the common stock of Baxter or Fusion. You should carefully read this entire document, including the annexes, and the other documents we refer to for a more complete understanding of the differences between being a stockholder of Fusion and being a stockholder of Baxter.

GENERAL

      Fusion is incorporated under the laws of the State of Delaware and, accordingly, the rights of Fusion stockholders are governed by Delaware law and Fusion's restated certificate of incorporation and bylaws. Baxter also is incorporated under the laws of the State of Delaware and is governed by Delaware law and Baxter's restated certificate of incorporation and bylaws. After completion of the merger, Fusion stockholders will become stockholders of Baxter and their rights will continue to be governed by the laws of the State of Delaware. Accordingly, the distinctions set forth below arise solely from the respective certificates of incorporation and bylaws of Baxter and Fusion.

CLASSES OF COMMON STOCK OF BAXTER AND FUSION

      Baxter and Fusion each have one class of common stock issued and outstanding. In accordance with Delaware law, the holders of Baxter common stock and the holders of Fusion common stock are entitled to one vote for each share held.

CLASSIFIED BOARD OF DIRECTORS

      Delaware law provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Baxter's board of directors and Fusion's board of directors are both divided into three classes, as nearly equal in size as possible, with each class of each board being elected annually for a three-year term and serving until the directors' successors are elected and qualified.

NUMBER OF DIRECTORS

      Baxter's board of directors may consist of not fewer than twelve nor more than twenty directors. The number of directors within this range may be determined by the board of directors but the minimum or maximum number of directors on Baxter's board may be changed only by a vote of at least two-thirds of the outstanding shares of the capital stock of Baxter entitled to vote generally in the election of directors. In the event that Baxter has failed to pay a dividend to Baxter's series B junior participating preferred stock for six consecutive quarterly dividend periods, the holders of all series of Baxter's preferred stock, voting as a single class and excluding the holders of common stock, may elect two additional directors to the board to serve through the end of the term during which the delinquent dividend payments are made. No person who is older than 72 is eligible for reelection or appointment to the board.

      Fusion's board of directors consists of seven directors. The number of directors on Fusion's board may be increased or decreased by an amendment to Fusion's bylaws, which may be made in accordance with the procedures described below under the heading "--Removal of Directors" beginning below on this page and under the heading "--Filling Vacancies on the Board of Directors" on page 49 below.

REMOVAL OF DIRECTORS

      Under Delaware law, a director of a corporation with a classified board of directors, such as Baxter's, may be removed only for cause by a majority of the shares entitled to vote unless the certificate of incorporation provides otherwise.

      Baxter's restated certificate of incorporation does not provide for any other means of removal of directors; however, it does provide that any director elected solely by the holders of preferred stock as a result of delinquent dividend payments may be removed only by the vote of the holders of a majority of the preferred stock of the corporation then outstanding.

      Fusion's restated certificate of incorporation provides that its directors may be removed from office only for cause and only by the affirmative vote of not less than two-thirds of the holders of shares of capital stock entitled to vote generally in the election of directors at a regular or special stockholder meeting. Notice of the proposed director removal must have been contained in the notice of the stockholder meeting.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

      Any newly created directorships in Baxter's board of directors resulting from any increase in the number of authorized directors may be filled by a majority of the directors then in office. In the case of any other vacancy, a directorship may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. In the case of a new directorship resulting from an increase in the number of directors, the new director will serve the same term as the other members of his board class. A director elected to fill any other vacancy will have the same remaining term as that of his or her predecessor.

      A vacancy on Fusion's board of directors resulting from the removal or resignation of a director may be filled by a majority vote of the directors then in office. In the case of any other vacancy, including a newly created directorship resulting from an increase in the authorized number of directors elected by all of the stockholders having the right to vote generally in the election of directors, such vacancy may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

ABILITY TO CALL SPECIAL MEETINGS

      Special meetings of the stockholders of Baxter may be called only by the chairman of the board, the chief executive officer or the corporate secretary, and must be called by such person upon a written request by a majority of the board of directors or by resolution of the directors.

      Special meetings of Fusion stockholders may be called at any time but only by the board of directors, the chairman of the board or the president. If at any time Fusion has no directors in office, then any officer or stockholder may call a special meeting of stockholders.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND NOMINATIONS

      Under the Baxter bylaws, proposals of business to be transacted or nominations of persons for election to the board of directors may be made at a meeting of stockholders by or at the discretion of the board of directors or by any stockholder entitled to vote. In the case of an annual meeting, the secretary of Baxter must receive written notice of the stockholder proposal or nomination not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If, however, the annual meeting is called for a date that is not within thirty days before or after the annual meeting anniversary date, the secretary must receive notice from the stockholder not later than the close of business on the tenth day following either the day notification of the annual meeting date was mailed or the day public disclosure of the annual meeting date was made, whichever occurs first. In the case of a special meeting of stockholders called for the purpose of electing directors, the secretary of Baxter must receive notice not later than the close of business on the tenth day following the day on which notification of the date of the special meeting was mailed or the day public disclosure of the date of the special meeting was made, whichever occurs first.

      In the case of a Baxter stockholder proposal of business to be transacted at a stockholder meeting, the stockholder notice must state, among other things:

      . a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

      . the name and record address of the stockholder proposing the business;

      . the class or series and number of shares of Baxter stock owned beneficially or of record by the stockholder;

      . a description of all the arrangements or understandings between the stockholder and any other person (including their names) in connection with the proposal and any material interest of the stockholder in the business being proposed; and

      . a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.

      In the case of a Baxter stockholder's director nomination, the stockholder notice must state, among other things:

      . the name, age, business address, residence addresses and principal occupation or employment of any person whom the stockholder proposes to nominate for election or re-election as a director;

      . the class or series and number of shares of the corporation beneficially owned by such nominee;

      . written consent of the nominee to being named as a nominee and serving as a director if elected;

      . the name and address of the stockholder giving the notice, as they appear on the books of the corporation;

      . the class or series and number of shares of the corporation owned beneficially or of record by the stockholder;

      . a description of any arrangements or understandings between the stockholder giving notice and the nominee and any other person or persons (including their names) in connection with the nomination; and

      . a representation that the stockholder intends to appear in person or by proxy at the annual or special meeting to bring the proposed nomination before the meeting.

      Nominations for directors of Baxter may be made by any stockholder of the corporation who is a stockholder of record on the date notice of the proposal is given to the corporation and on the record date for determination of stockholders entitled to vote at the stockholder meeting.

      Similarly, the Fusion bylaws provide that proposals of business to be transacted or nominations of persons for election to the board of directors may be made at an annual meeting of stockholders by or at the discretion of the board of directors or by any stockholder entitled to vote. Fusion's corporate secretary must receive written notice of the stockholder proposal or nomination not less than twenty days nor more than sixty days prior to the date of the meeting. If, however, less than thirty days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the secretary must receive notice from the stockholder not later than the close of business on the tenth day following the day notice of the meeting date was mailed or the day of public disclosure of the meeting date.

      In the case of a Fusion stockholder proposal of business to be transacted at an annual meeting, the stockholder notice must state, among other things:

      . a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

      . the name and record address of the stockholder proposing the business;

      . the class and number of shares of Fusion stock beneficially owned by the stockholder; and

      .      any material interest of the stockholder in the proposed business.

      In the case of a Fusion stockholder's director nomination, the stockholder notice must state, among other things:

      . the name, age, business address, residence address and principal occupation or employment of any person whom the stockholder proposes to nominate for election or re-election as a director;

      . the class and number of shares of the corporation beneficially owned by such nominee;

      . written consent of the nominee to being named as a nominee and serving as a director if elected;

      . the name and address of the stockholder giving the notice, as they appear on the books of the corporation;

      . the class and number of shares of the corporation beneficially owned by the stockholder; and

      . a description of any arrangements or understandings between the stockholder giving notice and the nominee and any other person or persons (naming such person or persons) relating to the nomination.

AMENDMENT OF CERTIFICATES OF INCORPORATION

      Under Delaware law, a certificate of incorporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's certificate of incorporation.

      Baxter's restated certificate of incorporation provides that the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote is required to amend or repeal any provision of Baxter's restated certificate of incorporation that deals with (a) the classification of the board of directors and terms of directors, or (b) the rights of holders of classes or series of preferred stock to elect non-classified directors at annual or special meetings of the stockholders. Baxter's restated certificate of incorporation also provides that the provisions relating to the rights, preferences, powers or privileges of holders of Baxter's series B junior participating preferred stock cannot be amended in a way that would adversely affect such rights, preferences, powers or privileges without the affirmative vote of at least a majority of these holders.

      The Fusion restated certificate of incorporation provides that the affirmative vote of the holders of not less than two-thirds of the then outstanding shares of capital stock entitled to vote is required to amend or repeal any provisions of Fusion's restated certificate of incorporation that deal with (a) amendments to the bylaws of the corporation, (b) the number or removal of directors or filling any vacancy on the board of directors, (c) the classification of the board of directors, (d) the requirement that actions be taken at stockholder meetings rather than by written consent, or (e) amendments to the certificate of incorporation.

AMENDMENT OF BYLAWS

      Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated this power.

      The Baxter bylaws may be altered or amended by the affirmative vote of
(a) the holders of a majority of the common stock issued and outstanding, or
(b) a majority of the directors present at any meeting, provided the substance of the proposed amendment was stated in the notice of the meeting.

      Fusion's bylaws may be amended or repealed by Fusion's board of directors, subject to the right of the stockholders entitled to vote to amend or repeal such bylaws made by the board of directors, and provided that the affirmative vote of not less than two-thirds of the then outstanding shares of capital stock entitled to vote is required to amend sections of the bylaws dealing with (a) special meetings, (b) advance notice of stockholder nominees, or (c) advance notice of stockholder business.

RIGHTS PLANS

      On November 17, 1998 the board of directors of Baxter declared a dividend distribution of one right for each outstanding share of Baxter common stock. On February 27, 2001, the board of directors of Baxter declared a two-for-one stock split in the form of a 100% stock distribution to holders of Baxter common stock. As a result of the stock split, the Baxter rights plan was adjusted as of May 30, 2001 so that each share of Baxter common stock is now accompanied by one-half of one right. Each full right entitles the holder to purchase from Baxter one one-hundredth of a share of series B junior participating preferred stock at a price of $275 per one one-hundredth of a share, subject to adjustment. Initially, the rights are attached to all certificates representing Baxter common stock and no separate rights certificates have been issued. The rights will separate from the Baxter common stock upon the earlier of:

      . ten business days following the public announcement that a person or group has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of Baxter common stock; or

      . ten business days following the commencement of a tender or an exchange offer that would result in a person or group owning 15% or more of the outstanding shares of Baxter common stock;

unless the person or group has offered to acquire all of the outstanding shares of Baxter common stock and the independent directors of Baxter have determined that such offer is in the best interests of Baxter and its stockholders. The rights are not exercisable until one of the two events listed above has occurred and will expire on March 23, 2009.

      Upon the happening of one of the events listed above, each right (other than rights held by the acquiring person) will be exercisable for Baxter common stock having a value equal to two times the exercise price of the right. If Baxter is acquired or sells 50% or more of its assets, then each right will be exercisable for common stock in the surviving or transferee corporation having a value equal to two times the exercise price of the right.

      At any time up to ten days after the happening of one of the events listed above, Baxter may redeem the rights at a price of $.01 per right.

      Similarly, on October 10, 1997 the board of directors of Fusion declared a dividend distribution of one right for each outstanding share of Fusion common stock. Each right entitles the holder to purchase from Fusion one one-thousandth of a share of series A participating preferred stock at a price of $30 per one one-thousandth of a share, subject to adjustment. Initially, the rights are attached to all certificates representing Fusion common stock and no separate rights certificates have been issued. The rights will separate from the Fusion common stock upon the earlier of:

      . ten days following the public announcement that a person or group has acquired beneficial ownership of 15% or more (or, in the case of the State of Wisconsin Investment Board or Alloy Ventures, 20% or more) of the outstanding shares of Fusion common stock; or

      . ten days following the public announcement of the commencement of a tender or an exchange offer that would result in a person or group owning 15% or more (or, in the case of the State of Wisconsin Investment Board or Alloy Ventures, 20% or more) of the outstanding shares of Fusion common stock.

The rights are not exercisable until one of the events listed above has occurred and will expire on October 10, 2007.

      Upon the happening of one of the two events listed above, each right (other than rights held by the acquiring person) will be exercisable for Fusion common stock having a value equal to two times the exercise price of the right. If Fusion is acquired or sells 50% or more of its assets, then each right will be exercisable for common stock in the surviving or transferee corporation having a value equal to two times the exercise price of the right.

      At any time up to ten days after the happening of one of the events listed above, Fusion may redeem the rights at a price of $.01 per right.

      Pursuant to a resolution of Fusion's board of directors Fusion's rights plan was amended on February 26, 2002 to render the rights inapplicable to the merger.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Delaware law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.

      The Baxter restated certificate of incorporation provides that, to the fullest extent permitted under Delaware law, a director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Baxter will indemnify and advance expenses to each person who serves as an officer or director of Baxter or one of its subsidiaries and each person who serves or may have served at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise from any liability incurred as a result of such service to the fullest extent permitted by Delaware law. A director or officer will not be indemnified for actions taken by the director or officer against the corporation or as a derivative action by or in the right of the corporation. The indemnification rights conferred by Baxter are not exclusive of any other right to which persons seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      Fusion's restated certificate of incorporation provides that, to the fullest extent permitted under Delaware law, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Fusion will indemnify and advance expenses to each person who serves as a director, officer, employee or agent of the corporation and each person who serves or may have served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise from any liability actually and reasonably incurred as a result of such service if that person acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation. In the case of any criminal proceeding, such person must have had no reasonable cause to believe his or her action(s) to be unlawful. The indemnification rights conferred by Fusion are not exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      Baxter and Fusion may each purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of that corporation, or who was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her, whether or not Baxter or Fusion, as the case may be, would have the power to indemnify such person against such liability under such corporation's restated certificate of incorporation or under Delaware law.

  FUSION MEDICAL TECHNOLOGIES, INC.--SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


      The following table sets forth the beneficial ownership of Fusion common stock as of March 28, 2002 for the following: (i) each person or entity who is known by Fusion to own beneficially more than 5% of the outstanding shares of Fusion common stock; (ii) each of Fusion's directors; (iii) each of the officers named in the Summary Compensation Table set forth in Fusion's most recent Form 10-K/A; and (iv) all current directors and named executive officers of Fusion as a group.



                                               TOTAL SHARES      STOCK OPTIONS AND WARRANTS PERCENT BENEFICIALLY
NAME AND ADDRESS                          BENEFICIALLY OWNED (1)   BENEFICIALLY OWNED (2)        OWNED (3)
----------------                          ---------------------- -------------------------- --------------------
Alloy Ventures 2000, LLC (4).............       2,592,392                  544,611                  17.4%
480 Cowper Street
Palo Alto, CA 94301
Kern Capital Management LLC..............       1,101,625                        0                   7.7%
Robert E. Kern Jr. & David G. Kern
114 West 47th Street
New York, New York 10036
Douglas E. Kelly, M.D (5)................       2,617,819                  544,611                  17.5%
Philip M. Sawyer (6).....................       1,110,625                  186,666                   7.6%
Gordon W. Russell........................         253,946                   40,951                   1.8%
Cary J. Reich, Ph.D......................         218,799                  204,492                   1.5%
Joseph F. Rondinone, Ph.D (7). ..........         162,528                  136,506                   1.1%
Scott A. Huie............................         159,560                  146,873                   1.1%
Olav B. Bergheim.........................          49,236                   32,666                     *
J. Michael Egan..........................          27,266                   27,266                     *
Ronald A. Elenbaas.......................           2,533                    2,333                     *
Michael L. Eagle.........................           2,453                    1,833                     *
Dan S. Ellis.............................          96,753                   85,833                     *
                                                ---------                ---------                  ----
All directors and executive officers as a
  group (11 persons).....................       4,701,518                1,410,030                  29.8%

*     Less than 1%.



(1) Includes options and warrants to purchase shares of Fusion common stock that are exercisable within 60 days of March 28, 2002, as set forth in the Stock Options and Warrants column above.


(2) Represents shares of Fusion common stock subject to stock options or warrants that are exercisable within 60 days of March 28, 2002.


(3) Applicable percentage of beneficial ownership is based on 14,386,894 shares of Fusion common stock outstanding as of March 28, 2002 and calculated pursuant to Rule 13d-3(d) of the Exchange Act.


(4) Includes 1,486,457 shares of Fusion common stock and warrants exercisable into 371,614 shares of Fusion common stock directly owned by Alloy Ventures 2000, L.P., 306,489 shares of Fusion common stock and warrants exercisable into 76,622 shares of Fusion common stock directly owned by Alloy Investors 2000, L.P., 178,648 shares of Fusion common stock and warrants exercisable into 44,662 shares of Fusion common stock directly owned by Alloy Corporate 2000, L.P. and 76,187 shares of Fusion common stock and warrants exercisable into 19,047 shares of Fusion common stock directly owned by Alloy Partners 2000, L.P. Alloy Ventures 2000, LLC, the general partner of Alloy Ventures 2000, Alloy Investors 2000, Alloy Corporate 2000 and Alloy Partners 2000, may be deemed to have shared voting power to vote these shares and Craig Taylor, Douglas E. Kelly, John F. Shoch and Tony Di Bona, the managing members of Alloy Ventures 2000, LLC, may be deemed to have shared power to vote these shares. Also includes options to purchase 32,666 shares of Fusion common stock directly owned by Douglas E. Kelly.


(5) Includes 25,427 shares of Fusion common stock owned directly and 2,592,392 shares of Fusion common stock beneficially owned by Alloy Ventures 2000, LLC. Mr. Kelly is a managing member of Alloy Ventures 2000, LLC, and may be deemed to have shared power to vote these shares.


(6) Includes 295,749 shares of Fusion common stock held by Mr. Sawyer, options to purchase 186,666 shares of Fusion common stock beneficially owned by Mr. Sawyer and 628,210 shares of Fusion common stock held by Interface Biomedical Laboratories Corporation, of which Mr. Sawyer is a shareholder.


(7) Mr. Rondinone has resigned his employment at Fusion effective March 29, 2002.

                             STOCKHOLDER PROPOSALS

      Under Rule 14a-8 of the Exchange Act, Fusion stockholders may present proper proposals for inclusion in Fusion's proxy statement and for consideration at the next annual meeting of its stockholders by submitting such proposals to Fusion in a timely manner. In order to be so included for the 2002 annual meeting, stockholder proposals must have been received by Fusion no later than January 3, 2002, and must have otherwise complied with the requirements of Rule 14a-8. Under Fusion's bylaws, in order to be considered for possible action by stockholders at the 2002 annual meeting, stockholder proposals must be submitted to Fusion's Corporate Secretary not less than twenty nor more than sixty days in advance of Fusion's 2002 annual meeting. In addition, stockholder proposals must meet other applicable criteria set forth in Fusion's bylaws in order to be considered at the 2002 annual meeting. Fusion's board of directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for consideration at the 2002 annual meeting. If the merger closes prior to the date of the annual meeting of Fusion stockholders, the annual meeting of Fusion stockholders will be cancelled.

                                 LEGAL MATTERS


      The validity of the shares of Baxter common stock offered by this document will be passed upon for Baxter by Thomas J. Sabatino, Jr., Senior Vice President and General Counsel of Baxter. Mr. Sabatino is a full-time employee of Baxter and, as of March 28, 2002, beneficially owned 120,883 shares of Baxter common stock and had options to acquire an additional 403,140 shares of Baxter common stock. Dechert, Philadelphia, Pennsylvania, is outside counsel to Baxter. Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, is outside counsel to Fusion. It is a condition to the completion of the merger that Fusion receive an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, and that Baxter receive an opinion from Dechert to the effect that, among other things, the merger will constitute a reorganization for federal income tax purposes.


                                    EXPERTS

      The consolidated financial statements incorporated in this document by reference to Baxter International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements incorporated in this document by reference to the Fusion Medical Technologies, Inc. Annual Report on Form 10-K/A for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                          FORWARD-LOOKING STATEMENTS

      This document and the documents incorporated by reference into this document contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Baxter's and Fusion's financial condition, results of operations and business and the expected impact of the merger on Baxter's financial performance. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions indicate forward-looking statements. These statements are based on current expectations and involve numerous risks and uncertainties. These forward-looking statements are not guarantees of future performance and are subject to factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Some of these risks and uncertainties are factors that affect all businesses, while some are specific to Baxter or Fusion, as the case may be, and the health care arenas in which they operate. These factors include, but are not limited to, interest rates; technological advances in the medical field; economic conditions; demand and market acceptance risks for new and existing products, technologies and health care services; the impact of competitive products and pricing; manufacturing capacity; new plant start-ups; global regulatory, trade and tax policies; regulatory, legal or other developments relating to Baxter's Series A, AF and AX dialyzers; continued price competition; product development risks, including technological difficulties; ability to enforce patents; actions of regulatory bodies and other governmental authorities; reimbursement policies of government agencies; commercialization factors; results of product testing; and other factors described in each of Baxter's and Fusion's reports filed under the Exchange Act and incorporated by reference into this document. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 15. Neither Baxter nor Fusion undertakes any obligation to update any forward-looking statements.

                      WHERE YOU CAN FIND MORE INFORMATION

      Baxter and Fusion file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

      Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy statements and other information regarding Baxter and Fusion. The address of the SEC web site is www.sec.gov.

      Baxter has filed a registration statement with the SEC to register the Baxter common stock to be issued to Fusion stockholders in the merger. This document is a part of that registration statement and constitutes a prospectus of Baxter in addition to being a proxy statement of Fusion for use at its special meeting.

      Stockholders can obtain any of the documents incorporated by reference in this document through Baxter and Fusion or the SEC. Documents incorporated by reference in this document are available from Baxter and Fusion without charge, excluding all exhibits. Stockholders may obtain documents incorporated by reference in this document by requesting them orally or in writing to the following:

          Baxter International Inc. Fusion Medical Technologies, Inc.
          Investor Relations        Investor Relations
          One Baxter Parkway        34175 Ardenwood Boulevard
          Deerfield, IL 60015       Fremont, CA 94555
          (847) 948-4551            (510) 818-4600


      IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY APRIL 26, 2002 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.


      WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSED MERGER THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT, OR IN THE DOCUMENTS BAXTER OR FUSION HAS PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

      IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR, IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

      THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this document, and later information filed with the SEC will update and supersede this information. This document incorporates by reference the documents set forth below that Baxter and Fusion have previously filed with the SEC. The documents contain important information about Baxter and Fusion and their finances.

      We incorporate by reference Baxter's:


BAXTER SEC FILINGS (COMMISSION FILE NO. 1-4448):          PERIOD:

    Annual Report on Form 10-K                            Fiscal year ended December 31, 2001

    Registration Statement on Form 8-A (description of    Dated March 21, 1989
    Baxter's common stock)

    Definitive Proxy Statement for Baxter's 2002 Annual   Dated March 22, 2002
    Meeting of Stockholders


      We also incorporate by reference Fusion's:

FUSION SEC FILINGS (COMMISSION FILE NO. 000-28460):      PERIOD:

    Annual Report on Form 10-K/A                         Fiscal year ended December 31, 2001

    Form 8-K                                             Filed on March 1, 2002 (as amended on
                                                         Fusion's Form 8-K/A filed on March 7,
                                                         2002)

    Form 8-A (description of Fusion's preferred stock)   Filed on November 5, 1997 (as amended
                                                         in Fusion's Form 8-K filed on April 8,
                                                         1999 and as further amended by
                                                         Fusion's Form 8-A/A filed on April 11,
                                                         2001, and as further amended by
                                                         Fusion's Form 8-A/A filed on March 12,
                                                         2002)

    Form 8-A (description of Fusion's common stock)      Filed on April 25, 1996 (as amended by
                                                         Fusion's Form 8-A/A filed on June 6,
                                                         1996) (description of Fusion's common
                                                         stock is incorporated by reference to the
                                                         "Capitalization" and "Description of
                                                         Capital Stock" sections of Fusion's Form
                                                         SB-2 (Registration No. 333-3970-LA))

      In addition, all of Baxter's and Fusion's filings with the SEC after the date of this document under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference until the merger becomes effective.

      Any statement contained in this document or in a document incorporated or deemed to be incorporated by reference in this document shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this or in any other later filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

                                                                        ANNEX A

                                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

--------------------------------------------------------------------------------

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                 BY AND AMONG

                      FUSION MEDICAL TECHNOLOGIES, INC.,

                           BAXTER INTERNATIONAL INC.

                                      AND

                              HB2002 CORPORATION

                         DATED AS OF FEBRUARY 26, 2002

                               TABLE OF CONTENTS

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                                                                        ----

   ARTICLE I THE MERGER................................................  A-1

      SECTIOn 1.1.   The Merger........................................  A-1
      SECTION 1.2.   Effect On Common Stock............................  A-2
      SECTION 1.3.   Exchange Of Certificates..........................  A-2
      SECTION 1.4.   Transfer Taxes; Withholding.......................  A-5
      SECTION 1.5.   Stock Options; Stock Purchase Plan; Warrants......  A-5
      SECTION 1.6.   No Further Ownership Rights in Common Stock.......  A-6
      SECTION 1.7.   Lost Certificates.................................  A-6
      SECTION 1.8.   Merger Closing....................................  A-6
      SECTION 1.9.   Tax Consequences..................................  A-6

   ARTICLE II THE SURVIVING CORPORATION................................  A-6

      SECTION 2.1.   Certificate Of Incorporation......................  A-6
      SECTION 2.2.   Bylaws............................................  A-7
      SECTION 2.3.   Officers And Directors............................  A-7

   ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........  A-7

      SECTION 3.1.   Corporate Existence And Power.....................  A-7
      SECTION 3.2.   Corporate Authorization...........................  A-8
      SECTION 3.3.   Consents And Approvals; No Violations.............  A-8
      SECTION 3.4.   Capitalization....................................  A-9
      SECTION 3.5.   Subsidiaries...................................... A-10
      SECTION 3.6.   SEC Documents..................................... A-10
      SECTION 3.7.   Financial Statements.............................. A-11
      SECTION 3.8.   Absence Of Undisclosed Liabilities................ A-11
      SECTION 3.9.   Registration Statement; Proxy Statement/Prospectus A-11
      SECTION 3.10.  Absence Of Material Adverse Changes, Etc.......... A-12
      SECTION 3.11.  Taxes............................................. A-13
      SECTION 3.12.  Employee Benefit Plans............................ A-13
      SECTION 3.13.  Litigation; Compliance With Laws.................. A-17
      SECTION 3.14.  Labor Matters..................................... A-18
      SECTION 3.15.  Certain Contracts And Arrangements................ A-18
      SECTION 3.16.  Environmental Matters............................. A-19
      SECTION 3.17.  Intellectual Property............................. A-21
      SECTION 3.18.  Board Recommendation.............................. A-22
      SECTION 3.19.  Tax Treatment..................................... A-22
      SECTION 3.20.  Financial Advisors' Fees.......................... A-22
      SECTION 3.21.  Anti-takeover Provisions; Rights Plan............. A-22
      SECTION 3.22.  Insurance......................................... A-22
      SECTION 3.23.  Section 162(m) of the Code........................ A-23
      SECTION 3.24.  Opinion of Company Financial Advisor.............. A-23
      SECTION 3.25.  Affiliate Transactions............................ A-23
      SECTION 3.26.  Relationship with Customers and Suppliers......... A-23
      SECTION 3.27.  FDA Matters....................................... A-23
      SECTION 3.28.  Title to Property................................. A-24
      SECTION 3.29.  Affiliates........................................ A-25
      SECTION 3.30.  Absence of Questionable Payments.................. A-25

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                               TABLE OF CONTENTS

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......................... A-25

   SECTION 4.1.   Corporate Existence And Power............................................ A-25
   SECTION 4.2.   Corporate Authorization.................................................. A-26
   SECTION 4.3.   Consents And Approvals; No Violations.................................... A-26
   SECTION 4.4.   Capitalization........................................................... A-27
   SECTION 4.5.   SEC Documents............................................................ A-27
   SECTION 4.6.   Financial Statements..................................................... A-27
   SECTION 4.7.   Registration Statement; Proxy Statement/Prospectus....................... A-28
   SECTION 4.8.   Share Ownership.......................................................... A-28
   SECTION 4.9.   Merger Sub's Operations.................................................. A-28
   SECTION 4.10.  Tax Treatment............................................................ A-28
   SECTION 4.11.  Finders' Fees............................................................ A-28

ARTICLE V PRECLOSING AND OTHER COVENANTS OF THE PARTIES.................................... A-28

   SECTION 5.1.   Conduct Of The Business Of The Company................................... A-28
   SECTION 5.2.   Conduct of the Business of Parent........................................ A-31
   SECTION 5.3.   Proxy Statement/Prospectus; Registration Statement; Stockholders' Meeting A-31
   SECTION 5.4.   Access to Information; Confidentiality Agreement......................... A-32
   SECTION 5.5.   No Solicitation.......................................................... A-32
   SECTION 5.6.   Director and Officer Liability........................................... A-34
   SECTION 5.7.   Commercially Reasonable Efforts.......................................... A-35
   SECTION 5.8.   Certain Filings.......................................................... A-35
   SECTION 5.9.   Public Announcements..................................................... A-36
   SECTION 5.10.  Further Assurances....................................................... A-36
   SECTION 5.11.  Employee Matters......................................................... A-36
   SECTION 5.12.  Tax-Free Reorganization Treatment........................................ A-37
   SECTION 5.13.  Blue Sky Permits......................................................... A-37
   SECTION 5.14.  Listing.................................................................. A-37
   SECTION 5.15.  Certain Notifications.................................................... A-37
   SECTION 5.16.  No Redemption of Rights Plan............................................. A-37
   SECTION 5.17.  Requests for Destination................................................. A-38
   SECTION 5.18.  Rule 145 Affiliates...................................................... A-38

ARTICLE VI CONDITIONS TO THE MERGER........................................................ A-38

   SECTION 6.1.   Conditions To Each Party's Obligations................................... A-38
   SECTION 6.2.   Conditions To The Company's Obligation To Consummate The Merger.......... A-38
   SECTION 6.3.   Conditions To Parent's And Merger Sub's Obligations To Consummate The
                    Merger................................................................. A-39

ARTICLE VII TERMINATION.................................................................... A-39

   SECTION 7.1.   Termination.............................................................. A-39
   SECTION 7.2.   Effect of Termination.................................................... A-41
   SECTION 7.3.   Fees..................................................................... A-41
   SECTION 7.4.   Interim Financing........................................................ A-41

ARTICLE VIII MISCELLANEOUS................................................................. A-42

   SECTION 8.1.   Notices.................................................................. A-42
   SECTION 8.2.   Survival Of Representations And Warranties............................... A-42

                                     A-ii

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                               TABLE OF CONTENTS

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   SECTION 8.3.   Interpretation.......................................... A-43
   SECTION 8.4.   Amendments, Modification And Waiver..................... A-43
   SECTION 8.5.   Successors And Assigns.................................. A-43
   SECTION 8.6.   Specific Performance.................................... A-43
   SECTION 8.7.   Governing Law........................................... A-43
   SECTION 8.8.   Severability............................................ A-44
   SECTION 8.9.   Third Party Beneficiaries............................... A-44
   SECTION 8.10.  Entire Agreement........................................ A-44
   SECTION 8.11.  Counterparts; Effectiveness............................. A-44

                            TABLE OF DEFINED TERMS

 TERM                                                              SECTION
 1993 Plan.......................................................    1.5(a)
 2001 Financial Statements.......................................      3.7
 Acquisition Agreement...........................................    5.5(b)
 Acquisition Proposal............................................    5.5(a)
 Additional Financing............................................      7.4
 Additional SVB Funds............................................      7.4
 Affected Employee...............................................    5.11(a)
 Affiliate Letter................................................     5.18
 Agreement....................................................... Introduction
 Antitrust Law...................................................    5.8(f)
 Base Amount.....................................................   1.3(h)(i)
 Benefit Arrangements............................................   (h)(i)(1)
 Benefit Plan....................................................    3.12(b)
 Benefit Plans...................................................    3.12(a)
 Certain Stockholders............................................   Recitals
 Certificate Of Merger...........................................    1.1(b)
 Certificates....................................................    1.3(b)
 Cleanup.........................................................  3.16(a)(i)
 Closing.........................................................      1.8
 Closing Capitalization..........................................   1.3(g)(i)
 Closing Date....................................................      1.8
 Code............................................................   Recitals
 Commitments to change Benefit Arrangements or Remuneration Plans 3.12(n)(i)(3)
 Common Stock....................................................   Recitals
 Company......................................................... Introduction
 Company Disclosure Schedule..................................... Introduction
 Company Financial Advisor.......................................     3.20
 Company Group...................................................    3.11(a)
 Company Material Adverse Effect.................................      3.1
 Company Option Plans............................................    1.5(a)
 Company Products................................................    3.27(a)
 Company SEC Documents...........................................      3.6
 Company Securities..............................................    3.4(a)
 Company Stockholders' Meeting...................................      3.9
 Company Warrant.................................................    1.5(c)
 Confidentiality Agreement.......................................    5.4(b)
 Contract........................................................    3.15(a)
 Convertible Securities..........................................   1.3(g)(i)
 DGCL............................................................   Recitals
 Director Plan...................................................    1.5(a)
 Effective Time..................................................    1.1(b)
 Environmental Audits............................................    3.16(f)
 Environmental Claim.............................................  3.16(a)(ii)
 Environmental Laws.............................................. 3.16(a)(iii)
 Equipment.......................................................    3.28(c)
 ERISA Affiliate.................................................    3.12(a)
 ESPP............................................................    1.5(b)

ESPP Date........................................................    1.5(b)
Exchange Act.....................................................    3.3(b)
Exchange Agent...................................................    1.3(a)
Exchange Fund....................................................    1.3(a)
Exchange Ratio...................................................    1.2(c)
Exercise Period..................................................    1.5(a)
FDA..............................................................    3.27(a)
Foreign Authorities..............................................    3.27(a)
Form S-4.........................................................      3.9
GAAP.............................................................      3.7
Governmental Entity..............................................    3.3(b)
Group Outcome....................................................     3.20
Hazardous Materials..............................................  3.16(a)(iv)
HSR Act..........................................................    3.3(b)
Indemnitees......................................................    5.6(b)
Intellectual Property............................................    3.17(e)
Interim Financing................................................      7.4
IRS..............................................................    3.12(a)
Leased Real Property.............................................    3.28(a)
Licenses.........................................................      3.1
Lien.............................................................    3.5(b)
Material Business................................................    5.5(a)
Material Contract................................................    3.15(a)
Merger...........................................................    1.1(a)
Merger Consolidation.............................................    1.3(b)
Merger Sub....................................................... Introduction
Notice...........................................................    1.5(a)
NYSE.............................................................    1.2(c)
Option Holder....................................................    1.5(a)
Options..........................................................    1.5(a)
Parent........................................................... Introduction
Parent Loan......................................................      7.4
Parent Material Adverse Effect...................................      4.1
Parent Preferred Stock...........................................      4.4
Parent SEC Documents.............................................      4.5
Parent Series A Preferred Stock..................................      4.4
Parent Shares....................................................   Recitals
Parent Stock Price...............................................    1.2(c)
Pension Plan.....................................................    3.12(c)
Permits..........................................................    3.13(b)
Permitted Liens..................................................    3.28(b)
Person...........................................................    1.3(a)
plan of reorganization...........................................      1.9
Preferred Stock..................................................    3.4(a)
Proxy Statement/Prospectus.......................................      3.9
Release..........................................................  3.16(a)(v)
Remuneration Plans............................................... 3.12(n)(i)(2)
Representatives..................................................    5.4(a)
Represented Capitalization.......................................   1.3(g)(i)
Rights Plan......................................................    3.21(b)
SEC..............................................................      3.6

Secretary Of State.....................................................  1.1(b)
Securities Act.........................................................  3.3(b)
Share Price............................................................  1.2(c)
Subsidiary.............................................................  3.5(a)
Superior Proposal......................................................  5.5(a)
Surviving Corporation..................................................  1.1(a)
Tax Return............................................................. 3.11(b)
Taxes.................................................................. 3.11(b)
Termination Fee........................................................  7.3(a)
Voting Agreement....................................................... Recitals
Voting Company Debt....................................................  3.4(b)
WARN................................................................... 3.12(m)
WARN Act............................................................... 5.11(c)

      AGREEMENT AND PLAN OF MERGER, dated as of February 26, 2002 (this "Agreement"), by and among Fusion Medical Technologies, Inc., a Delaware corporation (the "Company"), Baxter International Inc., a Delaware corporation ("Parent") and HB2002 Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub").

                              W I T N E S S E T H

      WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company, and Parent as sole stockholder of Merger Sub, have each approved, and the Board of Directors of the Company has determined that it is fair to, advisable and in the best interests of, the Company and the stockholders of the Company to enter into, this Agreement and the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), whereby each issued and outstanding share of common stock, par value $0.001 per share (the "Common Stock"), of the Company (other than shares of Common Stock owned, directly or indirectly, by Parent or by Merger Sub immediately prior to the Effective Time), together with the attached Rights, will, upon the terms and subject to the conditions and limitations set forth herein, be converted into shares of common stock, par value $1.00 per share, of Parent (the "Parent Shares"), together with the attached rights pursuant to the Rights Agreement, dated as of December 12, 1998, between Parent and EquiServe Trust Company, N.A. (successor to First Chicago Trust Company of New York), as Rights Agent, as amended, in accordance with the provisions of
Article I of this Agreement; and

      WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code").

      WHEREAS, simultaneously with the execution and delivery of this Agreement and in order to induce Parent and Merger Sub to enter into this Agreement, the executive officers, Directors and certain other principal stockholders of the Company (the "Certain Stockholders") have executed and delivered to Parent an agreement (the "Voting Agreement") pursuant to which the Certain Stockholders have agreed to take specified actions in furtherance of the transactions contemplated by this Agreement, including voting their shares of Common Stock in favor of approval of this Agreement.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

      SECTION 1.1. The Merger

      (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged (the "Merger") with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and shall continue under the name "Fusion Medical Technologies, Inc."

      (b) Concurrently with the Closing, the Company, Parent and Merger Sub shall cause a certificate of merger (the "Certificate Of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary Of State") as provided in the DGCL and shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as is agreed between the parties and specified in the Certificate of Merger, and such date and time is hereinafter referred to as the "Effective Time."

      (c) From and after the Effective Time, the Merger shall have the effects set forth in the DGCL, except as otherwise provided herein. Subject to the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Merger Sub.

      SECTION 1.2. Effect On Common Stock.  At the Effective Time:

                          (a) Cancellation Of Shares Of Common Stock.  Each
             share of Common Stock held by the Company as treasury stock and each share of Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no consideration or payment shall be delivered therefor or in respect thereto. All shares of Common Stock to be converted into Parent Shares pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate (representing prior to the Effective Time any such shares of Common Stock) shall thereafter cease to have any rights with respect to such shares of Common Stock, except the right to receive (i) the Parent Shares into which such shares of Common Stock have been converted, (ii) any dividend and other distributions in accordance with Section 1.3(c) hereof and (iii) any cash, without interest, to be paid in lieu of any fraction of a Parent Share in accordance with Section 1.3(d) hereof.

                          (b) Capital Stock Of Merger Sub.  Each share of
             common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

                          (c) Conversion Of Shares Of Common Stock.  Subject to
             the other provisions of Article I, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock referred to in the first sentence of Section 1.2(a) hereof), together with the attached Rights, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and extinguished and automatically converted into the right to receive the fraction (the "Exchange Ratio") of a Parent Share (calculated and rounded to the nearest ten-thousandth of one share) equal to $10.00 (the "Share Price") divided by the Parent Stock Price (as defined below). The "Parent Stock Price" shall be an amount equal to the average closing sale price of one Parent Share, as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions Tape for the ten (10) consecutive trading days ending on and including the third (3rd) trading day prior to the date of the Company Stockholders' Meeting.

      SECTION 1.3. Exchange Of Certificates.

      (a) Prior to the mailing of the Proxy Statement EquiServe Trust, N.A. or such other bank, trust company, Person or Persons as shall be designated by Parent and reasonably acceptable to the Company shall act as the exchange agent for the delivery of the Parent Shares in exchange for shares of Common Stock (the "Exchange Agent") in connection with the Merger. At or promptly following the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent the certificates representing Parent Shares, for the benefit of the holders of shares of Common Stock which are converted into Parent Shares pursuant to Section 1.2(c) hereof (together with cash as required to (i) pay any dividends or distributions with respect thereto in accordance with Section 1.3(c) hereof and (ii) make payments in lieu of fractional Parent Shares, pursuant to Section 1.3(d) hereof, being hereinafter referred to as the "Exchange Fund"). For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

      (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a certificate or certificates representing that number of whole Parent Shares, if any, into which the number of shares of Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and the Parent Shares in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the number of Parent Shares for each share of Common Stock formerly represented by such Certificate (the "Merger Consolidation"), to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three business days of receipt thereof (but in no case prior to the Effective Time), and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof. No interest shall be paid or accrued for the benefit of holders of the Certificates on the cash payable pursuant to Sections 1.3(c) and (d) below upon the surrender of the Certificates.

      (c) No dividends or other distributions with respect to Parent Shares with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby by reason of the conversion of shares of Common Stock pursuant to Sections 1.2(c) hereof and no cash payment in lieu of fractional Parent Shares shall be paid to any such holder pursuant to Section 1.3(d) hereof until such Certificate is surrendered in accordance with this Article I. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid, without interest, to the Person in whose name the Parent Shares representing such securities are registered (i) at the time of such surrender, the amount of any cash payable in lieu of fractional Parent Shares to which such holder is entitled pursuant to Section 1.3(d) hereof and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to Parent Shares, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Parent Shares.

      (d) Notwithstanding any other provision of this Agreement, no fraction of a Parent Share will be issued and no dividend or other distribution, stock split or interest with respect to Parent Shares shall relate to any fractional Parent Share, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the Parent Shares. In lieu of any such fractional security, each holder of shares of Common Stock otherwise entitled to a fraction of a Parent Share (after aggregating all fractional Parent Shares that otherwise would be received by such holder) will be entitled to receive in accordance with the provisions of this Section 1.3 from the Exchange Agent a cash payment (rounded to the nearest whole cent), without interest, equal to the product of: (i) such fraction, multiplied by (ii) the Parent Stock Price.

      (e) Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Common Stock prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Parent (subject to Section 1.3(f) hereof) for their claim for Parent Shares, any cash without interest, to be paid, in lieu of any fractional Parent Shares and any dividends or other distributions with respect to Parent Shares to which such holders may be entitled.

      (f) None of Parent, Merger Sub, Company or the Exchange Agent shall be liable to any Person in respect of any Parent Shares held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which (i) any Parent Shares, (ii) any cash in lieu of fractional Parent Shares or (iii) any dividends or distributions with respect to Parent Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such Parent Shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

      (g) (i) The parties understand and agree that the Share Price has been calculated based upon the accuracy of the representations and warranties set forth in Section 3.4 and that, in the event the capitalization of the Company as of the Closing Date is different than the capitalization of the Company as set forth in Section 3.4 (other than as a result of the exercise or conversion in accordance with their terms or the terms of this Agreement of any options, warrants, securities or other agreements specicifically set forth in Section 3.4, including the ESPP), and that as a result of such difference the aggregate dollar value (as determined below) of the outstanding shares of Common Stock, Options, warrants and other securities exercisable or convertible into shares of Common Stock (such Options, warrants and other securities being collectively referred to as "Convertible Securities"), as of the Closing Date ((i) without giving effect to the exercise or conversion of any Convertible Securities or the issuance of any shares of Common Stock pursuant to the ESPP as set forth in
Section 3.4, and (ii) including as a result of any stock split, stock dividend, including any dividend or distribution of securities convertible into shares of Common Stock, recapitalization, or other like change occurring after the date of this Agreement) (the "Closing Capitalization") differs by an amount that is greater than one-tenth of one percent (0.1%) of the aggregate dollar value (as determined below) of the shares of Common Stock and Convertible Securities calculated based on the capitalization of the Company as specifically set forth in Section 3.4 (the "Represented Capitalization"), the Share Price shall be adjusted (up or down, as applicable) by multiplying it by a fraction, the numerator of which is the Represented Capitalization and the denominator of which is the Closing Capitalization. Any adjustment to the Share Price shall be rounded to the nearest ten thousandth (1/10,000) of one cent.

      (ii) For purposes of calculating the aggregate dollar value of each of the Closing Capitalization and the Represented Calculation, each share of Common Stock shall equal the Share Price (except that, for purposes of calculating the Closing Capitalization, each Convertible Security exercised or converted prior to Closing shall be calculated as a Convertible Security as if it had not been so exercised or converted, and the shares of Common Stock issued pursuant to the ESPP in accordance with its terms and as set forth in
Section 3.4 shall be calculated as if they had not been issued) and each Convertible Security shall be calculated on the basis of the difference between
(x) the exercise or conversion price of such Convertible Security (if less than the Share Price) and (y) the Share Price; and disregarding any Convertible Security with an exercise or conversion price of equal to or more than the Share Price.

      (h) In the event that the Company shall obtain Interim Financing pursuant to Section 7.4 hereof, and after giving effect to the adjustment of the Share Price pursuant to Section 1.3(g) above, if any, the Share Price shall be adjusted by multiplying it by a fraction, the numerator of which is the Closing Capitalization and the denominator of which is the sum of the Closing Capitalization and the Loan Adjustment Amount. Any adjustment to the Share Price shall be rounded to nearest ten thousandth (1/10,000) of one cent. The Loan Adjustment Amount shall be equal to the sum of:

                          (i) one hundred percent (100%) of any Interim
             Financing up to $500,000 (the "Base Amount") ;

                          (ii) fifty percent (50%) of any Interim Financing
             provided pursuant to a Parent Loan or an Additional Financing (but excluding any Additional SVB Funds) above the Base Amount and up to one million dollars ($1,000,000); and

                          (iii) one hundred percent (100%) of any Interim
             Financing in excess of one million dollars ($1,000,000).

      SECTION 1.4. Transfer Taxes; Withholding. If any certificate for a Parent Share is to be issued to, or cash is to be remitted to, a Person (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of the issuance of the Parent Shares (or cash in lieu of fractional Parent Shares) to a Person other than the registered holder of the Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Parent Shares (or cash in lieu of fractional Parent Shares) otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

      SECTION 1.5. Stock Options; Stock Purchase Plan; Warrants.

      (a) Stock Options. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that each employee, consultant or director of the Company (each, an "Option Holder") who has been granted an option to acquire shares of Common Stock ("Options") under the Huckleberry 1993 Stock Option Plan (the "1993 Plan") or the Huckleberry Director Option Plan (the "Director Plan," and together with the 1993 Plan, the "Company Option Plans") which is outstanding at such time shall receive notice (the "Notice"), in accordance with the provisions of the Company Option Plans, that such Option, whether or not then exercisable, vested or unvested, is exercisable for a period beginning on the date of Notice and ending on a date specified in the Notice, which shall be no later than the Effective Time (the "Exercise Period"). The duration of the Exercise Period shall be determined in accordance with the provisions of the Company Option Plan under which the Option was granted, the exercisability of any such Option shall be contingent upon the occurrence of the Merger (except in the case of an Option which is already exercisable without regard to the accelerated exercisability provided by the Notice) and the actual exercise of each such Option shall not occur until immediately prior to the Effective Time. The Board of Directors of the Company (or committee) shall also adopt procedures pursuant to which each Option Holder may give notice to the Company during the Exercise Period of his or her intent to exercise any such Option, including allowing for cashless exercise by the Option Holders whereby Options would be converted to Common Stock without payment of cash. At the Effective Time, all Exercise Periods shall expire and all Options shall be terminated. Notwithstanding anything herein to the contrary, (i) the Company shall submit the form of all Notices to be sent to each Option Holder to Parent and Merger Sub at least three (3) business days prior to being sent to any such Option Holder for the prior written approval of Parent and Merger Sub of such Notice (such approval not to be unreasonably withheld), and (ii) all Notices shall be delivered to each Option Holder in such a manner as to confirm and provide evidence of receipt of such Notice by each Option Holder.

      (b) Employee Stock Purchase Plan. As of the earlier to occur of (i) May 31, 2002 and (ii) the last day of a regular payroll period of the Company ending prior to the Closing Date (the "ESPP Date"), all offering and purchase periods under way under the Company's 1996 Employee Stock Purchase Plan (the "ESPP") shall be terminated and each participant's ESPP option shall be exercised automatically on such ESPP Date. As of the date of this Agreement, no new offering or purchase periods shall be commenced under the ESPP. The Company shall take all necessary action, including providing all required notices to participants, to ensure that the rights of participants in the ESPP with respect to any such offering or purchase periods shall be determined by treating the ESPP Date as the last day of such offering and purchase periods. The Company shall freeze, effective as of the date of this Agreement, existing participation levels of each participant under the ESPP and accept no new participants.

      (c) Warrants. At the Effective Time, Parent shall assume each warrant to purchase Common Stock then outstanding as set forth on Section 3.4(b) of the Company Disclosure Schedule (each, a "Company Warrant") in accordance with the terms (as in effect as of the date hereof) of such Company Warrants. From and after the Effective Time, (a) each Company Warrant assumed by Parent may be exercised solely for Parent Shares, (b) the number of Parent Shares subject to each Company Warrant shall be equal to the number of shares of Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (c) the per share exercise price under each such Company Warrant shall be equal to the per share exercise price under such Company Warrant divided by the Exchange Ratio, rounding up to the nearest whole cent and (d) any restriction on the exercise of any Company Warrant shall continue in full force and effect and the term, exercisability and other provisions of such Company Warrant shall otherwise remain unchanged. The Company shall take all action that may be necessary (under the Company Warrants and otherwise) to effectuate the provisions of this Section 1.5(c) and to ensure that, from and after the Effective Time, holders of Company Warrants have no rights with respect thereto other than those specifically provided herein.

      SECTION 1.6. No Further Ownership Rights in Common Stock. All Parent Shares issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.3(d) hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Common Stock which were outstanding immediately prior to the Effective Time. If, at any time following the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

      SECTION 1.7. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the execution of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent Shares to which the holder thereof is entitled pursuant to this Article I.

      SECTION 1.8. Merger Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Philadelphia time, on a date to be specified by the parties hereto, and no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Parent at One Baxter Parkway, Deerfield, IL 60015 unless another time, date or place is agreed to in writing by the parties hereto (such date, the "Closing Date").

      SECTION 1.9. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. The parties (i) acknowledge that, following the Merger, Parent intends to cause the Surviving Corporation to merge with and into a wholly-owned first-tier subsidiary of Parent (the "Follow-On Merger"), and (ii) intend that the Merger and such Follow-On Merger shall be viewed an integrated transaction qualifying as a reorganization for federal income tax purposes within the meaning of Section 368 of the Code.

                                  ARTICLE II

                           THE SURVIVING CORPORATION

      SECTION 2.1. Certificate Of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to be the same in substance as the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such Certificate of

Incorporation of the Company, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Fusion Medical Technologies, Inc."

   SECTION 2.2. Bylaws. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law, the certificate of incorporation of such entity and the bylaws of such entity.

   Section 2.3. Officers And Directors.

   (a) From and after the Effective Time, the officers of the Surviving Corporation at the Effective Time shall be the officers of the Company, until the earlier of their resignation or removal or until their respective successors are duly appointed in accordance with applicable law and the certificate of incorporation and bylaws of such entity.

   (b) The Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the directors of Merger Sub immediately prior to the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable law and the certificate of incorporation and bylaws of such entity.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by the Company to Parent. The disclosure schedule shall provide an exception to or otherwise qualify the representations or warranties of Company specifically referred to in such disclosure and such other representations and warranties to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties (the "Company Disclosure Schedule") as follows:

   SECTION 3.1. Corporate Existence And Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents, franchises, permits and approvals (collectively, "Licenses") required to carry on its business as now conducted except for failures to have any such License which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where failures to be so qualified would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. As used herein, the term "Company Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is materially adverse to the business, condition (financial or otherwise), assets (including intangible assets), properties or results of operations of the Company and its Subsidiaries, taking the Company and its Subsidiaries together as a whole; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following in and of themselves shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) any change in the market price or trading volume of the Company's stock after the date hereof, in and of itself; (b) any failure by the Company to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement, provided, however, that the reasons for any such failure may be taken into account in determining whether there has been or will be a Company Material Adverse Effect; (c) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (d) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions generally affecting (i) the industries in which the Company participates, including actions by the FDA or Foreign Authorities, (ii) the U.S. economy as a whole or (iii) foreign economies in any locations where the Company or any of its Subsidiaries has material operations or sales, which changes, effects, events, occurrences, state of facts or developments in the case of (i), (ii) or (iii) of this sentence do not disproportionately affect the Company in any material respect; (e) any adverse change, effect, event, occurrence, state of facts or development attributable to the product risks disclosed on the inserts enclosed with the Company's products as of the date of this Agreement; or (f) any adverse change, effect, event, occurrence, state of facts or development attributable to any action by the FDA or Foreign Authorities (i) to reclassify thrombin-containing devices as biologicals, or
(ii) to the extent resulting from or related to the filing of the letter pursuant to Section 5.17.

   SECTION 3.2. Corporate Authorization.

   (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of the Company's stockholders as set forth in Section 3.2(b) hereof and as contemplated by
Section 5.3 hereof, to perform its obligations hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized, and this Agreement has been approved, by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement, except the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. This Agreement has been duly executed and delivered by the Company and constitutes, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

   (b) Under applicable law, the current Certificate of Incorporation and bylaws of the Company and the rules of The Nasdaq Stock Market, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date, established by the Board of Directors of the Company in accordance with the bylaws of the Company, applicable law and this Agreement, is the only vote of any class or series of capital stock of the Company or its Subsidiaries required to approve and adopt this Agreement.

   SECTION 3.3. Consents And Approvals; No Violations.

   (a) Except as set forth in Section 3.3 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or violate any provision of the current Certificate of Incorporation or the bylaws (or other governing or organizational documents) of the Company or any of its Subsidiaries, as the case may be; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation or loss of a benefit, or result in the creation of any Lien upon any properties or assets of the Company) under any of the terms, conditions or provisions of any loan or credit agreement, note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in Section 3.3(b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which the Company or any of its Subsidiaries is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

      (b) No filing or registration with, notification to, or authorization, consent, order or approval of, any government or any agency, court, tribunal, commission, board, bureau, department, political subdivision or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, local, multinational (including the European Community), provincial, municipal, domestic or foreign (each, a "Governmental Entity") is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, except (i) the filing of the Certificate of Merger in accordance with the DGCL and filings to maintain the good standing of the Surviving Corporation; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), or any applicable foreign antitrust laws or laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade; (iii) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"); (iv) compliance with any applicable requirements of state blue sky laws and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

      SECTION 3.4. Capitalization.

      (a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock"). As of the date of this Agreement, there are 14,225,074 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. All shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. All shares of Common Stock to be issued after the date hereof pursuant to the Option Plans and the ESPP will be duly authorized and validly issued and be fully paid and nonassessable and will not be issued in violation of any preemptive rights. As of the date of this Agreement, there are outstanding Options to purchase 3,025,905 shares of Common Stock and 69,750 shares of Common Stock are available for future issuance pursuant to the ESPP. As of the date of this Agreement, (i) the aggregate payroll deduction amount for the ESPP for the Current Offering Period (as such term is defined in the ESPP) is $79,080 (ii) the purchase price on the first day of the current Offering Period (as such term is defined in the ESPP) under the ESPP is $4.675 per share of Common Stock, and (iii) the payroll deduction per payroll period under the ESPP will not exceed $14,190. Section 3.4(a) of the Company Disclosure Schedule sets forth the exercise prices and number of shares of Common Stock issuable under outstanding Company Warrants and options under the 1993 Plan and the Director Plan. Except as set forth in this Section 3.4 or in
Section 3.4(b) of the Company Disclosure Schedule, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or provide preemptive or registration rights with respect to, any Company Securities. No Subsidiary of the Company owns any capital stock or other voting securities of the Company.

   (b) There are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote ("Voting Company Debt"). Except as set forth in Section 3.4(a) or (b) of the Company Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, unit, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire, or providing preemptive or registration rights with respect to, any shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company. Neither the Company nor any of its Subsidiaries has outstanding any loans to any Person in respect of the purchase of securities issued by the Company.

   (c) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of the Company or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company.

   SECTION 3.5. Subsidiaries.

   (a) Each Subsidiary of the Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate powers and all material Licenses required to carry on its business as now conducted and (iii) except as disclosed in
Section 3.5 of the Company Disclosure Schedule is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary (to the extent the applicable jurisdiction recognizes concepts of qualification and good standing), except for failures of this representation and warranty to be true which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Subsidiary" means with respect to any Person, any corporation or other legal entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. Each Subsidiary of the Company and its respective jurisdictions of incorporation are identified in Section 3.5 of the Company Disclosure Schedule.

   (b) All of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and such shares are owned by the Company or by a Subsidiary of the Company (other than, if necessary, shares constituting directors' qualifying shares or similar shares and shares required to be owned by citizens of such Subsidiary's jurisdiction of organization) free and clear of any Liens or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance rights or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of any of such Subsidiaries. There are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiaries of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

   SECTION 3.6. SEC Documents. The Company has filed all required reports, proxy statements, registration statements, forms and other documents (the "Company SEC Documents") required to be filed with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. As of their respective dates, and giving effect to any amendments thereto, (a) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and (b) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2000 has been amended or modified, except for such amendments or modifications which have been filed as an exhibit to a subsequently dated Company SEC Document or are not required to be filed with the SEC or as otherwise described in Section 3.6 of the Company Disclosure Schedule.

   SECTION 3.7. Financial Statements. The financial statements of the Company (including, in each case, any notes and schedules thereto) included or incorporated by reference in the Company SEC Documents filed with the SEC since December 31, 2000 and the audited year end financial statements (including balance sheet, income statement and statement of cash flows) for the Company as of and for the annual period ended December 31, 2001 set forth on Section 3.7 of the Company Disclosure Schedule (the "2001 Financial Statements") (a) were prepared from the books and records of the Company and its Subsidiaries, (b) comply as to form in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto, (c) have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis (except in the case of unaudited statements, as permitted by Form 10-Q as filed with the SEC under the Exchange Act) during the periods involved and (d) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which were not and are not expected to be, individually or in the aggregate, material in amount). No subsidiary of the Company is required to file periodic reports with the SEC under the Exchange Act.

   SECTION 3.8. Absence Of Undisclosed Liabilities. Except as set forth in the Company SEC Documents, the 2001 Financial Statements or Section 3.8 of the Company Disclosure Schedule, and except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in the 2001 Financial Statements, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected or reserved against in a consolidated balance sheet of the Company prepared in accordance with GAAP), including, to the Company's knowledge, (i) liabilities that have been asserted with respect to any products of the Company or any of its Subsidiaries that are based on a theory of strict product liability, negligence or other tort theories or (ii) liabilities of the Company or any of its Subsidiaries that have been asserted for the breach of any express or implied product warranty or any other similar claim with respect to any product manufactured or sold by the Company or any of its Subsidiaries (other than any claim based on standard warranty obligations made by the Company or any of its Subsidiaries in the ordinary course of business to purchasers of the Company's or its Subsidiaries' products), except for those that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

   SECTION 3.9. Registration Statement; Proxy Statement/Prospectus. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Shares in or as a result of the Merger (including amendments thereto) (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the proxy statement/prospectus to be filed with the SEC by the Company pursuant to Section 5.3 hereof (the "Proxy Statement/Prospectus") will, at the date mailed to the stockholders of the Company, at the time of the stockholders meeting of the Company in connection with the transactions contemplated hereby (the "Company Stockholders' Meeting") or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

   SECTION 3.10. Absence Of Material Adverse Changes, Etc. Except as set forth in the Company SEC Documents or in the 2001 Financial Statements, since December 31, 2001, there has not been a Company Material Adverse Effect, and to the Company's knowledge, there has been no event, change effect or development, individually or in the aggregate, that has had, or would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder. Without limiting the foregoing, except as disclosed in the Company SEC Documents, the 2001 Financial Statements or Section 3.10 of the Company Disclosure Schedule, or as contemplated by this Agreement, since December 31, 2001 the Company and its Subsidiaries have conducted their business in the ordinary course of business and there has not been:

      (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary (other than any wholly-owned Subsidiary) of the Company of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or of any Company Securities;

      (b) any amendment of any provision of the Certificate of Incorporation or bylaws of, or of any material term of any outstanding security issued by, the Company or any Subsidiary of the Company;

      (c) any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any indebtedness for borrowed money other than borrowings under existing short term credit facilities in the ordinary course of business;

      (d) any change in any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a change in GAAP;

      (e) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company, (ii) employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company entered into, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary of the Company, in each case other than in the ordinary course of business;

      (f) issuance of Company Securities other than pursuant to Options outstanding as of December 31, 2001 and the issuance of Options after such date in the ordinary course of business (and the issuance of Company Securities pursuant thereto) and pursuant to the ESPP;

      (g) acquisition or disposition of assets material to the Company and its Subsidiaries, except for sales of inventory in the ordinary course of business consistent with past practice, or any acquisition or disposition of capital stock of any third party (other than acquisitions or dispositions of non-controlling equity interests of third parties in the ordinary course of business) or any merger or consolidation with any third party, by the Company or any of its Subsidiaries;

      (h) any split, combination or reclassification of the Company's capital stock or of any other equity interests in the Company, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock or of any other equity interests in the Company;

      (i) any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

      (j) entry by the Company into any joint venture, partnership or similar agreement with any Person other than a wholly-owned Subsidiary;

      (k) release or extinguishment of any material claims or rights against any Person; or

      (l) any authorization of, or commitment or agreement to take any of, the foregoing actions except as otherwise permitted by this Agreement.

   SECTION 3.11. Taxes.

   (a) Except as set forth in Section 3.11 of the Company Disclosure Schedule,

      (1) all Federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member (a "Company Group") have been timely filed, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have had, or reasonably be expected to have, a Company Material Adverse Effect;

      (2) all Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group have been paid, or adequately reserved for in accordance with GAAP, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have had, or reasonably be expected to have, a Company Material Adverse Effect;

      (3) there is no presently pending and, to the knowledge of the Company, contemplated or scheduled audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy which would, individually or in the aggregate, have had, or reasonably be expected to have, a Company Material Adverse Effect with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group;

      (4) the Company and each Subsidiary of the Company has not filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax which would, individually or in the aggregate, have had, or reasonably be expected to have, a Company Material Adverse Effect;

      (5) all assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group with respect to completed and settled examinations or concluded litigation have been paid;

      (6) neither the Company nor any Subsidiary of the Company is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which the Company or any Subsidiary of the Company could become liable to another Person as a result of the imposition of a Tax upon any Person, or the assessment or collection of such a Tax; and

      (7) the Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

   (b) For purposes of this Agreement, (i) "Taxes" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such taxes and (ii) "Tax Return" means any report, return, statement or other written information required to be supplied to a taxing authority in connection with Taxes.

   SECTION 3.12. Employee Benefit Plans.

   (a) Section 3.12(a) of the Company Disclosure Schedule sets forth a complete list of all material "employee benefit plans" (as defined in Section 3(3) of ERISA including any "multiemployer pension plans" as defined in Section 3(37) of ERISA), employment contracts, bonus, pension, profit sharing, deferred compensation, incentive compensation, excess benefit, stock, stock option, severance, termination pay, change in control or other employee benefit plans, programs or arrangements, including those providing medical, dental, vision, disability, life insurance (including any policy under which an employee of the Company or any of its Subsidiaries is named as insured, and as to which the Company or any of its Subsidiaries makes premium payments, whether or not the Company or any of its Subsidiaries is the owner, beneficiary or both, of such policy) and vacation benefits (other than those required to be maintained by law), whether written or unwritten, qualified or unqualified, funded or unfunded, foreign or domestic, currently maintained or contributed to, or required to be maintained or contributed to, by the Company, any Subsidiary or any ERISA Affiliate for the benefit of any current or former employees, officers or directors of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability (collectively, the "Benefit Plans"). As applicable with respect to each Benefit Plan, the Company has made available to Parent, true and complete copies of (i) each Benefit Plan, including all amendments thereto, and in the case of an unwritten Benefit Plan, a written description thereof, (ii) all trust documents, investment management contracts, custodial agreements and insurance contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the three most recent annual reports (Form 5500 and all schedules thereto) filed with the Internal Revenue Service ("IRS"), (v) the most recent IRS determination letter and each currently pending application to the IRS for a determination letter, (vi) the three most recent summary annual reports, financial statements and trustee reports, and (vii) all records, notices and filings concerning IRS or Department of Labor audits or investigations, "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code and "reportable events" within the meaning of Section 4043 of ERISA. Neither the Company nor any ERISA Affiliate has ever maintained, contributed to or ever had any liability (whether direct, indirect, contingent or otherwise) with respect to any plan which is or has been subject to Title IV of ERISA (including any "multiemployer pension plans" as defined in Section 3(37) of ERISA. "ERISA Affiliate" means (A) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (with the meaning of Section 414(b) of the Code) as the Company; (B) any partnership, trade or business (whether incorporated or not incorporated) which at any time on or before the Closing Date is or was under common control (within the meaning of Section 414(c) of the Code) with the Company; and (C) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause (A) or any partnership, trade or business described in clause (B) of this paragraph.

   (b) No event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company and any of its Subsidiaries or any ERISA Affiliate could be subject to any liability under the terms of any Benefit Plan, under ERISA, or, with respect to any Benefit Plan, under the Code or any other applicable law, rule or regulation, domestic or foreign, other than any condition or set of circumstances that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries or any ERISA Affiliate has incurred or would reasonably be expected to incur any liability in respect of any employee benefit plan maintained by an ERISA Affiliate but not included within the term "Benefit Plan" or by any Person other than the Company, its Subsidiaries or any ERISA Affiliate.

   (c) The Benefit Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") and the related trusts are intended to meet the requirements for such qualification, and the Company has no knowledge of any events or circumstances that would compromise such qualified status. All Pension Plans have received determination letters (or have remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such letter) from the IRS to the effect that such Pension Plans are qualified and the related trusts are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked nor, to the knowledge of the Company is there any reason for such revocation, nor has any Pension Plan been amended, or failed to be amended, since the date of its most recent determination letter in any respect which would adversely affect its qualification.

   (d) Section 3.12(d) of the Company Disclosure Schedule lists: (i) the amount of any unfunded deferred compensation and (ii) the present value of any obligation to provide medical, or to the knowledge of the Company, life insurance benefits to any retiree determined in accordance with Statement of Financial Accounting Standard No. 106. For the purposes of this Section 3.12(d) unfunded liabilities and projected costs have been determined using actuarial methods and assumptions that are, individually and in the aggregate, reasonable.

   (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) nor any fiduciary breach has occurred with respect to any Benefit Plan which would result in the imposition, directly or indirectly, of any penalty or excise tax under Section 4975 of the Code or Section 502(i) or Section 502(l) of ERISA that would, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

   (f) Except as set forth on Section 3.12(f) of the Company Disclosure Schedule or as set forth in Section 1.5 of this Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated herein will not (i) require the Company, any of its Subsidiaries or any ERISA Affiliate to pay greater compensation or make a larger contribution to, or pay greater benefits or accelerate payment or vesting of a benefit under, any Benefit Plan or any other program, agreement, policy or arrangement or (ii) create or give rise to any additional vested rights or service credits under any Benefit Plan or any other program, agreement, policy or arrangement.

   (g) Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries or any ERISA Affiliate is a party to or is bound by any severance agreement, program or policy.

   (h) Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, no Benefit Plan provides benefits, including medical benefits, beyond termination of employment or retirement other than (A) coverage mandated by law or (B) death or retirement benefits under a Benefit Plan qualified under
Section 401(a) of the Code. Neither the Company nor any of its Subsidiaries or any ERISA Affiliate is contractually or otherwise obligated (whether or not in writing) to provide any person with life, medical, dental or disability benefits for any period of time beyond retirement or termination of employment, other than as required by the provisions of Sections 601 through 733 of ERISA and Sections 4980B, 9801 and 9833 of the Code.

   (i) With respect to any Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (i) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (ii) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(l) of the Code, complies in all material respects with the applicable requirements of Sections 601 through 733 of ERISA and Sections 4980B(f), 9801 and 9833 of the Code, and (iii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company, any of its Subsidiaries or any ERISA Affiliate on or at any time after the Effective Time.

   (j) Except as set forth on Section 3.12(j) of the Company Disclosure Schedule, there are no material pension, welfare, bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, or other material employee fringe benefit plan presently maintained by, or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate for the benefit of any employee of the Company, any of its Subsidiaries or any ERISA Affiliate, including any such plan required to be maintained or contributed to by the law of the relevant jurisdiction, maintained outside the jurisdiction of the United States.

   (k) No lawsuit, investigation, claim (other than a routine claim for benefits) or complaint by any person or government agency have been filed or is pending or threatened and no facts or contemplated events exist that can reasonably be expected to give rise to any such lawsuit, investigation, claim (other than a routine claim for benefits) or complaint, with respect to a Benefit Plan.

   (l) Except as set forth on Section 3.12(l) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is delinquent as to contributions or payments to or in respect of any Benefit Plan as to which it is obligated to make a contribution, and all contributions due and owing to any Benefit Plan have been made.

   (m) The Company and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder ("WARN") and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Effective Time. Section 3.12(m) of the Company Disclosure Schedule lists (i) all the employees terminated or laid off by the Company and its Subsidiaries during the ninety (90) days prior to the date hereof and (ii) all the employees of the Company or any Subsidiary of the Company who have experienced a reduction in hours of work of more than fifty percent (50%) (other than voluntary reductions in hours per week) during any month during the ninety (90) days prior to the date hereof and describes all notices given by the Company and its Subsidiaries in connection with WARN.

   (n) Non-U.S. Benefit Plans.

      (i) Section 3.12(n) of the Company Disclosure Schedule contains a true and complete list of all:

         (1) Non-U.S. Benefit Arrangements into which the Company or its Subsidiaries have entered (other than the benefit arrangements required by national or state law), including all benefit arrangements required on an industry wide basis as well as legally required benefit arrangements which were implemented to avoid affiliation to a national or industry wide plan. For purposes of the foregoing, "Benefit Arrangements" means all arrangements, whether written or verbally agreed, on a group or individual basis, whether funded or not, which grant a retirement, death, hospitalization, medical, dental, disability or long service recognition benefit to any employee, former employee, or director.

         (2) Non-U.S. Remuneration Plans into which the Company or its subsidiaries have entered. For purposes of the foregoing, "Remuneration Plans" includes, but is not limited to, base salary, bonuses, incentive remuneration programs, vacation pay, profit sharing plans, termination indemnities and any form of plans maintained by the Company or its Subsidiaries which provide stock, phantom stock, or stock appreciation rights or deferred remuneration programs which are applicable to Non-U.S. employees.

         (3) Plans and commitments, whether legally binding or not, to create any additional plan or modify or change any existing Benefit Arrangement or Remuneration Plan, that would affect any plan beneficiary (such formal plans and commitments will collectively be referred to as the "Commitments to change Benefit Arrangements or Remuneration Plans").

      (ii) The Company has made available to Parent (a) true and complete copies of all material documents and material relating to the Benefit Arrangements and Remuneration Plans or the Commitments to change Benefit Arrangements or Remuneration Plans, all amendments to the Benefit Arrangements and Remuneration Plans, and any foundation or other funding arrangement, (b) a copy of the most recent summary plan description and all material employee communication relating to each such Benefit Arrangement or Remuneration Plan or Commitment to change Benefit Arrangement or Remuneration Plans and (c) copies of the three most recent annual reports prepared for each such Benefit Arrangement or Remuneration Plan or Commitment to change Benefit Arrangement or Remuneration Plans.

      (iii) Except as specifically set forth in Section 3.12(n) of the Company Disclosure Schedule, all the Benefit Arrangements which are intended, to the extent allowable, to obtain tax exemption on contributions, benefits and/or invested assets under the appropriate legislation, to the Company's knowledge, meet, and since their inception have met, the requirements for such tax exemption under the appropriate legislation. Since their inception, these plans have been exempt from taxation to the extent allowable by the appropriate legislation. To the Company's knowledge, the tax exemption of the Benefit Arrangements is not the subject of examination or pending cancellation. Each Benefit Arrangement has been operated in all material respects in accordance with its provisions and in compliance with the statutes, rules and regulations governing each such Benefit Arrangement, including rules and regulations promulgated by the appropriate government departments and other statutorily empowered bodies. To the knowledge of the Company, no event has occurred that could subject any party to the imposition of any penalty. There has been no failure to act on the part of the Company, a Benefit Arrangement, a fiduciary or a mandated custodian of any Benefit Arrangement that could subject any party to the imposition of a penalty. For purposes of this paragraph, (a) "any party" means the Company, Parent, a Benefit Arrangement, a fiduciary or a mandated custodian of a Benefit Arrangement,
   (b) "any penalty" means any material tax, penalty or other liability, whether by way of indemnity or otherwise.

      (iv) Each Benefit Arrangement has been maintained in compliance with the minimum funding standards of the appropriate legislation. No such Benefit Arrangement has incurred any funding deficiency as defined by the appropriate legislation, whether or not waived. The Company has not sought nor received a waiver of funding requirements with respect to any Benefit Arrangement. With respect to each Benefit Arrangement, the benefits to be provided under such plan which have accrued in accordance with applicable legislation on or prior to Closing Date have been paid and/or properly reflected on the books and records and other financial reports of the Company. With respect to each Benefit Arrangement and Remuneration Plan, the benefits to be provided under such Plans have been accrued in accordance with GAAP, and that lack of materiality has not been used as a reason to omit accruals. Other than as contemplated under Section 1.5 of this Agreement, the execution of, and performance of the transactions contemplated by this Agreement, will not constitute an event under any Benefit Arrangement or Remuneration Plan that will or may result in any payment, acceleration, vesting or increase in benefits with respect to any Plan beneficiary.

   (o) In addition to, and not in limitation of, the more specific representations set forth in the preceding provisions of this Section 3.12, to the knowledge of the Company each Benefit Plan has been maintained and administered by the Company, each of its Subsidiaries and their respective agents in material compliance with ERISA and all applicable laws.

   SECTION 3.13. Litigation; Compliance With Laws.

   (a) Except as set forth in the Company SEC Documents or in Section 3.13(a) of the Company Disclosure Schedule, there is no action, claim, suit or proceeding (including arbitration proceedings) instituted, pending, or to the knowledge of the Company threatened against, the Company or any of its Subsidiaries or any of their respective properties, assets, interest or rights or for which the Company or any of its Subsidiaries is obligated to indemnify a third party before any court or arbitrator or any Governmental Entity which would reasonably be expected to have a Company Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any court or arbitrator or any Governmental Entity outstanding against the Company or any of its Subsidiaries, which, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect. To the knowledge of the Company, as of the date of this Agreement, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

   (b) The Company and its Subsidiaries are in compliance with all applicable laws, statutes, ordinances, rules and regulations of any Governmental Authority applicable to their respective businesses and operations, except for such violations, if any, which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, all governmental approvals, permits and licenses (collectively, "Permits") required to conduct the business of the

Company and its Subsidiaries have been obtained, are in full force and effect and are being complied with except for such violations and failures to have Permits in full force and effect, if any, which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

   SECTION 3.14. Labor Matters. As of the date of this Agreement (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (ii) to the knowledge of the Company, no union organizing campaign with respect to the Company's or any of its Subsidiaries employees is underway; (iii) there is no unfair labor practice, charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (iv) there is no written grievance pending relating to any collective bargaining agreement or other grievance procedure and there has been no claim therefor asserted in writing against the Company or any of its Subsidiaries; (v) to the knowledge of the Company, no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (vi) there are no collective bargaining agreements with any union covering employees of the Company or any of its Subsidiaries; (vii) the Company and all of its Subsidiaries are in compliance with applicable federal, state, local or foreign laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such laws relating to unfair labor practices, except where failure to do so would not reasonably be expected to have a Material Adverse Effect; (viii) there is no claim, charge, action or investigation pending, or, to the Company's knowledge, threatened before any court or administrative agency alleging a violation by the Company or any of its Subsidiaries of any law, regulation, or ordinance relating to conditions or terms of employment, including the Fair Labor Standards Act, the Occupational Safety and Health Act, the Age Discrimination Act, the Americans with Disability Act, the Family Medical Leave Act, Title VII of the Civil Rights Act, or any similar state or municipal law or ordinance; and (ix) to the Company's knowledge, no federal, state or local agency responsible for the enforcement of labor or employment laws, immigration laws or occupational health and safety laws intends to conduct or is currently conducting an investigation with respect to the Company or its Subsidiaries, except for such exceptions to the foregoing clauses (i) through (ix) which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

   SECTION 3.15. Certain Contracts And Arrangements.

   (a) Other than Contracts that are terminable by the Company or any of its Subsidiaries upon thirty (30) days' or less notice and other than Benefit Plans, Section 3.15 of the Company Disclosure Schedule sets forth all oral and written contracts, agreements, arrangements, guarantees, licenses, leases and executory commitments binding on the Company or its Subsidiaries or their respective assets and properties or pursuant to which the Company or any Subsidiary has rights against any Person, (each a "Contract"), that are material to the business of the Company and its Subsidiaries, taken as a whole (each, a "Material Contract"), including:

      (i) joint venture and partnership agreements,

      (ii) Contracts containing covenants purporting to limit the freedom of the Company or any of its Subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals,

      (iii) Contracts relating to any outstanding commitment for capital expenditures in excess of $100,000,

      (iv) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money in excess of $100,000 in the aggregate, letters of credit or other agreements or instruments of the Company or any of its Subsidiaries or commitments for the borrowing or the lending by the Company or any of its Subsidiaries of amounts in excess of $100,000 in the aggregate or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of the Company or any of its Subsidiaries with an aggregate value in excess of $100,000, except for such obligations to vendors and suppliers incurred in the ordinary course of business, all of which are reflected in the accounting records of the Company,

      (v) Contracts associated with off-balance sheet financing in excess of $100,000 in the aggregate, including arrangements for the sale of receivables,

      (vi) any material license, sublicense or other Contract pertaining to intellectual property used by the Company or any of its Subsidiaries in the conduct of their respective businesses, and by which the Company or any of its Subsidiaries licenses or otherwise authorizes a third party to use any intellectual property,

      (vii) except as disclosed in the 2001 Financial Statements, stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements where the consideration in any individual transaction exceeds $100,000 since January 1, 1999,

      (viii) Contracts which contain minimum purchase conditions in excess of $100,000 with respect to inventory purchases for resale, and $100,000 in the case of everything else, or requirements or other terms that restrict or limit the purchasing or distribution relationships of the Company of any of its Subsidiaries (including after consummation of any of the transactions contemplated hereby), the Parent or any of its affiliates, or any customer, licensee or lessee thereof,

      (ix) Contracts providing for "earn-outs" or other contingent payments by the Company or any of its Subsidiaries involving more than $100,000 per contract over the terms of all such Contracts,

      (x) Contracts for directors and officers liability insurance or pursuant to which the Company or any of its Subsidiaries has an obligation to indemnify any present or former officer or director,

      (xi) Contracts the absence or termination of which would reasonably be expected to have a Company Material Adverse Effect, or

      (xii) Contracts that provide for the payment or receipt of $100,000 or more per annum.

   All such Material Contracts are valid and binding obligations of the Company or any such Subsidiary and, to the knowledge of the Company, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (b) Neither the Company nor any of its Subsidiaries is in violation of or is in default under any Material Contract, nor, to the knowledge of the Company, is any other party in violation or in default under any such Material Contract. There has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default or permit the termination of, any such Material Contract, except for such violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

   SECTION 3.16. Environmental Matters.

   (a) (i) "Cleanup" means all actions required to: (A) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (B) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

      (ii) "Environmental Claim" means any claim, action, cause of action, investigation, demand or written notice by any Person alleging potential liability (including potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, use, possession, generation, treatment, storage, transportation, handling and labeling or Release of or exposure to any Hazardous Materials at or from any location, whether or not owned or operated by the Company or any of its Subsidiaries or (B) circumstances forming the basis of any violation of any Environmental Law.

      (iii) "Environmental Laws" means all federal, state, local and foreign laws, rules, regulations, ordinances, orders, decrees and common law relating to pollution or protection of the environment or human or employee health or safety, including laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport, exposure to or handling of Hazardous Materials.

      (iv) "Hazardous Materials" means all hazardous or toxic substances, materials or wastes, pollutants or contaminants, defined as such by, or regulated as such under, any Environmental Law, including petroleum, petroleum products, PCB's, asbestos or radioactive materials.

      (v) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration (or known threat thereof) into the environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

   (b) Except as set forth in Section 3.16 (b) of the Company Disclosure Schedule, the Company and its Subsidiaries have complied with and are in compliance with all applicable Environmental Laws (which compliance includes the possession by the Company and its Subsidiaries of all Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failures to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since inception, neither the Company nor any of its Subsidiaries has received any Environmental Claim against the Company or any of its Subsidiaries (or any of their respective assets or properties) from a Governmental Entity or any other Person or have entered into or agreed to any consent decree, order or agreement under any Environmental Law, except where such Environmental Claim or consent decree, order or agreement would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

   (c) There is no Environmental Claim pending or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (or any of their respective assets or properties) or against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

   (d) Except as set forth in Section 3.16(d) of the Company Disclosure Schedule, there are no present or past actions, activities, circumstances, conditions, events or incidents, including the Release or presence of any Hazardous Material by or on behalf of the Company or any of its Subsidiaries or to the knowledge of the Company by or on behalf of any other Person that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries (or any of their respective assets or properties) or against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

   (e) The Company agrees to cooperate with Parent to effect the retention of any permits or other governmental authorizations under Environmental Laws that will be required to permit the Company to conduct the business as conducted by the Company and its Subsidiaries immediately prior to the Closing Date.

   (f) The Company has provided Parent copies of all environmental inspections, investigations, studies, and its tests, reviews or other analysis conducted in relation to the Company and its Subsidiaries and any property now or formerly owned, operated or leased by the Company or its Subsidiaries or their respective predecessor or the operation of their respective business (collectively, "Environmental Audits") in the possession or control of the Company or any of its Subsidiaries and all such Environmental Audits are listed in Section 3.16 of the Company Disclosure Schedule.

   (g) The Company and its Subsidiaries have accrued or otherwise provided, in accordance with GAAP, for all damages, liabilities, penalties or costs that they may incur in connection with any claim pending or known to be threatened against them, or any requirement that is or may be applicable to them, under any Environmental Laws, and such accrual or other provision is reflected in the Company's most recent Company SEC Documents.

   (h) Without limiting the scope of any of the foregoing representations, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other Person, has received any Environmental Claim against the Company or any of its Subsidiaries (or any of their respective assets or properties) in connection with the presence of Hazardous Substances on, or the migration of Hazardous Substances to or from, the Property located at 1615 Plymouth Street, Mountain View, Santa Clara County, California, alleging potential liability of the Company or any of its Subsidiaries.

   SECTION 3.17.  Intellectual Property.

   (a) To the Company's knowledge, the Company and its Subsidiaries own or have the right to use all material Intellectual Property reasonably necessary for the Company and its Subsidiaries to conduct their business as it is currently conducted.

   (b) Except as set forth in Section 3.17(b) of the Company Disclosure Schedule, to the knowledge of the Company: (i) all of the registrations, filings and patents relating to material Intellectual Property owned by the Company and its Subsidiaries are subsisting and unexpired, free of all liens or encumbrances, and have not been abandoned; (ii) the Company does not infringe the intellectual property rights of any third party in any respect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (iii) no judgment, decree, injunction, rule or order has been rendered by Governmental Entity which would limit, cancel or question the validity of, or the Company's or its Subsidiaries' rights in and to, any Intellectual Property owned by the Company in any respect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iv) the Company has not received notice of any pending or threatened suit, action or adversarial proceeding that seeks to limit, cancel or question the validity of, or the Company's or its Subsidiaries' rights in and to, any Intellectual Property, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

   (c) Listed in Section 3.17(c) of the Company Disclosure Schedule are (i) all of the registrations, filings, and patents owned by the Company and its Subsidiaries, whether pending or in effect, together with a listing of status and all liens or encumbrances related to such registrations, filings or patents; (ii) an identification of all written notices received by the Company and its Subsidiaries reciting that the Company or any of its Subsidiaries infringes or may infringe or needs to investigate whether it infringes the intellectual property rights of any third party; (iii) all written notices of any pending or threatened suits, actions or adversarial proceedings that seek to limit or cancel the Company's or any of its Subsidiaries' rights in and to any Intellectual Property; (iv) all material agreements under which the Company or any of its Subsidiaries have the right to utilize Intellectual Property of a third party; and (v) all material agreements under which any third party has the right to utilize the Intellectual Property of the Company or any of its Subsidiaries.

   (d) Neither the Company nor its Subsidiaries, nor to the Company's knowledge, any other party, is in breach of or default under any material agreement under which the Company or any of its Subsidiaries has the right to utilize Intellectual Property of a third party. Except as set forth in Section 3.17(d) of the Company Disclosure Schedule, there is no pending or, to the Company's knowledge, threatened, claim being asserted against either the Company or any of its Subsidiaries in any administrative or judicial proceeding or by any Person with respect to the ownership, validity or enforceability of any material license necessary for the operation of the Company's or its Subsidiaries' businesses as currently conducted.

   (e) For purposes of this Agreement "Intellectual Property" shall mean all rights, privileges and priorities provided under U.S., state and foreign law relating to intellectual property, including all (x) (1) proprietary inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and proprietary know-how relating thereto, whether or not patented or eligible for patent protection;
(2) copyrights and copyrightable works, including computer applications, programs, software, databases and related items; (3) trademarks, service marks, trade names, and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (4) trade secrets and other confidential information; (y) all registrations, applications and recordings for any of the foregoing and (z) licenses or other similar agreements granting to the Company or any of its Subsidiaries the rights to use any of the foregoing.

   SECTION 3.18. Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held on February 26, 2002, has approved this Agreement and (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the stockholders of the Company and declared the Merger to be advisable; (ii) approved this Agreement; and (iii) resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger and directed that such matters be submitted to the Company's stockholders at the Company's Stockholder Meeting.

   SECTION 3.19. Tax Treatment. Neither the Company nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

   SECTION 3.20. Financial Advisors' Fees. Except for Group Outcome LLC ("Group Outcome") and J.P. Morgan Securities Inc. (the "Company Financial Advisor"), whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or any of its Subsidiaries that would be entitled to any fee or commission from the Company, any of its Subsidiaries, Parent or any of Parent's affiliates upon consummation of the transactions contemplated by this Agreement. The Company has previously delivered to Parent a true, correct and complete copy of its agreements with Group Outcome and the Company Financial Advisor.

   SECTION 3.21. Anti-takeover Provisions; Rights Plan.

   (a) The Company has taken all action necessary to render the provisions of
Section 203 of the DGCL inapplicable to Parent, Merger Sub and their respective affiliates, and to the Merger and this Agreement. The Board of Directors of the Company has approved the Merger and this Agreement and the other transactions contemplated hereby. No other "fair price," "moratorium," "control share acquisition," "business combination," or other state takeover statute or similar statute or regulation applies or purports to apply to the Company, the Merger, this Agreement, or any of the other transactions contemplated in this Agreement, or to Parent or Merger Sub in connection therewith.

   (b) The Company has approved all amendments, if any, necessary or appropriate so that the Preferred Shares Rights Agreement, dated as of October 10, 1997, between the Company and EquiServe Trust Company, N.A., as most recently amended on April 11, 2001 (the "Rights Plan"), is inapplicable to the transactions contemplated by this Agreement. The execution of this Agreement and the consummation of the transactions contemplated hereby or thereby, do not and will not (i) result in Parent or Merger Sub being an "Acquiring Person" (as such term is defined in the Rights Plan), (ii) result in the ability of any Person to exercise any rights under the Rights Plan, (iii) enable or require the "Rights" (as such term is defined in the Rights Plan) to separate from the shares of Preferred Stock to which they are attached or to be triggered or become exercisable, or (iv) otherwise result in the occurrence of a "Distribution Date" or "Share Acquisition Date" (as such terms are defined in the Rights Plan).

   SECTION 3.22. Insurance. The Company and its Subsidiaries each currently maintains insurance in amounts reasonably sufficient to insure against the risks usually insured against by companies of similar size operating similar businesses at similar stages of development. As of the date of this Agreement, all such policies are in full force and effect and all premiums due and payable thereon have been paid. Neither the Company nor any of its Subsidiaries has received any written notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three (3) years, neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for.

   SECTION 3.23. Section 162(m) of the Code.  Except as set forth in Section
3.23 of the Company Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement or the Plan of Merger by any employee, officer or director of either of the Company or any Company Subsidiary who is a "disqualified individual" (as is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan would not be characterized as an "excess parachute payment" (as is defined in Section 280G(b)(1) of the Code). Except as set forth in Section 3.23 of the Company Disclosure Schedule, there are no payments that the Company or any of its Subsidiaries, or the Surviving Corporation is or would be required to make to any of the Company's or its Subsidiaries' current or former employees or to any third party which payment is contingent upon a change of control of the Company or any of its Subsidiaries or payable as a result of the transactions contemplated herein, including the termination of any of the Company's or any of its Subsidiaries' employees after the Effective Time. The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any commitment, program, arrangement or understanding.

   SECTION 3.24. Opinion of Company Financial Advisor. The Company has received the opinion of the Company Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, a signed copy of which opinion has been delivered to the Parent, and such opinion has not been amended, modified or revoked in a manner adverse to the Parent. The Company has been authorized by the Company Financial Advisor to permit the inclusion of such fairness opinion (and, subject to prior review and consent by such Company Financial Advisor, and reference thereto) in the Proxy Statement/Prospectus.

   SECTION 3.25. Affiliate Transactions. Except as set forth in the SEC Documents or in Section 3.25 of the Company Disclosure Schedule (which includes names of parties, amounts involved and brief descriptions) there are no transactions, agreements, arrangements or understandings (or series thereof), between the Company or any of its Subsidiaries and any of its or their directors or officers (excluding any dealing exclusively among the Company and its Subsidiaries) currently existing or effected or entered into since January 1, 1999 involving amounts in excess of $100,000 in any individual case.

   SECTION 3.26. Relationship with Customers and Suppliers. Except as set forth in Section 3.26 of the Company Disclosure Schedule, as of the date of this Agreement, no (i) current customer of the Company or any of its Subsidiaries accounting for more than five percent (5%) of the Company's consolidated net sales for the year ending December 31, 2001 or (ii) current supplier to the Company or any of its Subsidiaries of items material to the Company's business, which items cannot be replaced at comparable cost and the loss of which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, has notified the Company that it will terminate or materially and adversely modify its business relationship with the Company, or, to the knowledge of the Company, has threatened to do so.

   SECTION 3.27. FDA Matters.

   (a) Except as set forth on Section 3.27(a) of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance in all material respects with all applicable statutes, rules and regulations of U.S. Food and Drug Administration or similar federal, state or local governmental authority (the "FDA") and the German Health Authority or other foreign governmental authority ("Foreign Authorities") with respect to the manufacture, collection, sale, labeling, storing, testing, distribution, or marketing of the Company's products (including, without limitation, the Company's surgical sealant products) being manufactured, distributed or developed by the Company and its Subsidiaries (the "Company Products"). The Company and its Subsidiaries adhere in all material respects to all applicable regulations (including "Quality System" regulations) in the manufacture of the Company's products and, as applicable, "Good Clinical Practices," "Informed Consent" and all applicable requirements relating to the protection of human subjects for its clinical trials as required by the FDA and any applicable corresponding requirements of the Foreign Authorities. The Company and its Subsidiaries have all requisite FDA and Foreign Authorities permits, approvals, registrations, licenses or the like to conduct Company's and its Subsidiaries' business as it is currently conducted. The Company and its Subsidiaries have previously delivered or made available to Parent an index of all applications, approvals, registrations or licenses obtained by the Company or its Subsidiaries from Foreign Authorities or the FDA or required in connection with the conduct of the Company's or its Subsidiaries' businesses as they are currently conducted and has made all such information available to Parent. The Company and its Subsidiaries are in compliance with all applicable registration and listing requirements set forth in the U.S. Food, Drug & Cosmetic Act, 21 U.S.C. 360 and 21 C.F.R. Part 807 and all similar applicable laws, except for noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

   (b) The Company has made available to Parent all written communications and oral communications reduced to written form between the Company or any of its Subsidiaries and the FDA or Foreign Authorities dated January 1, 1998 through the date hereof. The Company shall promptly deliver or make available to Parent copies of all written communications and information and records regarding all oral communications reduced to written form, between the Company or its Subsidiaries and the FDA or Foreign Authorities from the date hereof through the Effective Time, but in no event shall such delivery take place later than one day prior to the Effective Time. Except as described in Section 3.27(b) of the Company Disclosure Schedule, the Company and its Subsidiaries are not in receipt of notice of, and not subject to, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty for corrective or remedial action or other compliance or enforcement action, in each case relating to any Company Products or to the facilities in which the Company Products are manufactured, collected or handled, by the FDA or Foreign Authorities. Except as set forth on Section 3.27(b) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened actions, proceedings or complaints by the FDA or Foreign Authorities which would prohibit or impede the conduct of the Company's or its Subsidiaries' businesses as they are currently conducted.

   (c) To the knowledge of the Company, the Company and its Subsidiaries have not made any false statements on, or omissions from, the applications, approvals, reports and other submissions to the FDA or Foreign Authorities in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA or Foreign Authorities relating to Company Products that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

   (d) The Company or any of its Subsidiaries have not received any notification, written or oral, that remains unresolved, from Foreign Authorities, the FDA or other authorities indicating that any Company Product is misbranded or adulterated as defined in the U.S. Food, Drug & Cosmetic Act, 21 U.S.C. 321, et seq., as amended, and the rules and regulations promulgated thereunder.

   (e) No Company Product has been recalled, suspended or discontinued as a result of any action by the FDA or any Foreign Authority by the Company or any of its Subsidiaries or, to the knowledge of the Company, any licensee, distributor or marketer of any Company Product, in the United States or outside of the United States since January 1, 1999.

   (f) Neither the Company, the Company's Subsidiaries, nor to the knowledge of the Company any officer, key employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or regulation or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

   SECTION 3.28. Title to Property.

   (a) All leases or other occupancy agreements for the material real property leased or otherwise occupied by the Company ("Leased Real Property") afford Company peaceful and undisturbed possession of the Leased Real

Property. All leases for the Leased Real Property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases or other occupancy agreements, any existing material default or event of default by the Company or any Subsidiaries or, to the knowledge of the Company, by any other party thereto (or any event which with notice or lapse of time, or both, would, individually or in the aggregate, constitute a material default by the Company or any Subsidiaries or, to the knowledge of the Company, by any other party thereto).

   (b) Except as set forth in Section 3.28(b) of the Company Disclosure Schedule, to its knowledge, the Company is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of the Leased Real Property except where such violation would not, individually or in the aggregate, reasonably be expected to give rise to a Company Material Adverse Effect, and the Company has not received any notice of such violation. The Company has good title to all of its assets (including real property) used in its business or as shown on the Financial Statements, free and clear of all Liens, (other than for Permitted Liens), other than such assets as were sold in the ordinary course of the Company's business since December 31, 2001 or which are subject to capitalized leases. "Permitted Liens" means any lien, mortgage, encumbrance or restriction against the Company's or any Subsidiary's leasehold or ownership interest in any property, which is for taxes not yet due and payable or has arisen in the ordinary course of business, consistent with past practice, and which does not materially interfere with the use, as currently utilized, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon.

   (c) Except as set forth in Section Section 3.28(c) of the Company Disclosure Schedule, the material machinery and equipment (the "Equipment") owned or leased by the Company is (i) suitable for the uses to which it is currently employed and (ii) in good operating condition (except for ordinary wear and tear).

   (d) The Company and its Subsidiaries do not own any real property.

   SECTION 3.29. Affiliates. Section 3.29 of the Company Disclosure Schedule sets forth the name of each Person who is, in the Company's reasonable judgment after consultation with counsel, an "affiliate" (as such term is defined in Rule 405 of the regulations promulgated under the Securities Act) of the Company as of the date of this Agreement.

   SECTION 3.30. Absence of Questionable Payments. To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any current director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any current director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To the Company's knowledge, the Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Parent and Merger Sub, jointly and severally, represent and warrant to the Company, as follows:

      SECTION 4.1. Corporate Existence And Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate power, as the case may be, and all Licenses required to carry on its business as now conducted except for failures to have any such License which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failures to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. As used herein, the term "Parent Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is materially adverse to the business condition (financial or otherwise), assets (including intangible assets), properties or results of operations of Parent and its Subsidiaries, taking Parent and its Subsidiaries together as a whole, provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following in and of themselves shall be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: (a) any change in the market price or trading volume of Parent's stock after the date hereof, in and of itself;
   (b) any failure by Parent to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement, provided, however, that the reasons for any such failure may be taken into account in determining whether there has been or will be a Parent Material Adverse Effect; (c) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Merger; or (d) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions generally affecting (i) the industries in which Parent participates, (ii) the U.S. economy as a whole or (iii) foreign economies in any locations where Parent or any of its Subsidiaries has material operations or sales, which changes, effects, events, occurrences, state of facts or developments in the case of (i), (ii) or (iii) of this sentence do not disproportionately affect Parent in any material respect.

      SECTION 4.2. Corporate Authorization. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub, by Parent as the sole stockholder of Merger Sub, and this Agreement has been approved by the Board of Directors of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes, assuming due authorization, execution and delivery of this Agreement by the Company, a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

   SECTION 4.3. Consents And Approvals; No Violations.

   (a) Neither the execution and delivery of this Agreement nor the performance by each of Parent and Merger Sub of its obligations hereunder, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws (or other governing or organizational documents) of Parent or Merger Sub, as the case may be, or (ii) result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation, or loss of a benefit or result in the creation of any Lien upon any properties or assets of Parent or Merger Sub) under any of the terms, conditions or provisions of any loan or credit agreement, note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which any of Parent or Merger Sub is a party or by which any of them or any of the respective assets used or held for use by any of them may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in Section 4.3(b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which either Parent or Merger Sub is subject, excluding from the foregoing clauses

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

(ii) and (iii) such requirements, defaults, breaches, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the ability of either Parent or Merger Sub to consummate the transactions contemplated hereby.

   (b) No filing or registration with, notification to, or authorization, consent, order or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub or the performance by any of them of their respective obligations hereunder, except (i) the filing of the Certificate of Merger in accordance with the DGCL and filings to maintain the good standing of the Surviving Corporation; (ii) compliance with any applicable requirements of the HSR Act or any applicable foreign antitrust, laws or laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade and any filings and consents which may be required by any foreign environmental, health or safety laws or regulations pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement; (iii) compliance with any applicable requirements of the Securities Act and the Exchange Act; (iv) compliance with any applicable requirements of state blue sky or takeover laws and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect and would not have a material adverse effect on the ability of either Parent or Merger Sub to perform their respective obligations hereunder.

   SECTION 4.4. Capitalization. As of February 22, 2002, the authorized capital stock of Parent consisted of 100,000,000,000 Parent Shares and 100,000,000 shares of preference stock, no par value per share, of Parent (the "Parent Preferred Stock"), including 3,500,000 shares of Series B Junior Participating Stock, no par value per share (the "Parent Series B Preferred Stock"). As of February 22, 2002, there were (i) 608,817,449 Parent Shares issued and outstanding, (ii) no shares of Parent Series B Preferred Stock issued and outstanding, (iii) no other shares of Parent Preferred Stock issued and outstanding, (iv) 9,337,133 Parent Shares held in the treasury of Parent, and (v) approximately 64,699,023 Parent Shares were reserved for future issuance pursuant to outstanding options to purchase 64,699,023 Parent Shares. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share, of which 100 shares are outstanding, all of which are owned by Parent. All Parent Shares to be issued at the Effective Time shall be, when issued, duly authorized and validly issued and fully paid and non-assessable and free of preemptive rights with respect thereto.

   SECTION 4.5. SEC Documents. Parent has filed all required reports, proxy statements, registration statements, forms and other documents (the "Parent SEC Documents") required to be filed with the SEC since January 1, 2000 pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. As of their respective dates, and giving effect to any amendments thereto, (a) the Parent SEC documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and (b) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   SECTION 4.6. Financial Statements. The financial statements of Parent (including, in each case, any notes and schedules thereto) included in the Parent SEC Documents (a) were prepared from the books and records of Parent and its Subsidiaries, (b) comply as to form in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto, (c) have been prepared in accordance with GAAP, applied on a consistent basis (except in the case of unaudited statements, as permitted by Form 10-Q as filed with the SEC under the Exchange Act) during the periods involved and (d) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which were not and are not expected to be, individually or in the aggregate, material in amount).

   SECTION 4.7. Registration Statement; Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/Prospectus will, at the date mailed to the stockholders of Company, at the time of the Company Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Assuming the accuracy of the representation set forth in Section
3.29 hereof, the Form S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

   SECTION 4.8. Share Ownership. Neither Parent nor Merger Sub beneficially owns any shares of Common Stock.

   SECTION 4.9. Merger Sub's Operations. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transactions contemplated hereby or (iii) incurred any liabilities other than in connection with the transactions contemplated hereby.

   SECTION 4.10. Tax Treatment. Neither Parent nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

   SECTION 4.11. Finders' Fees. Except for Banc of America Securities LLC, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that might be entitled to any fee or commission in connection with or upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

                                   ARTICLE V

                 PRECLOSING AND OTHER COVENANTS OF THE PARTIES

   SECTION 5.1. Conduct Of The Business Of The Company.

   (a) Except with the prior written consent of Parent or except as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly contemplated or permitted by this Agreement, from the date hereof until the Closing Date, the Company shall, and shall cause its Subsidiaries to, conduct their businesses in the ordinary course consistent with past practice and shall use their commercially reasonable efforts to (i) preserve intact their business organizations and their relationships with their respective customers and suppliers and other Persons having significant business dealings with them and to keep available the services of their present officers and employees; (ii) maintain and keep their properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with their customary business practice; and (iii) keep in full force and effect insurance policies comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not (and will not permit any of its Subsidiaries to) take any action or knowingly omit to take any action that would make any of its representations and warranties contained herein false to an extent that would cause the condition set forth in Section 6.3(b) not to be satisfied.

   (b) The Company shall not, and shall not permit any of its Subsidiaries to, except with the prior written consent of Parent or except as set forth in
Section 5.1 of the Company Disclosure Schedule or as otherwise expressly contemplated or permitted by this Agreement, including Section 7.4:

      (i) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

      (ii) offer, sell, issue or grant, or authorize the sale, issuance or grant of, any shares of capital stock of or other equity interests in, or any securities convertible into or exchangeable or exercisable for (or, except in accordance with the terms of agreements in effect on the date of this Agreement and disclosed on the Company Disclosure Schedule, accelerate any right to convert or exchange or exercise securities for) any shares of capital stock of or other equity interest in, or any options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interests in, or other voting securities of, the Company or any of its Subsidiaries, or any "phantom" stock, "phantom" stock rights, SARs or stock-based performance units, other than issuances of shares of Common Stock upon the exercise of the Options outstanding at the date of this Agreement or pursuant to the ESPP, in each case, in accordance with the terms thereof (as in effect on the date of this Agreement).

      (iii) (A) incur any additional indebtedness or other obligation for borrowed money other than borrowings pursuant to existing lines of credit or lease lines (or replacement lines of credit and lease lines or other financing arrangements of amounts equal to or lesser than the Company's lines of credit and lease lines as of December 31, 2001) and other obligations incurred in the ordinary course of business, (B) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any indebtedness for borrowed money or debt securities of another Person (other than guarantees of any such indebtedness permitted to be incurred by a Subsidiary pursuant to this Agreement), enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in the Company or any of its Subsidiaries (other than investment grade commercial paper and government obligations in the ordinary course of business consistent with past practice);

      (iv) adopt, or propose that its stockholders adopt, any amendments to its articles or certificate of incorporation or bylaws or other organizational documents;

      (v) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a material portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any material amount of assets of any other Person (other than the purchase of inventories and supplies from suppliers or vendors in the ordinary course of business);

      (vi) liquidate, sell or lease or otherwise dispose of, or except as otherwise permitted by this Agreement, grant any Lien with respect to, any properties or assets of the Company or any of its Subsidiaries that are, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole, except for dispositions of excess or obsolete assets and sales of inventories in the ordinary course of business;

      (vii) except as contemplated by the Company's current capital budget or to replace or repair any damaged equipment, properties or other assets, make any capital expenditures in excess of $100,000 individually, or $200,000 in the aggregate;

      (viii) (A) increase the rate of compensation of, pay or agree to pay any bonus to, or provide any other material employee benefit to, any of its directors, officers or employees other than in the ordinary course of business in a manner consistent with past practice; (B) enter into or modify any employment or severance contracts with any of its present or former directors, officers or employees other than employment and consulting agreements entered into or amended in the ordinary course of business for employees or consultants of the Company or any of its Subsidiaries; provided that any such agreements or modifications shall not provide for the payment of any severance or termination pay as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby; (C) establish, adopt, enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, or any collective bargaining agreement in respect of any of its directors, officers or other employees;
   (D) grant any severance, retention or termination pay (other than as disclosed in Section 3.12 of the Company Disclosure Schedule) to, or enter into any severance agreement with, any employee; or (E), except in accordance with the terms of agreements in effect on the date of this Agreement and disclosed on the Company Disclosure Schedule, take any action to accelerate any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Benefit Plan of the Company or any of its Subsidiaries;

      (ix) effect any material change in its accounting methods, principles or practices in effect as of the date of this Agreement, except as required by changes in GAAP;

      (x) redeem, purchase or otherwise acquire, or offer or propose to redeem, purchase or otherwise acquire any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries (other than (A) any such acquisition by the Company or any of its Subsidiaries directly from any other Subsidiary in exchange for capital contributions or loans to such Subsidiary, (B) any purchase, forfeiture or retirement of shares of Common Stock or the Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing contract or agreement or any existing Benefit Plan of the Company or any of its Subsidiaries, in a manner otherwise consistent with the terms of this Agreement; or (C) the exercise of Options as provided for in Section 1.5(a) hereof.

      (xi) effect any reorganization or recapitalization; or split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests other than in connection with lost, stolen or destroyed certificates, provided, however, the Company shall require an affidavit and indemnity of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if reasonable, given the circumstances, the posting by such Person of a bond, in reasonable amount as determined by the Company, as indemnity against any claim that may be made against the Company with respect to such certificate.

      (xii) enter into, materially amend or terminate any Material Contract described in Section 3.15, except in the ordinary course of business;

      (xiii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

      (xiv) settle the terms of any material litigation affecting the Company or any of its Subsidiaries requiring the payment by the Company or any Subsidiary of an amount in excess of $100,000;

      (xv) make any material Tax election except in a manner consistent with past practice, change any material method of accounting for Tax purposes, settle or compromise any material Tax liability or materially change any of its methods of reporting income and deductions for United States federal income tax purposes from those methods employed in the preparation of its United States federal income Tax Returns for the year ended December 31, 2000, except as required by law;

      (xvi) take any action that would cause any condition set forth in Article VI not to be satisfied; and

      (xvii) agree in writing or otherwise to do any of the foregoing.

   SECTION 5.2. Conduct of the Business of Parent. From the date hereof until the Closing Date, Parent will not (and will not permit any of its Subsidiaries to take any action that would cause any condition set forth in Article VI not to be satisfied.

   SECTION 5.3. Proxy Statement/Prospectus; Registration Statement; Stockholders' Meeting.

   (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall jointly prepare and shall file with the SEC a document or documents that will constitute the Proxy Statement/Prospectus. Each of the parties hereto shall use commercially reasonable efforts to cause the Form S-4 to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Form S-4, the parties hereto shall take all action required under any applicable Federal and state securities laws in connection with the issuance of the Parent Shares pursuant to the Merger. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Form S-4 and the Proxy Statement/Prospectus. As promptly as practicable after the effective date of the Form S-4, Parent and the Company shall cause the Proxy Statement/Prospectus to be mailed to the stockholders of the Company. Each of the parties hereto shall cause the Proxy Statement/Prospectus to comply as to form and substance as to such party in all material respects with the applicable requirements of
(i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the Nasdaq Stock Market and NYSE.

   (b) The Proxy Statement/Prospectus shall include (i) the approval of this Agreement and the Merger and the recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of adoption of this Agreement, subject to the right of the Board of Directors of the Company to withdraw its recommendation and recommend a Superior Proposal determined to be such in compliance with Section 5.5 of this Agreement, and
(ii) the opinion of the Company Financial Advisor referred to in Section 3.24.

   (c) No amendment or supplement to the Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of Parent and the Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

   (d) The Company shall call and hold the Company Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval and adoption of this Agreement pursuant to the Proxy Statement/Prospectus, and the Company shall hold the Company Stockholders' Meeting as soon as practicable after the date on which the Form S-4 becomes effective. Nothing herein shall prevent the Company from adjourning or postponing the Company Stockholders' Meeting if there are insufficient shares of Common Stock necessary to conduct business at the Company Stockholders' Meeting. Unless the Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.5, the Company shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement pursuant to the Proxy Statement/Prospectus and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the Delaware Law or applicable stock exchange requirements to obtain such approval and adoption. The Company shall take all other action necessary or advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable law and the Company's Current Certificate of Incorporation and bylaws to effect the Merger.

   SECTION 5.4. Access to Information; Confidentiality Agreement.

   (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any of its Subsidiaries is a party or pursuant to applicable law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, the Company shall (and shall cause its Subsidiaries to) (i) provide to Parent (and its officers, directors, employees, affiliates, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times during normal business hours upon prior written notice to its and its Subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its Subsidiaries' business, properties, contracts, assets, liabilities and personnel as Parent or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty made in this Agreement.

   (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the confidentiality agreement between Parent and the Company made as of April 27, 2001 and amended by the Amendment to Mutual Confidentiality Agreement, dated January 14, 2002 (the "Confidentiality Agreement") with respect to the information disclosed pursuant to this Section 5.4.

   SECTION 5.5. No Solicitation.

   (a) From the date hereof until the Effective Time or, if earlier, the termination of this Agreement, the Company shall not (whether directly or indirectly through its Representatives), and the Company shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly, (i) solicit, initiate or encourage any Acquisition Proposal, (ii) participate or engage in discussions or negotiations with, or disclose any non-public information relating to the Company or its Subsidiaries or afford access to the properties, books or records of the Company or its Subsidiaries
(A) to any Person that has made an Acquisition Proposal or has advised the Company that it is or may be interested in making an Acquisition Proposal or
(B) to any Person, with the intent or purpose, directly or indirectly, of soliciting, initiating or encouraging an Acquisition Proposal, (iii) take any other action intended to facilitate or assist any inquiries with respect to or the making or submission of any Acquisition Proposal or to induce any Person or group to make or submit any Acquisition Proposal, (iv) agree to endorse, approve, or recommend any Acquisition Proposal, (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby (other than a confidentiality agreement as permitted hereby), or (vi) take any other action intended to assist, facilitate or encourage any effort or attempt by any other Person or group to do or seek any of the foregoing or authorize or permit any of its officers, directors or employees or any of its Subsidiaries, affiliates or Representatives to take any such action; provided that, nothing contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from, prior to the approval and adoption of this Agreement by the requisite vote of the stockholders of the Company, disclosing information or affording access with respect to the Company and its Subsidiaries in response to an unsolicited request therefor, or participating or engaging in discussions or negotiations, in each such case regarding an unsolicited Acquisition Proposal that constitutes, or that may reasonably be expected to lead to, a Superior Proposal, if, and only to the extent that (1) the Board of Directors of the Company shall have concluded in good faith, after considering applicable law and the advice of outside legal counsel knowledgeable in such applicable law (who may be the Company's regularly engaged outside legal counsel) that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to the Company's stockholders under applicable law and
(2) prior to taking such action the Company (x) delivers to Parent the notice required pursuant to Section 5.5(c) stating that it is taking such action, and
(y) receives from such Person or group an executed confidentiality agreement that is not less restrictive as to such Person or entity than the Confidentiality Agreement and that contains standstill restrictions which are not less restrictive as to such Person or entity than those contained in the letter agreement, dated as of January 14, 2002, by and between the Company and Baxter Healthcare Corporation, as amended.

   As used herein, "Acquisition Proposal" means any offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets of the Company and its Subsidiaries, taken as a whole, or of any Material Business or of any Subsidiary or Subsidiaries of the Company responsible for a Material Business, in a single transaction or series of related transactions; (iii) any tender offer (including a self tender offer), exchange offer or other transaction that, if consummated, would result in any Person or group beneficially owning more than twenty percent (20%) of the outstanding shares of any class of equity securities of the Company (or in the case of a Person or group which beneficially owns more than twenty percent (20%) of the outstanding shares of any class of equity securities of the Company as of the date hereof, would result in such Person or group increasing the percentage or number of shares of such class beneficially owned by such Person or group by more than five percent (5%) of the outstanding shares of such class); or (iv) any acquisition of twenty percent (20%) or more of the outstanding shares of capital stock of the Company.

   As used herein, a "Superior Proposal" means an Acquisition Proposal involving the acquisition of all of the shares of Common Stock then outstanding or all or substantially all of the assets of the Company and its Subsidiaries which the Board of Directors of the Company determines in good faith (after having received the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company and the holders of Common Stock (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal and the third party making such proposal and the conditions and prospects for completion of such proposal) than the transactions contemplated herein taken as a whole (taking into account any changes to the terms of this Agreement that have been proposed by Parent in response to such proposal).

   As used herein, "Material Business" means any business (or the assets needed to carry out such business) that contributed or represented twenty percent (20%) or more of the net sales, the net income or the assets (including equity securities) of the Company and its Subsidiaries taken as a whole.

      (b) Except as permitted by this Section 5.5, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, amend, change, modify or fail to make, or publicly propose to withdraw, amend, change, modify or fail to make, its approval or recommendation of this Agreement, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, (iii) take any action to render the provisions of any anti-takeover statute, rule or regulation inapplicable to any Person or group (other than Parent, Merger Sub or their affiliates) or to any Acquisition Proposal, or (iv) cause the Company to accept any Acquisition Proposal and/or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing sentence, prior to the adoption of this Agreement by the requisite vote of the stockholders of the Company, the Board of Directors of the Company may take any of such actions if, and only to the extent that (A) such Acquisition Proposal constitutes a Superior Proposal, (B) the Board of Directors of the Company shall have concluded in good faith, after considering applicable law and the advice of outside legal counsel knowledgeable in such applicable law (who may be the Company's regularly engaged outside legal counsel) that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to the Company's stockholders under applicable law, and (C) in the case of any action set forth in clause (iv) above, the Company shall, prior to or simultaneously with the taking of such action, (x) have paid or pay to Parent or its designee the Termination Fee referred to in Section 7.3, and (y) have complied with its obligations under Section 7.1(g) and (D) the Company is not in breach of this Section 5.5.

   (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) above, the Company shall promptly (and in any event, within 48 hours) advise Parent orally and in writing of the executive officers of the Company receiving any Acquisition Proposal, or any inquiry or request for information with respect to, or which could reasonably be expected to lead to the Company receiving or otherwise becoming aware of any

Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, inquiry or request, and the identity of the Person making any such Acquisition Proposal, inquiry or request and the Company's response or responses thereto. The Company will keep Parent reasonably fully informed of the status and details (including material amendments or modifications) of any such Acquisition Proposal, inquiry or request. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing (other than Parent or Merger Sub or any of their affiliates or Representatives).

   (d) Nothing contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders required by applicable law. Notwithstanding the foregoing sentence, neither the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, the approval or recommendation of the Board of Directors of the Company of the Merger unless and until the Company and the Board of Directors of the Company have complied with this Section 5.5.

   (e) The Company agrees not to release any third party from, or waive any provision of, any standstill agreement to which the Company is a party.

   (f) Notwithstanding anything set forth in this Section 5.5 to the contrary, the Company may, at any time after the date that is ninety (90) days after the date hereof, upon delivery of written notice to Parent, solicit, initiate and encourage, or participate or engage in discussions or negotiations solely regarding, or provide non-public information or afford access in connection therewith, any Person providing equity and/or debt financing to the Company not to exceed ten million dollars ($10,000,000) in the aggregate; provided: (i) that such Person does not conduct operations in the biotechnology, biosurgery, medical device, pharmaceutical or related industries (or is not "controlled" by any such entity, as such term is defined in Rule 405 of the regulations promulgated under the Securities Act); (ii) the Company reasonably believes that such Person will be providing such financing for passive investment purposes and not with a view of effecting any transaction that could constitute an Acquisition Proposal; (iii) the Company shall not enter into any contract, agreement or arrangement in respect of any such proposed equity issuance; and
(iv) prior to engaging in any such discussions or negotiations, or providing any such non-public information or affording any such access, the Company shall have entered into a confidentiality agreement with such Person or Persons that
(A) includes a representation from such Person that it is providing such financing for passive investment purposes and not with a view of effecting an Acquisition Proposal, and (B) contains terms that are not materially less favorable to the Company than those contained in the Confidentiality Agreement; provided, further, that the Company shall notify Parent upon entering into any confidentiality agreement described in clause (iv).

   SECTION 5.6.  Director and Officer Liability.

   (a) Parent and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee as provided in the current Certificate of Incorporation or bylaws of the Company or any agreement between an Indemnitee and the Company or a Subsidiary of the Company as in effect as of the date hereof, and as set forth on Section 3.15 to the Company Disclosure Schedule, shall survive the Merger and continue in full force and effect in accordance with its terms.

   (b) For six years after the Effective Time, Parent shall or shall cause the Surviving Corporation to indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors, employees or agents of the Company and any of its Subsidiaries (the "Indemnitees") to the same extent as set forth in Section 5.6(a) above. In the event any claim in respect of which indemnification is available pursuant to the foregoing provisions is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are fully satisfied.

   (c) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in no event will the Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of one hundred and seventy five percent (175%) of the annual premium currently paid by the Company.

   (d) The obligations of Parent and the Surviving Corporation under this
Section 5.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 5.6 applies shall be third party beneficiaries of this Section 5.6) unless such modification or termination is required by law.

   SECTION 5.7. Commercially Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

   SECTION 5.8. Certain Filings.

   (a) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement/Prospectus and the Form S-4, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement/Prospectus and the Form S-4 and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the provisions of this Section 5.8, each party hereto shall file with the Department of Justice and the Federal Trade Commission a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby within ten (10) days after the date of this Agreement, and each party will use its commercially reasonable efforts to take or cause to be taken all actions necessary, including to promptly and fully comply with any requests for information from regulatory Governmental Entities, to obtain any clearance, waiver, approval or authorization relating to the HSR Act that is necessary to enable the parties to consummate the transactions contemplated by this Agreement. Without limiting the provisions of this Section 5.8, each party hereto shall use its commercially reasonable efforts to promptly make the filings required to be made by it with all foreign Governmental Entities in any jurisdiction in which the parties believe it is necessary or advisable.

   (b) The Company and Parent shall each use its commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Merger or any other transaction contemplated by this Agreement under any Antitrust Law. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law, the Company and Parent shall each cooperate to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger or any other transaction contemplated by this Agreement, including by pursuing all reasonable avenues of administrative and judicial appeal. Notwithstanding anything to the contrary in this Agreement, none of Parent, any of its Subsidiaries or the Surviving Corporation, shall be required (and the Company shall not, without the prior written consent of Parent, agree, but shall, if so directed by Parent, agree) to hold separate or divest any of their respective assets, businesses or operations (or any material part, portion or category thereof) or enter into any consent decree or licensing or other arrangement with respect to any of their assets, businesses or operations (or any material part, portion or category thereof).

   (c) Each of the Company and Parent shall promptly inform the other party of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

   (d) The Company shall give and make all required notices to the appropriate Persons with respect to the consents and approvals set forth in Section 3.3 of the Company Disclosure Schedule, except where such notices are required by the appropriate Persons to be given by Parent or Merger Sub. Subject to the other terms of this Agreement, each of the Company, Parent and Merger Sub shall cooperate and use their respective commercially reasonable efforts to make all filings, to obtain all actions or nonactions, waivers, Permits and orders of Governmental Entities as shall be necessary to consummate the transactions contemplated hereby and to take all reasonable steps as shall be necessary to obtain any approvals or waivers as shall be required from, or to avoid any actions or proceedings by, any Governmental Entity. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing.

   (e) The Company and its Board of Directors (i) shall take all action necessary to ensure that Section 203 of the DGCL does not become applicable to the Merger, this Agreement and the transactions contemplated hereby and (ii) shall take all action reasonably necessary to ensure that no other state takeover statute or similar statute, rule or regulation is or becomes applicable to the Merger, this Agreement, and the transactions contemplated hereby. If any state takeover statute or similar statute, rule or regulation becomes applicable to the Merger, this Agreement, or any other transactions contemplated hereby, the Company and its Board of Directors shall take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions, including the transactions contemplated by this Agreement.

   (f) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate competition or actions having the purpose or effect of monopolization or restraint of trade.

   SECTION 5.9. Public Announcements. Neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation with the other party, provided, however, that nothing herein shall prohibit any party, following notification to the other party, from making any disclosure, as may be required by law or by any listing agreement with, or the policies of, a national securities exchange.

   SECTION 5.10. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation, as a result of, or in connection with, the Merger.

   SECTION 5.11. Employee Matters.

   (a) Parent shall, or shall cause the Company to, give individuals who are employed by the Company or any of its Subsidiaries as of the Effective Time and who remain employees of the Company or such Subsidiary following the Effective Time (each such employee, an "Affected Employee") full credit for such Affected Employees' service with the Company for purposes of vacation accrual under Parent's vacation policy to the extent each such Affected Employee has been credited with service under the Company's vacation policy immediately prior to the Effective Time. Parent shall offer Affected Employees the opportunity to elect to participate in Parent's Incentive Investment Plan as soon as administratively feasible following the date on which such Affected Employees are transferred to Parent's payroll.

   (b) Following the Effective Time, Parent shall provide (or shall cause the Company to provide) benefits to the Affected Employees that are substantially similar (including salary, health and welfare benefits and 401(k) plan participation), taken as a whole, to the benefits currently provided to employees of Parent performing functions similar to those to be performed by such Affected Employees after the Effective Time.

   (c) The Surviving Corporation shall not, and shall not permit any of its Subsidiaries to, at any time prior to 90 days following the date of the Closing, without complying fully with the notice and other requirements of the Worker Adjustment Retraining and Notification Act of 1988 (the "WARN Act"), effectuate (a) a "plant closing" as defined in the WARN Act affecting any single site of employment or one or more facilities or operating units within any single site of employment of the Surviving Corporation or any of its Subsidiaries; or (b) a "mass layoff" as defined in the WARN Act affecting any single site of employment of the Surviving Corporation or any of its Subsidiaries; or any similar action under applicable state, local or foreign law requiring notice to employees in the event of a plant closing or layoff.

   (d) Parent agrees to cause the Surviving Corporation to honor and perform the Company's obligations under the Retention Bonus Plan referred to in Section
5.1 of the Company Disclosure Schedule in accordance with its terms as in effect on the date hereof.

   SECTION 5.12. Tax-Free Reorganization Treatment. Each of Parent and the Company shall take all reasonable actions necessary to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(d) and 6.3(d) hereof, and neither party will take any action inconsistent therewith.

   SECTION 5.13. Blue Sky Permits. Parent shall use its commercially reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger, and will pay all expenses incident thereto.

   SECTION 5.14. Listing. Parent shall use its commercially reasonable efforts to cause the Parent Shares to be issued in the Merger, including, if applicable, upon the exercise of Options, to be listed on the applicable exchange or market, subject to notice of official issuance thereof, prior to the Closing Date.

   SECTION 5.15. Certain Notifications. Between the date hereof and the Effective Time, each party shall promptly notify the other parties hereto in writing after becoming aware of the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or could reasonably be expected to result in, any of the conditions specified in Article VI not being satisfied. The delivery of any notice pursuant to this Section 5.15 shall not cure any breach of any representation or warranty of the party giving such notice contained in this Agreement or otherwise limit or affect the remedies available hereunder.

   SECTION 5.16. No Redemption of Rights Plan. Subject to Section 5.5, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement, the Company shall not (a) redeem, amend or waive any provisions of the Rights Plan (other than as set forth in Section 3.21 solely in connection with the transactions contemplated by this Agreement, but not with respect to any Acquisition Proposal), except to the extent the Board of Directors of the Company shall have concluded in good faith, after considering applicable law and the advice of outside legal counsel knowledgeable in such applicable law (who may be the Company's regularly engaged outside legal counsel) that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to the Company's stockholders under applicable law, or (b) implement or adopt any so called "poison pill," shareholder rights plan or other similar plan. Within five (5) business days of the date hereof, the Company shall amend the Rights Plan as required under Section 3.21(b).

   SECTION 5.17. Request for Designation. Within fifteen (15) days of the date hereof, the Company shall file with the FDA a letter substantially in the form attached to Section 5.17 of the Company Disclosure Schedule, with such changes as shall be mutually agreed on by Parent and the Company.

   SECTION 5.18. Rule 145 Affiliates. The Company shall use commercially reasonable efforts to cause (i) each Person identified on Section 3.29 of the Company Disclosure Schedule and (ii) each Person who, to the knowledge of the Company, may be deemed to have become an affiliate (as such term is used under Rule 145 of the Securities Act) of the Company after the date of this Agreement and prior to the Effective Time, to deliver, to Parent, at least fifteen (15) days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit A to this Agreement (the "Affiliate Letter"). Notwithstanding the foregoing, Parent shall be entitled to place legends as specified in the Affiliate Letter on the certificates evidencing any of the Parent Shares to be received by any Person identified on Section 3.29 of the Company Disclosure Schedule, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Shares, consistent with the terms of the Affiliate Letter.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

   SECTION 6.1. Conditions To Each Party's Obligations. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

      (a) This Agreement shall have been adopted by the requisite vote of the stockholders of the Company in accordance with applicable law;

      (b) The SEC shall have declared the Form S-4 effective. No stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceeding for such purpose shall have been initiated or threatened in writing by the SEC.

      (c) No Governmental Entity shall have enacted, issued, promulgated or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early and all material foreign antitrust or other regulatory approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

      (d) The Parent Shares issuable in accordance with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

   SECTION 6.2. Conditions To The Company's Obligation To Consummate The Merger. The obligation of the Company to consummate the Merger shall be further subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

      (a) Parent and Merger Sub shall each have performed in all material respects its respective agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof;

      (b) The representations and warranties of Parent and Merger Sub contained in Article IV hereof shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (or, to the extent such representations and warranties expressly speak as of an earlier date, they shall be true in all respects as of such earlier date), except (i) as otherwise expressly contemplated by this Agreement and (ii) for such failures to be true and correct which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect (without for this purpose giving effect to qualifications or limitations as to materiality or the absence of a Material Adverse Effect contained in such representations and warranties);

      (c) The Company shall have received certificates signed by any senior executive of Parent, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.2(a) and 6.2(b) hereof have been satisfied or waived;

      (d) The Company shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, its tax counsel, in form and substance reasonably satisfactory to it, dated the Closing Date, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code provided, however, that if Wilson Sonsini Goodrich & Rosati, Professional Corporation does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if Dechert renders such opinion to the Company. The Company agrees to make such reasonable representations as may be requested by tax counsel in connection with the opinions referred to above; and

      (e) No Parent Material Adverse Effect shall have occurred and be continuing.

   SECTION 6.3. Conditions To Parent's And Merger Sub's Obligations To Consummate The Merger. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction, or to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

      (a) The Company shall have performed in all material respects each of its agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof;

      (b) The representations and warranties of the Company contained in
   Article III hereof shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (or, to the extent such representations and warranties expressly speak as of an earlier date, they shall be true in all respects as of such earlier date), except (i) as otherwise expressly contemplated by this Agreement and (ii) for such failures to be true and correct which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (without for this purpose giving effect to qualifications or limitations as to materiality or the absence of a Company Material Adverse Effect contained in such representations and warranties;

      (c) Parent shall have received a certificate signed by the chief executive officer of the Company, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.3(a) and 6.3(b) hereof have been satisfied or waived;

      (d) Parent shall have received an opinion of Dechert, its tax counsel, in form and substance reasonable satisfactory to it, dated the Closing Date, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code; provided, however, that if Dechert does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Parent and Merger Sub if Wilson Sonsini Goodrich & Rosati, Professional Corporation renders such opinion to Parent. Parent agrees to make such reasonable representations as may be requested by tax counsel in connection with the opinions referred to above;

      (e) No Company Material Adverse Effect shall have occurred and be continuing.

                                  ARTICLE VII

                                  TERMINATION

   SECTION 7.1. Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, whether before or after the Company has obtained stockholder approval:

      (a) by the mutual consent of the Company, Merger Sub and Parent in a writing duly authorized by the Board of Directors of each party;

      (b) by either the Company or Parent, if the Closing has not been consummated by August 26, 2002, or such other date, if any, as the Company and Parent shall agree upon, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its covenants or agreements set forth herein;

      (c) by either the Company or Parent, if there shall be any applicable law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or if any judgment, injunction, order or decree enjoining Parent, Merger Sub or the Company from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

      (d) by either the Company or Parent, if the adoption of this Agreement by the stockholders of the Company shall not have been obtained at a duly held meeting of stockholders of the Company called for that purpose or any adjournment thereof;

      (e) by Parent if the Company has, or by the Company, if Parent or Merger Sub has, in any material respect, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if (x) to the extent such breach is capable of being cured, such breach has not been cured by the earlier of twenty (20) days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time and (y) such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article VI hereof;

      (f) by Parent, if (i) the Board of Directors of the Company (or any committee thereof) shall have withdrawn, amended, changed, modified in a manner adverse to Parent or Merger Sub, or failed to make, the recommendations of the Board of Directors of the Company referred to in
   Section 3.18, (ii) the Board of Directors of the Company (or any committee thereof) shall have recommended to the stockholders of the Company any Acquisition Proposal or shall have publicly announced an intention to do so,
   (iii) a tender offer or exchange offer for fifty percent (50%) or more of the outstanding shares of Common Stock is announced or commenced and, either
   (A) the Board of Directors of the Company (or any committee thereof) recommends acceptance of such tender offer or exchange offer by its stockholders or (B) within ten (10) business days of such commencement, the Board of Directors of the Company (or any committee thereof) shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders, (iv) the Board of Directors of the Company shall have failed to publicly reaffirm the recommendations of the Board of Directors of the Company referred to in Section 3.18 within ten (10) business days after Parent requests in writing that such recommendations be reaffirmed at any time following the date on which it is publicly announced or the Company otherwise discovers that any person or group (which includes a "person" or "group" as such terms are defined in Section 13(d)(3) of the Exchange Act), including by filing a Schedule 13D under the Exchange Act, other than Parent, Merger Sub or any of their affiliates, or any group of which any of them is a member and other than passive stockholders reporting their holdings on Schedule 13G, shall have acquired beneficial ownership of more than twenty percent (20%) of the outstanding shares of Common Stock, or
   (v) the Company shall have breached the provisions of Section 5.5 of this Agreement in any material respect; or

      (g) by the Company, for the purpose of accepting a Superior Proposal; provided, that such termination under this Section 7.1(g) shall not be effective unless (i) the Company and its Board of Directors shall have complied with all their obligations under Section 5.5(b) and the Company shall have paid the Termination Fee pursuant to Section 7.3; (ii) the Company provides the Parent with at least three (3) business days' prior written notice prior to terminating this Agreement, which notice shall be accompanied by (x) a copy of the proposed acquisition agreement with respect to the Superior Proposal that the Company proposes to accept, and (y) the Company's written certification that it has made the determinations with respect to such Superior Proposal set forth in clauses (A) and (B) of the proviso in Section 5.5(b), and the irrevocable representation that the Company will, in the absence of any other superior Acquisition Proposal, execute such Acquisition Agreement unless Parent modifies this Agreement such that the Company's Board of Directors reasonably believes in good faith after consultation with its independent legal counsel and financial advisors that the Merger (as so modified) is at least as favorable as such Superior Proposal.

   The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

   SECTION 7.2. Effect of Termination. Except for any willful breach of this Agreement by any party hereto (which willful breach and liability therefor shall not be affected by the termination of this Agreement or the payment of any Termination Fee), if this Agreement is terminated pursuant to Section 7.1 hereof, then this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that notwithstanding such termination the agreements contained in Sections 5.4(b), 7.2, 7.3 and 8.7 hereof shall survive the termination hereof.

   SECTION 7.3. Fees.

   (a) In the event of a termination of this Agreement by the Company pursuant to Section 7.1(g) hereof, the Company shall pay to Parent an amount equal to five million dollars ($5,000,000) (the "Termination Fee"), prior to or simultaneously with such termination (by check or wire transfer of same day funds).

   (b) In the event of a termination of this Agreement by Parent pursuant to
Section 7.1(f) hereof, then the Company shall pay to Parent the Termination Fee, within five (5) business days after such termination (by check or wire transfer of same day funds).

   (c) In the event of termination of this Agreement pursuant to Section 7.1(b) or Section 7.1(d) hereof, or a termination of this Agreement by Parent pursuant to clause (i) of Section 7.1(e) hereof in the event of an intentional or willful breach of this Agreement by the Company, where such breach is intended to facilitate, assist or otherwise benefit, or such breach has the effect, directly or indirectly, of facilitating or assisting or otherwise benefiting, an Acquisition Proposal or the Person making such Acquisition Proposal, and if
(i) the Company shall have received an Acquisition Proposal from any person or group which shall not have expired or been revoked prior to such termination of this Agreement and (B) within nine (9) months after such termination an Acquisition Proposal is consummated or the Company enters into a definitive agreement providing for an Acquisition Proposal (whether or not involving such Person or group) which is subsequently consummated, then the Company shall pay to Parent the Termination Fee within five (5) business days after consummation of such transaction (by check or wire transfer of same day funds).

   (d) Except as provided otherwise in this Section 7.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred (i) in relation to the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Form S-4 (including financial statements and exhibits) and any amendments or supplements thereto or (ii) for the premerger notification and report forms under the HSR Act.

   SECTION 7.4. Interim Financing. The parties hereby agree that with respect to any additional financing the Company may require prior to the Closing, Parent shall allow for and, under certain circumstances provide, financing pursuant to the terms and conditions set forth in Section 7.4 of the Company Disclosure Schedule (such additional financing, if provided by Parent, being referred to as the "Parent Loan," if provided by the Company's existing lender, being referred to as the "Additional SVB Funds," and if provided by any other party, being referred to as the "Additional Financing," and shall collectively be referred to herein as the "Interim Financing"). Promptly after execution of this Agreement, the parties shall negotiate in good faith and use their commercially reasonable efforts to enter into definitive agreements with respect to the Parent Loan within thirty (30) days of the date hereof on the principal terms and conditions set forth on Section 7.4 of the Company Disclosure Schedule.

                                 ARTICLE VIII

                                 MISCELLANEOUS

   SECTION 8.1. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery, (b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or (d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

   If to the Company, to:

      Fusion Medical Technologies, Inc.
      34175 Ardenwood Boulevard
      Fremont, CA 94555
      Fax: (510) 818-4700
      Attention: Phil Sawyer, President and CEO

   with a copy to:

      Wilson Sonsini Goodrich & Rosati
      650 Page Mill Road
      Palo Alto, California 94304
      Fax: (650) 493-6811
      Attention: David J. Saul, Esq.

   and:

      Wilson Sonsini Goodrich & Rosati
      One Market
      Suite 3300
      San Francisco, California 94105
      Fax: (415) 947-2099
      Attention: Michael S. Dorf, Esq.

   If to Parent or Merger Sub, to:

      Baxter International Inc.
      One Baxter Parkway
      Deerfield, IL 60015
      Fax: (847) 948-2750
      Attention: General Counsel

   with a copy to:

      Dechert
      4000 Bell Atlantic Tower
      1717 Arch Street
      Philadelphia, PA 19103
      Fax: (215) 994-2222
      Attention: James J. Lawless, Jr., Esq.

   SECTION 8.2. Survival Of Representations And Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. All other covenants and agreements contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Effective Time, shall survive the Merger in accordance with their terms. Notwithstanding the foregoing, no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Parent, Merger Sub or the Company (or any director, officer or controlling Person thereof) of any defense in law or equity which otherwise would be available against the claims of any Person, including any shareholder or former shareholder of either the Parent or the Company, the aforesaid representations, warranties and covenants being material inducements to the consummation by the Parent, Merger Sub and the Company of the transactions contemplated herein.

   SECTION 8.3. Interpretation. References herein to the "knowledge of the Company" shall mean the actual knowledge of the executive officers of the Company, provided that such Persons shall have duly inquired of those officers, managers or Representatives of the Company who are responsible for or would reasonably be expected to have actual knowledge of the matters represented. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

   The article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

   SECTION 8.4. Amendments, Modification And Waiver.

   (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or duly authorized by their respective Board of Directors, prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment shall be made except as allowed under applicable law.

   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

   SECTION 8.5. Successors And Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Company nor Parent may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

   SECTION 8.6. Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, including Section 7.3 hereof, and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

   SECTION 8.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

   SECTION 8.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

   SECTION 8.9. Third Party Beneficiaries. This Agreement is solely for the benefit of the Company and its successors and permitted assigns, with respect to the obligations of Parent and Merger Sub under this Agreement, and for the benefit of Parent and Merger Sub, and their respective successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not, except to the extent necessary to enforce the provisions of Article I and Section 5.6 hereof be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

   SECTION 8.10. Entire Agreement. This Agreement, including any exhibits or schedules hereto and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

   SECTION 8.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                            BAXTER INTERNATIONAL INC.

                               /S/  VICTOR W. SCHMITT
                            By: ________________________________________

                                  Victor W. Schmitt
                            Name: ______________________________________

                                  Authorized Officer
                            Title: _____________________________________

                            HB2002 CORPORATION

                               /S/  VICTOR W. SCHMITT
                            By: ________________________________________

                                  Victor W. Schmitt
                            Name: ______________________________________

                                  Vice President
                            Title: _____________________________________

                            FUSION MEDICAL TECHNOLOGIES, INC.

                               /S/  PHILIP M. SAWYER
                            By: ________________________________________

                                  Philip M. Sawyer
                            Name: ______________________________________

                                   President and CEO
                            Title: _____________________________________

                                    ANNEX B
                                   --------

          FUSION MEDICAL TECHNOLOGIES, INC. FORM OF VOTING AGREEMENT

                               VOTING AGREEMENT

   THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of February 26, 2002 by and between Baxter International Inc., a Delaware corporation ("Parent"), HB2002 Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub") and the undersigned stockholder and/or option holder (the "Stockholder") of Fusion Medical Technologies, Inc., a Delaware corporation (the "Company").

                                   RECITALS:

   A. Parent, the Company and Merger Sub are concurrently herewith entering into an Agreement and Plan of Merger dated as of the date hereof, as may be amended from time to time (the "Merger Agreement"), which provides for the merger of Merger Sub with and into the Company (the "Merger"), whereby each issued and outstanding share of common stock, par value $0.001 per share ("Company Common Stock") of the Company will be converted into the right to receive shares of common stock, par value $1.00 per share, of Parent (the "Parent Shares"), as set forth in the Merger Agreement.

   B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which meaning shall apply for all purposes of this Agreement) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, set forth opposite the Stockholder's name on the signature page of this Agreement.

   C. As a condition to its willingness to enter into the Merger Agreement, Parent and Merger Sub have required that the Stockholder enter into this Agreement.

   D. In consideration of the execution of the Merger Agreement by Parent and Merger Sub, the Stockholder (solely in his or her capacity as such, but not in any other capacity, including as director or officer of the Company) has agreed, among other things, to vote the Shares (as defined below) so as to facilitate consummation of the Merger.

   NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

          (b) "Person" shall mean any natural person, firm, individual, corporation, limited liability company, general or limited partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

          (c) "Proxy" shall have the meaning set forth in Section 4 hereof.

          (d) "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) beneficially owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

          (e) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly (i) sells, pledges, assigns, encumbers, grants an option with respect to, transfers, tenders into any tender of exchange offer or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, assignment of, encumbrance of, grant of an option with respect to, transfer of, tendering into any tender or exchange offer of or disposition of such security or any interest therein.

      2. Transfer of Shares.

          (a) Transferee of Shares to be Bound by this Agreement. Except as contemplated by this Agreement, the Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares, unless each Person to which any such Shares, or any interest therein, is or may be Transferred shall have (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request), and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement.

          (b) Transfer of Voting Rights. The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any stockholder agreement, voting agreement, power of attorney or similar arrangement or commitment in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

          (c) Additional Shares. While this Agreement is in effect, the Stockholder will promptly notify Parent of the number of any new Shares acquired directly or beneficially by the Stockholder, if any, after the date hereof.

      3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of the Company however called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy, the Shares:

          (a) in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

          (b) against approval of any Acquisition Proposal;

          (c) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and

          (d) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any material part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any change in the present capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or the Company's or any subsidiaries' articles or certificate of incorporation or bylaws, (E) any change in a majority of the persons who constitute the board of directors of the Company or any of its subsidiaries as of the date hereof (other than to fill vacancies), or (F) other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

      Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

      4. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Parent and Merger Sub the proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

      5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Merger Sub that, as of the date hereof and at all times until the Expiration Date:

          (a) The Stockholder is (and will be, unless Transferred pursuant to Section 2(a) hereof) the beneficial owner of, and has (and will have, unless Transferred pursuant to Section 2(a) hereof) good title to, all of the Shares, free and clear of any mortgage, pledge, hypothecation, security interest, charge, encumbrance, title retention agreement, voting trust agreement, option, lien or similar restriction or limitation, including any restriction on the right to vote, sell or otherwise dispose of the Shares (each, a "Lien"), except for Liens that would not, individually or in the aggregate, reasonably be expected to materially or adversely affect Parent's ability to exercise its rights hereunder and that would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the performance by the Stockholder of its obligations hereunder.

          (b) The Shares set forth opposite his or its name on signature page constitute all of the Shares beneficially owned by the Stockholder.

          (c) Except for the Shares, the Stockholder does not, other than as disclosed on the signature page hereto, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is such Stockholder subject to any binding contract, commitment, arrangement or restriction, other than this Agreement, that provides for the Stockholder to vote or acquire any securities of the Company. The Stockholder holds exclusive power to vote the Shares and has not granted a proxy to any other person to vote the Shares, subject to the limitations set forth in and except as contemplated by this Agreement.

          (d) The Stockholder has full legal capacity, power and authority (as applicable) to execute and deliver this Agreement and to perform his or its obligations hereunder and such execution delivery and performance have been authorized by the Stockholder, and no other proceedings or actions by the Stockholder are necessary therefor.

          (e) This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding agreement of Parent, is a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          (f) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of his or its obligations hereunder will conflict with, result in a violation or breach of, or result in the creation of any Lien on any Shares under, (i) any contract, commitment, agreement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound or (ii) any injunction, judgment, writ, decree, order or ruling applicable to the Stockholder; except, in each case, for conflicts, violations, breaches or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by the Stockholder of its obligations hereunder.

          (g) The Stockholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance of this Agreement.

      6. Representations and Warranties of Parent. Parent and Merger Sub represent and warrant to the Stockholder, as of the date hereof and as of the Closing, as follows:

          (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

          (b) This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of the Stockholder, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          (c) Neither the execution and delivery of this Agreement nor the performance by each of Parent and Merger Sub of its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) its certificate of incorporation or bylaws, (ii) any contract, commitment, agreement, or restriction of any kind to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound or (iii) any injunction, judgment, writ, decree, order or ruling applicable to Parent or Merger Sub; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by each of Parent and Merger Sub of its obligations hereunder.

      7. Legending of Shares. If so requested by Parent or Merger Sub, the Stockholder hereby agrees that the Shares shall bear the legend set forth below. Subject to the terms of Section 2 hereof, the Stockholder hereby agrees that the Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN VOTING AGREEMENT, DATED AS OF FEBRUARY 26, 2002, BY AND AMONG BAXTER INTERNATIONAL INC., HB2002 CORPORATION AND STOCKHOLDER AND TO AN IRREVOCABLE PROXY. ANY TRANSFER OF SUCH SECURITIES IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER."

   To the extent such Shares are not in certificate form, the Stockholder agrees to take all reasonable steps to place with the Company's transfer agent a stop transfer order on such Shares.

      8. No Solicitation. The Stockholder acknowledges that the Company is subject to the non-solicitation prohibitions set forth in Section 5.5 of the Merger Agreement and that the Stockholder has read and understands the terms thereof.

      9. Termination. This Agreement shall terminate and be of no further force or effect as of the Expiration Date.

      10. No Inconsistent Agreements. The Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions of this Agreement. The Stockholder agrees that the Stockholder shall not take any other action that would in any way destroy, materially diminish or impair the voting power or economic rights or other rights attributable to the Stockholder's Shares or materially restrict, limit or interfere with the performance of the Stockholder's obligations hereunder or the transactions contemplated hereby or which would otherwise materially diminish the benefits of this Agreement to Parent and Merger Sub.

      11. Publicity. The Stockholder (solely in his or her capacity as such, but not in any other capacity, including as director or officer of the Company) shall not issue any press release or otherwise make any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby without the consent of Parent and Merger Sub except as may be required by law or applicable stock exchange or NASDAQ rules.

      12. Miscellaneous.

          (a) All representations, warranties and covenants contained herein shall terminate upon the Expiration Date. The representations and warranties provided by the Stockholder herein are not in derogation or limitation of the representations and warranties given by the Stockholder or any letters of transmittal or similar documents executed and delivered by the Stockholder pursuant to the Merger.

          (b) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

          (c) Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

          (d) Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Parent.

          (e) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (f) Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledges that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Parent and Merger Sub and to preserve for Parent and Merger Sub the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and
       (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Parent and Merger Sub which cannot be adequately compensated by a monetary award. Accordingly, Parent, Merger Sub and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Parent and Merger Sub shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

          (g) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (h) Entire Agreement. This Agreement and the Proxy and the other understanding of Parent, Merger Sub and the Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Parent, Merger Sub and the Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

          (i) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

             If to Parent or
                                          Baxter International Inc.
             Merger Sub:
                                          One Baxter Parkway
                                          Deerfield, Illinois 60015-4633
                                          Attention: General Counsel
                                          Telephone No.: (847) 948-2000
                                          Telecopy No.: (847) 948-2450

             with a copy to:
                                          Dechert
                                          4000 Bell Atlantic Tower
                                          1717 Arch Street
                                          Philadelphia, Pennsylvania 19103
                                          Attention: James J. Lawless, Jr., Esq.
                                          Telephone No.: (215) 994-4000
                                          Telecopy No.: (215) 994-2222

   If to the Stockholder: To the address for notice set forth on the signature page hereof.

             with a copy to:
                                          Fusion Medical Technologies, Inc.
                                          34175 Ardenwood Boulevard
                                          Fremont, California 94555
                                          Attention: Larry J. Strauss
                                          Telephone No.: (510) 818-4600
                                          Telecopy No.: (510) 818-4700

             and to:
                                          Wilson Sonsini Goodrich & Rosati
                                          650 Page Mill Road
                                          Palo Alto, CA 94304
                                          Attention: David J. Saul, Esq.
                                          Telephone No.: (650) 493-9300
                                          Telecopy No.: (650) 493-6811

             and to:
                                          Wilson Sonsini Goodrich & Rosati
                                          One Market, Suite 3300
                                          San Francisco, CA 94114
                                          Attention: Michael S. Dorf, Esq.
                                          Telephone No.: (415) 947-2000
                                          Telecopy No.: (415) 947-2099

          (j) Further Assurances. The Stockholder (solely in his or her capacity as such, but not in any other capacity, including as director or officer of the Company) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Parent may deem necessary or desirable, in the reasonable opinion of Parent, to carry out and effectuate the purpose and intent of this Agreement. The rights and obligations of Stockholder contained herein are separate from and shall not affect, any rights and obligations, including any applicable fiduciary duties, that Stockholder may have under applicable law in such Stockholder's capacity as an officer or director of the Company. Any such rights and obligations, including any applicable fiduciary duties, that Stockholder may have under applicable law in any such other capacity shall not affect the rights and obligations of Stockholder contained herein.

          (k) Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

          (l) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                 [Remainder of Page Intentionally Left Blank]

   IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

BAXTER INTERNATIONAL          STOCKHOLDER:
  INC.

By:    ___________________    By:            _________________________________________
       SIGNATURE OF
       AUTHORIZED SIGNATORY                  SIGNATURE

Name:  ___________________    Name:          _________________________________________

Title: ___________________    Title:         _________________________________________

                              Address:       _________________________________________

HB2002 CORPORATION            Telephone:     _________________________________________

By:    ___________________    Facsimile No.: _________________________________________
       SIGNATURE OF
       AUTHORIZED SIGNATORY

Name:   ___________________   Shares beneficially owned:

Title:  ___________________                  shares of Company Common Stock
                              ---------------

                                             shares of Company Common Stock
                              ---------------
                                             issuable upon the exercise of outstanding
                                             options, warrants or other rights

                          *****VOTING AGREEMENT*****

                                   EXHIBIT A

                               IRREVOCABLE PROXY

   The undersigned stockholder of Fusion Medical Technologies, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Baxter International Inc., a Delaware corporation ("Parent"), and HB2002 Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy.

   This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent and Merger Sub entering into that certain Agreement and Plan of Merger (the "Merger Agreement"), by and among Parent, Merger Sub, and the Company, which provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger").

   Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

   The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined in the Voting Agreement).

   The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every meeting of stockholders of the Company however called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company:

      (i) in favor of approval of the Merger and the adoption and approval of the Merger Agreement and approval of the terms thereof, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

      (ii) against approval of any Acquisition Proposal;

      (iii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; and

      (iv) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any material part of the assets of the Company or any subsidiary of the Company,
   (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any change in the present capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or the Company's or any subsidiaries' articles or certificate of incorporation or bylaws, (E) any change in a majority of the persons who constitute the board of directors of the Company or any of its subsidiaries as of the date hereof (other than to fill vacancies), or (F) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

   The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                 [Remainder of Page Intentionally Left Blank]

   This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Date: February 26, 2002

                                          Signature of Stockholder: _________

                                          Print Name of Stockholder:  _______

                                          Shares beneficially owned:

                                          ________ shares of the Company Common
                                                   Stock

                                          ________ shares of the Company Common
                                                   Stock issuable upon the
                                                   exercise of outstanding
                                                   options, warrants or other
                                                   rights

                          *****VOTING AGREEMENT*****

                                    ANNEX C
                                   --------

OPINION OF FUSION MEDICAL TECHNOLOGIES, INC.'S FINANCIAL ADVISOR--J.P. MORGAN SECURITIES INC.

February 26, 2002

The Board of Directors
Fusion Medical Technologies, Inc.
34175 Ardenwood Boulevard
Fremont, CA 94555

Members of the Board of Directors:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (including the associated rights to purchase preferred shares, the "Company Common Stock"), of Fusion Medical Technologies, Inc. (the "Company") of the Exchange Ratio (as defined below) in the proposed merger (the "Merger") of the Company with a wholly-owned subsidiary ("Merger Sub") of Baxter International Inc. (the "Merger Partner"). Pursuant to the Agreement and Plan of Merger and Reorganization (the "Agreement"), among the Company, the Merger Partner and Merger Sub, the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by Merger Partner or Merger Sub, will be converted into the right to receive the fraction (the "Exchange Ratio") of a share of the Merger Partner's common stock, par value $1.00 per share (including the associated rights issued pursuant to the Rights Plan (as defined in the Agreement), (the "Merger Partner Common Stock"), equal to (a) $10.00 divided by (b) the average closing sale price of the Merger Partner Common Stock, as reported on the New York Stock Exchange, Inc. Composite Transactions Tape for the 10 consecutive trading days ending on and including the third trading day prior to the date of the meeting of the Company's stockholders in connection with the Merger.

   In arriving at our opinion, we have (i) reviewed drafts dated February 26, 2002 of the Agreement and the form of Voting Agreement between the Merger Partner and the executive officers, directors and certain principal stockholders of the Company (the "Voting Agreement"); (ii) reviewed certain publicly available business and financial information concerning the Company and the Merger Partner and the industries in which they operate; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company and the Merger Partner with publicly available information concerning certain other companies we deemed relevant;
(v) reviewed the current and historical market prices of the Company Common Stock and the Merger Partner Common Stock (including the historical implied exchange ratio) and certain publicly traded securities of such other companies;
(vi) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its businesses; and (vii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

   In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Merger Partner or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have also assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes, and that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement without waiver or modification of any material terms thereof. We have also assumed that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the Merger Partner or on the contemplated benefits of the Merger.

   Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Exchange Ratio in the proposed Merger and we express no opinion as to the underlying decision by the Company to engage in the Merger. We are expressing no opinion herein as to the price at which the Company Common Stock or the Merger Partner Common Stock will trade at any future time.

   In addition, we were not requested to and did not provide advice concerning the structure, the specific Exchange Ratio, or any other aspects of the Merger, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. We did not participate in negotiations with respect to the terms of the Merger and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might produce consideration for the Company's shareholders in an amount in excess of that contemplated in the Merger.

   We will receive a fee from the Company for the delivery of this opinion. We will receive an additional fee if the proposed Merger is consummated. Please be advised that we and our affiliates have provided, from time to time in the past, investment banking and commercial banking services to the Merger Partner, for which we received customary compensation, and are an agent bank and lender under certain of the Merger Partner's principal credit facilities. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

   On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Merger is fair, from a financial point of view, to the holders of the Company Common Stock.

   This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy, registration or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/  J.P. Morgan Securities Inc.

J.P. Morgan Securities Inc.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

      The restated certificate of incorporation of Baxter International Inc. (hereinafter referred to as the Registrant) provides that, except to the extent prohibited by Delaware law, the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under Delaware law, the directors have a fiduciary duty to the Registrant which is eliminated by this provision of the restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

      Delaware law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of the director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit. Delaware law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's restated certificate of incorporation or bylaws, any agreement, a vote of stockholders or otherwise. The Registrant's restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by Delaware law and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative of investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

      Under the merger agreement, the Registrant has agreed to, for a period of six years, indemnify and hold harmless present and former directors, officers, employees and agents of Fusion for all acts or omissions occurring prior to the closing of the merger, to the same extent these persons are indemnified and held harmless in Fusion's restated certificate of incorporation, bylaws and indemnity agreements of Fusion as in effect on the date of the merger agreement. Further, the Registrant has agreed to maintain officers' and directors' liability insurance to cover any such liabilities for six years following the closing of the merger, provided that the Registrant is not required to pay more than 175% of the annual premium of Fusion's current officers' and directors' liability policy.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a)   List of Exhibits


EXHIBIT
NUMBER  DESCRIPTION
------  -----------
 2.1    Agreement and Plan of Merger and Reorganization by and among Baxter International Inc., HB2002
        Corporation and Fusion Medical Technologies, Inc. dated as of February 26, 2002 (attached as
        Annex A to the document contained in this registration statement).
 4.1    Restated Certificate of Incorporation, as amended including Certificate of Designation of Series B
        Junior Participating Preferred Stock and Certificate of Elimination of Series A Junior Participating
        Preferred Stock, filed as exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2001 (file no. 1-4448).
 4.2    Provisions of the Amended and Restated By-laws of the Registrant defining the rights of the holders of Common Stock of the Registrant, filed as exhibit 3.3 to the Registrant's Annual Report on Form
        10-K for the year ended December 31, 2000 (file no. 1-4448).
 4.3    Rights Agreement dated as of December 9, 1998 between the Registrant and First Chicago Trust
        Company of New York, filed as exhibit 1 to the Registrant's Registration Statement on Form 8-A
        dated February 23, 1999 (file no. 1-4448).
 5.1*   Opinion of Thomas J. Sabatino, Jr., Senior Vice President and General Counsel of the Registrant.
 8.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 8.2    Opinion of Dechert.
 23.1   Consent of PricewaterhouseCoopers LLP.
 23.2   Consent of PricewaterhouseCoopers LLP.
 23.3*  Consent of Thomas J. Sabatino, Jr. (included in Exhibit 5.1).
 23.4*  Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 23.5*  Consent of Dechert.
 24.1*  Powers of Attorney.
 99.1*  Consent of J.P. Morgan Securities Inc.
 99.2   Form of Fusion Medical Technologies, Inc. Proxy Card.


* Previously filed.

ITEM 22. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (a)    (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                   -----------------
                   immediately above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                   Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)    (1)   That prior to any public reoffering of the securities
                   registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

             (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (e) To respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registrant's Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois on April 3, 2002.


                                          BAXTER INTERNATIONAL INC.

                                          /s/   Thomas J. Sabatino, Jr.

                                          _____________________________________

                                               THOMAS J. SABATINO, JR.


                                      Senior Vice President and General Counsel




                               POWER OF ATTORNEY




      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registrant's Registration Statement on Form S-4 has been signed by the following persons on behalf of the Registrant and in the capacities indicated on April 3, 2002.



SIGNATURE                     TITLE
---------                     -----

/s/  Harry M. Jansen Kraemer, Chairman of the Board of
  Jr.                         Directors, Chief   Executive
----------------------------- Officer (principal executive
HARRY M. JANSEN KRAEMER, JR.  officer)

/s/  Brian P. Anderson        Senior Vice President and
----------------------------- Chief Financial Officer
      BRIAN P. ANDERSON         (principal financial
                              officer and accounting
                              officer)

/s/  Walter E. Boomer*        Director
-----------------------------
      WALTER E. BOOMER


/s/  Pei-yuan Chia*           Director
-----------------------------
        PEI-YUAN CHIA

/s/  John W. Colloton*        Director
-----------------------------
      JOHN W. COLLOTON

/s/  Susan Crown*             Director
-----------------------------
         SUSAN CROWN





/s/  Brian D. Finn*           Director
-----------------------------
        BRIAN D. FINN

/s/  Gail D. Fosler*          Director
-----------------------------
       GAIL D. FOSLER

/s/  Martha R. Ingram*        Director
-----------------------------
      MARTHA R. INGRAM

/s/  Joseph B. Martin, M.D.,  Director
  Ph.D.*
-----------------------------
JOSEPH B. MARTIN, M.D., PH.D.

/s/  Thomas T. Stallkamp*             Director
-----------------------------------
        THOMAS T. STALLKAMP

/s/  Monroe E. Trout, M.D.*           Director
-----------------------------------
       MONROE E. TROUT, M.D.

/s/  Fred L. Turner*                  Director
-----------------------------------
          FRED L. TURNER

*By: /s/  Thomas J. Sabatino, Jr.
-----------------------------------

      NAME: THOMAS J. SABATINO, JR.
     ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
NUMBER  DESCRIPTION
------  -----------
 2.1    Agreement and Plan of Merger and Reorganization by and among Baxter International Inc., HB2002
        Corporation and Fusion Medical Technologies, Inc. dated as of February 26, 2002 (attached as
        Annex A to the document contained in this registration statement).
 4.1    Restated Certificate of Incorporation, as amended including Certificate of Designation of Series B
        Junior Participating Preferred Stock and Certificate of Elimination of Series A Junior Participating
        Preferred Stock, filed as exhibit 3.1 to the Registrant's quarterly report on form 10-Q for the quarter ended March 31, 2001 (file no. 1-4448).
 4.2    Provisions of the Amended and Restated By-laws of the Registrant defining the rights of the holders of Common Stock of the Registrant, filed as exhibit 3.3 to the Registrant's Annual Report on Form
        10-K for the year ended December 31, 2000 (file no. 1-4448).
 4.3    Rights Agreement dated as of December 9, 1998 between the Registrant and First Chicago Trust
        Company of New York, filed as exhibit 1 to the Registrant's Registration Statement on Form 8-A
        dated February 23, 1999 (file no. 1-4448).
 5.1*   Opinion of Thomas J. Sabatino, Jr., Senior Vice President and General Counsel of the Registrant.
 8.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
 8.2    Opinion of Dechert.
 23.1   Consent of PricewaterhouseCoopers LLP.
 23.2   Consent of PricewaterhouseCoopers LLP.
 23.3*  Consent of Thomas J. Sabatino, Jr. (included in Exhibit 5.1).
 23.4*  Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
 23.5*  Consent of Dechert
 24.1*  Powers of Attorney.
 99.1*  Consent of J.P. Morgan Securities Inc.
 99.2   Form of Fusion Medical Technologies, Inc. Proxy Card.



* Previously filed.